As filed with the Securities and Exchange Commission on February 3, 1999
                                                 Registration No. 333-69191
==============================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PFSB BANCORP, INC.
     PALMYRA SAVING AND BUILDING ASSOCIATION, F.A. EMPLOYEE'S SAVINGS AND
                              PROFIT-SHARING PLAN
      (Name of Small Business Issuer in its Certificate of Incorporation)


  MISSOURI                         6035                          31-627743
(State or Other         (Primary Standard Industrial          (IRS Employer
Jurisdiction of         Classification Code Number)        Identification No.)
Incorporation or
 Organization)



       123 W. Lafayette Street                   123 W. Lafayette Street
       Palmyra, Missouri 63461                   Palmyra, Missouri 63461
          (573) 769-2134                              (573) 769-2134
       (Address and Telephone                     (Address of Principal
        Number of Principal                        Place of Business or
        Executive Offices)                          Intended Principal
                                                    Place of Business)


                                Eldon R. Mette
                     Executive Vice President and Director
                 Palmyra Saving and Building Association, F.A.
                            123 W. Lafayette Street
                            Palmyra, Missouri 63461
                                (573) 769-2134
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                           Paul M. Aguggia, Esquire
                         Victor L. Cangelosi, Esquire

                        Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate Date Of Proposed Sale To Public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /______/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                        CALCULATION OF REGISTRATION FEE

 =======================================================================================================
   Title of each Class of        Amount to         Proposed        Proposed Maximum        Amount of
 Securities to be Registered   be Registered       Maximum       Aggregate Offering    Registration Fee
                                               Offering Price        Price (1)
                                                   Per Unit
--------------------------------------------------------------------------------------------------------
Common Stock
$.01 par Value                  859,625 Shares      $10.00           $8,596,250              (2)
--------------------------------------------------------------------------------------------------------
Participation Interest           32,178 Shares        --                                     (3)
========================================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee.

(2) The Registration fee of $2,758 was previously paid upon the initial filing of the Form SB-2 on December 18, 1998.

(3) The securities of PFSB Bancorp, Inc. to be purchased by the Palmyra Saving and Building Association, F.A. Employee's Savings and Profit-Sharing Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of the Plan.

The Registrant Hereby Amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 INTERESTS IN

                 PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.
                  EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

                                      AND

                         OFFERING OF 32,178 SHARES OF

                              PFSB BANCORP, INC.
                         COMMON STOCK ($.01 PAR VALUE)



     This prospectus supplement relates to the offer and sale to participants in the Palmyra Saving and Building Association, F.A. Employees' Savings and Profit-Sharing Plan of participation interests and shares of common stock of PFSB Bancorp.

     The Board of Directors of Palmyra Savings has adopted a plan that will convert the structure of Palmyra Savings from a mutual savings institution to a stock savings institution. As part of the conversion, PFSB Bancorp has been established to acquire all of the stock of Palmyra Savings and simultaneously offer PFSB Bancorp common stock to the public under the purchase priorities in Palmyra Savings' plan of conversion. Savings Plan participants may direct the trustee of the Savings Plan to invest funds in their Savings Plan accounts in PFSB Bancorp common stock. Based upon the value of the Savings Plan assets at December 31, 1998, the trustee of the Savings Plan could purchase up to 32,178 shares of PFSB Bancorp common stock at the purchase price of $10.00 per share. This prospectus supplement relates to the election of a Savings Plan participant to invest all or a portion of their Savings Plan funds in PFSB Bancorp common stock.

     The prospectus dated February ___, 1999 of PFSB Bancorp, which is attached to this prospectus supplement, includes detailed information regarding the conversion, PFSB Bancorp common stock and the financial condition, results of operations and business of Palmyra Savings. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

    PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY ___, 1999.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     This prospectus supplement may be used only in connection with offers and sales by PFSB Bancorp of interests or shares of common stock under the Savings Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. PFSB Bancorp, Palmyra Savings and the Savings Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Palmyra Savings or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

                               TABLE OF CONTENTS

THE OFFERING......................................................................   1
     Securities Offered...........................................................   1
     Election to Purchase PFSB Bancorp Common Stock in the Conversion of Palmyra
      Savings.....................................................................   1
     Value of Participation Interests.............................................   2
     Method of Directing Transfer.................................................   2
     Time for Directing Transfer..................................................   2
     Irrevocability of Transfer Direction.........................................   2
     Purchase Price of PFSB Bancorp Common Stock..................................   2
     Nature of a Participant's Interest in PFSB Bancorp Common Stock..............   3
     Voting and Tender Rights of PFSB Bancorp Common Stock........................   3
DESCRIPTION OF THE SAVINGS PLAN...................................................   3
     Introduction.................................................................   3
     Eligibility and Participation................................................   4
     Contributions Under the Savings Plan.........................................   4
     Limitations on Contributions.................................................   4
     Investment of Contributions..................................................   5
     Benefits Under the Savings Plan..............................................   7
     Withdrawals and Distributions From the Savings Plan..........................   7
     Administration of the Savings Plan...........................................   8
     Plan Administrator...........................................................   8
     Reports to Savings Plan Participants.........................................   8
     Amendment and Termination....................................................   8
     Merger, Consolidation or Transfer............................................   9
     Federal Income Tax Consequences..............................................   9
     Restrictions on Resale.......................................................  10
     SEC Reporting and Short-Swing Profit Liability...............................  10
LEGAL OPINIONS....................................................................  11

CHANGE OF INVESTMENT ALLOCATION FORM..............................................  15

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan and shares of PFSB Bancorp common stock. The interests offered under this prospectus supplement and the sale of shares by PFSB Bancorp are conditioned on the completion of the conversion of Palmyra Savings. Your ability to invest in the PFSB Bancorp Stock Fund Palmyra is also limited by the purchase priorities contained in the plan of conversion of Palmyra Savings.

     This prospectus supplement contains information about the Savings Plan. The attached prospectus contains information about the conversion of Palmyra Savings and the financial condition, results of operations and business of Palmyra Savings. The address of the principal executive office of Palmyra Savings is 123 W. Lafayette Street, Palmyra, MO 63461. The telephone number of Palmyra Savings is (573) 769-2134.

ELECTION TO PURCHASE PFSB BANCORP COMMON STOCK IN THE CONVERSION OF PALMYRA SAVINGS

     You may direct the trustee of the Savings Plan to invest all or part of the funds in your account in the PFSB Bancorp Stock Fund. Based upon your election, the trustee of the Savings Plan will subscribe for PFSB Bancorp common stock in the conversion offering. If the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock, the trustee will return the funds to your account for investment in your original investment choices. You do not have to invest any of your funds in the PFSB Bancorp Stock Fund. If you do not elect to invest in the PFSB Bancorp Stock Fund, your Savings Plan account will be invested, at your election, in the other investment options of the Savings Plan.

     If you elect to invest your funds in the PFSB Bancorp Stock Fund, you will generally be able to sell your shares at any time. You may reinvest the proceeds of a sale of shares in any of the other investment options offered by the Savings Plan. AT THIS TIME, WE DO NOT ANTICIPATE THAT YOU WILL BE ABLE TO PURCHASE ADDITIONAL SHARES OF PFSB BANCORP THROUGH THE SAVINGS PLAN.

     Your ability to invest in the PFSB Bancorp Stock Fund is based on your status as an eligible account holder or supplemental eligible account holder of Palmyra Savings.

     You are an eligible account holder if you had a deposit in Palmyra Savings of $50.00 or more on June 30, 1997.

     You are a supplemental eligible account holder if you had a deposit in Palmyra Savings of $50 or more on December 31, 1998.

     If you are not an eligible account holder or supplemental eligible account holder, you may be eligible to invest in the PFSB Bancorp Stock Fund if you were a depositor of Palmyra

Savings as of January 31, 1999 or if you were a borrower from Palmyra Savings with an outstanding loan on June 1, 1995 which was still outstanding on January 31, 1999. Persons in this category are referred to as other members of Palmyra Savings.

     No eligible account holders, supplemental eligible account holders or other members may purchase more than $60,000 of PFSB Bancorp common stock in the subscription offering. If you fall into one of the subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in the Savings Plan account to pay for PFSB Bancorp common stock for which you subscribe.

VALUE OF PARTICIPATION INTERESTS

     As of December 31, 1998, the market value of the assets of the Savings Plan equaled $321,788. The plan administrator has informed each participant of the value of his or her account in the Savings Plan as of December 31, 1998. The value of Savings Plan assets represents your past contributions to the Savings Plan, plus or minus earnings or losses on the contributions, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     The last two pages of this prospectus supplement is a form for you to direct an investment in the PFSB Bancorp Stock Fund (the "Change of Investment Allocation Form"). If you wish to invest all or part (in multiples of at least 1%) of your account in the PFSB Bancorp Stock Fund, you should complete the attached form. If you do not wish to make such an election, you do not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting your direction to invest funds in the PFSB Bancorp Stock Fund is ________________. If you want to invest in the PFSB Bancorp Stock Fund, you must return the attached form to Eldon R. Mette of Palmyra Savings by __:___ p.m. on _______ ___, 1999.

IRREVOCABILITY OF TRANSFER DIRECTION

     Your direction to invest your Savings Plan funds in the PFSB Bancorp Stock Fund cannot be changed after you have turned in your form.

PURCHASE PRICE OF PFSB BANCORP COMMON STOCK

     The trustee will pay $10 per share for shares of PFSB Bancorp common stock. This price is the price that will be paid by all other persons who purchase shares of PFSB Bancorp common stock in the conversion offering.

NATURE OF A PARTICIPANT'S INTEREST IN PFSB BANCORP COMMON STOCK

     The trustee will hold PFSB Bancorp common stock in the name of the Savings Plan. The shares you purchase will be allocated to your Savings Plan account. The value of your PFSB Bancorp shares will not be affected by the investments of other Savings Plan participants.

VOTING AND TENDER RIGHTS OF PFSB BANCORP COMMON STOCK

     You will direct the trustee of the Savings Plan about how to vote your PFSB Bancorp shares. If PFSB Bancorp or a third party offers to purchase some or all of the stock of PFSB Bancorp, you will direct the trustee about whether to tender your PFSB Bancorp shares. Your instructions to the trustee will be confidential.

                        DESCRIPTION OF THE SAVINGS PLAN

I.   INTRODUCTION

     Palmyra Savings established the Savings Plan in 1993. We added the PFSB Bancorp Stock Fund as an investment option in February 1999. We intend that the Savings Plan satisfy all the laws and regulations that relate to employer-sponsored retirement programs, including the Internal Revenue Code and the Employee Retirement Income Security Act or "ERISA." Palmyra Savings may change the Savings Plan from time to time in the future to make sure that we are in compliance with these laws. Palmyra Savings may also amend the Savings Plan from time to time in the future to add, change, or eliminate certain features of the plan. Federal law provides you with various rights and protections as a plan participant. However, your benefits under the Savings Plan are not guaranteed by any form of insurance, including by the federal government's Pension Benefit Guaranty Corporation.

     FEDERAL TAX LAW IMPOSES SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH PALMYRA SAVINGS. FEDERAL LAW MAY ALSO IMPOSE A 10% EXCISE TAX ON WITHDRAWALS YOU MAKE FROM THE SAVINGS PLAN BEFORE YOU REACH AGE 59 1/2 AGE REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING OR AFTER YOUR EMPLOYMENT WITH PALMYRA SAVING.

     Reference to Full Text of Plan.  The following portions of this prospectus
     ------------------------------
supplement provide an overview of the material provisions of the Savings Plan. Palmyra Savings qualifies this overview in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to Eldon R. Mette at Palmyra Savings. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

II.  ELIGIBILITY AND PARTICIPATION

     If you are age 21 or older, you may participate in the Savings Plan after you work for us for one year. You must, however, work for at least 1,000 hours during your first year of employment. If you are not age 21, but work 1,000 hours during your first year of employment, your participation will be postponed until you turn 21.

     __ of our employees participated in the Savings Plan during 1998.

III. CONTRIBUTIONS UNDER THE SAVINGS PLAN

     Savings Plan Participant Contributions.  You may contribute up to 15% of
     --------------------------------------
your annual pay, including salary, bonus or commissions, to the Savings Plan. Your contributions will be deducted from your regular paycheck. You may change the amount of your contributions at any time and your changes will be effective on the first day of the next month.

     Palmyra Savings Contributions.  Palmyra Savings may match your
     -----------------------------
contributions to the Savings Plan but we are not obligated to match your contributions. Palmyra Savings currently matches 50% of your contributions up to 4% of your annual pay.

IV.  LIMITATIONS ON CONTRIBUTIONS

     Limitation on Employee Salary Deferral.  Although you may contribute up to
     --------------------------------------
15% of your pay to the Savings Plan, federal tax law limits the dollar amount of your annual contribution to $10,000 in 1999. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions will be generally be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

     Limitations on Annual Additions and Benefits.  Under federal tax law, your
     --------------------------------------------
contributions and our contributions to the Savings Plan may not be greater 25% of your annual pay or, if less, $30,000. Contributions that we make to any other retirement program that we sponsor may also count against these limits.

     Special Rules About Highly-Paid Employees.  Special provisions of the
     -----------------------------------------
Internal Revenue Code limit contributions by employees who receive annual pay greater than $80,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

     If your annual pay is less than $60,000, we may be required to make a minimum contribution to the Savings Plan of 3% of your annual pay if the Savings Plan is considered to be a "top heavy" plan under federal tax law. The Savings Plan is considered "top heavy" if, in any year, the value of the Savings Plan accounts of employees making more than $60,000 represent more than 60 percent of the value of all accounts.

V.   INVESTMENT OF CONTRIBUTIONS

     All amounts credited to your Savings Plan account are held in trust. A trustee appointed by the Board of Directors of Palmyra Savings administers the trust and invests the Savings Plan assets

     The Savings Plan offers the following investment choices:

     S&P 500 STOCK FUND. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

     STABLE VALUE FUND. This fund invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. These contracts pay a steady rate of interest over a certain period of time, usually between three and five years. Its objective is short to intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

     S&P MIDCAP STOCK FUND. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term: to earn higher returns which reflect the growth potential of mid-sized companies.

     MONEY MARKET FUND. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short-term rates of return while preserving the value of your principal.

     GOVERNMENT BOND FUND. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

     INTERNATIONAL STOCK FUND. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

     INCOME PLUS ASSET ALLOCATION FUND. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The Fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

     GROWTH AND INCOME ASSET ALLOCATION FUND. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

     GROWTH ASSET ALLOCATION FUND. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

     PFSB BANCORP STOCK FUND. The Savings Plan now offers you the PFSB Bancorp Stock Fund as an additional investment choice. The PFSB Bancorp Stock Fund invests primarily in the common stock of PFSB Bancorp.

     A.   Previous Funds.
          --------------

     Before we added the PFSB Bancorp Stock Fund as an investment choice, your contributions under the Savings Plan were invested in the funds identified below. The annual percentage return on these funds for the prior three years was as follows:

                                                1998   1997   1996
                                               --------------------
     S&P 500 Stock Fund.......................  27.9%  32.7%  22.3%
     Stable Value Fund........................   5.9    6.2    6.5
     S&P MidCap Stock Fund....................  18.6   31.5   18.6
     Money Market Fund........................   5.5    5.5    5.6
     Government Bond Fund.....................  13.8   15.4   (2.3)
     International Stock Fund.................  19.3    3.6   10.6
     Income Plus Asset Allocation Fund........   9.7    8.9    8.3
     Growth and Income Asset Allocation Fund..  15.5   13.6   12.3
     Growth Asset Allocation Fund.............  24.3   19.0   18.0


     B.   The PFSB Bancorp Stock Fund.
          ---------------------------

     The PFSB Bancorp Stock Fund is invested in the common stock of PFSB Bancorp. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the PFSB Bancorp common stock. Accordingly, there is no record of the investment performance of the PFSB Bancorp Stock Fund. Performance of the PFSB Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of PFSB Bancorp and Palmyra Savings and market conditions for PFSB Bancorp common stock generally.

     INVESTMENTS IN THE PFSB BANCORP STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN THE COMMON STOCK OF PFSB BANCORP. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

VI.  BENEFITS UNDER THE PLAN

     Vesting.  The contributions that you make the Savings Plan are fully vested
     -------
and cannot be forfeited. You vest in your matching contribution according to the following schedule.

                    PERIOD              VESTED
                    OF SERVICE        PERCENTAGE
                    ----------        ----------
                    0-2 Years...           0%
                    3 Years.....         100%

VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Before Termination of Employment.  Your plan account provides
     --------------------------------------------
you with a source of retirement income. But, while you are employed by Palmyra Savings, if you need funds from your account before retirement, you may be eligible to receive a hardship distribution or a loan. You can apply for a hardship distribution or a loan from the Savings Plan by contacting Eldon R. Mette at Palmyra Savings. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance.

     Distribution Upon Retirement or Disability.  Upon retirement at 65 or
     ------------------------------------------
disability, you will receive a lump sum payment from the Savings Plan equal to the vested balance of your account.

     Distribution Upon Death.  If you die before your benefits are paid from the
     -----------------------
Savings Plan, your benefits will be paid to your surviving spouse or your designated beneficiary.

     Distribution Upon Termination for Any Other Reason.  If you terminate
     --------------------------------------------------
employment with Palmyra Savings for any reason other than retirement, disability or death and your account balance exceeds $5,000, the trustee will distribute your benefits when you turn 65, unless you request otherwise. If your account balance does not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits.  Your benefits are generally not available to
     -------------------------
your creditors and cannot be pledged as collateral for a loan. Your benefits may, however, be subject to federal tax withholding requirements. In addition, in the event of your divorce, some or all of your benefits may be transferred to your former spouse under the terms of a court order that meets certain requirements of federal law.

ADMINISTRATION OF THE SAVINGS PLAN

     Palmyra Savings serves as Savings Plan administrator and is a fiduciary of the Savings Plan. Palmyra Savings has appointed Bank of New York to serve as trustee of the Savings Plan and Bank of New York is also a Savings Plan fiduciary. Bank of New York will hold and invest contributions to the Savings Plan and distribute them to participants and their beneficiaries at retirement, termination of employment, death or disability.

     A fiduciary is a person, persons or entity that is responsible for the holding and investment of the Savings Plan's assets and the proper administration of the Savings Plan. A fiduciary is required to act prudently and in the best interests of Savings Plan participants.

PLAN ADMINISTRATOR

     As plan administrator, Palmyra Savings is responsible for the administration of the Savings Plan, interpretation of the provisions of the plan, developing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the Savings Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under federal law. Palmyra Savings relies on experienced retirement plan consultants to assist with some of these tasks.

REPORTS TO PLAN PARTICIPANTS

     We will provide you with a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions you made to the Savings Plan for that period, and any adjustments to your account to reflect earnings or losses.

AMENDMENT AND TERMINATION

     We intend to maintain the Savings Plan indefinitely. Nevertheless, we may decide to terminate the Savings Plan at any time or makes changes to the Savings Plan. If we terminate the Savings Plan, in whole or in part, your account will be fully vested and cannot be forfeited for any reason. We may make changes to the Savings Plan to comply with legal requirements or for other reasons but any changes cannot reduce your vested account balance or use the Savings Plan's funds for any purpose other than to pay your benefits.

MERGER OR TRANSFER INVOLVING THE SAVINGS PLAN

     Your account balance will not be affected if the Savings Plan is merged with another, similar plan or if the assets of the Savings Plan are transferred to another plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Savings Plan. The tax rules that affect your benefits under the Savings Plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your Savings Plan benefits. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO ANY DISTRIBUTION FROM THE SAVINGS PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     Federal tax law provides the Savings Plan with a number of special benefits:

     (1) we may deduct amounts contributed to the Savings Plan on your behalf;

     (2) you pay no current income tax on your contributions or Palmyra Savings contributions

     (3) the earnings on your Savings Plan accounts are not taxable until you receive a distribution.

     These benefits are conditioned on the Savings Plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the Savings Plan. However, if the rules are not satisfied, the special tax benefits available to the Savings Plan may be lost.

     Special Distribution Rules.  If you receive a distribution of all of your
     --------------------------
benefits from the Savings Plan, you may be eligible to spread the taxes on the distribution over the next five years. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if your are eligible for these special tax benefits and whether they are appropriate to your financial needs.

     PFSB Bancorp Common Stock Included in Lump Sum Distribution.  If a
     -----------------------------------------------------------
distribution of all of your benefits includes shares of PFSB Bancorp common stock, you will generally not be taxed on the increase in the value of the stock since its purchase until you sell the stock. You will be taxed on the amount of the distribution equal to your original cost for the stock when you receive your distribution.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA.  You may roll over virtually all distributions from the Savings Plan
----------
to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the Savings Plan.

RESTRICTIONS ON RESALE

     If you are an "affiliate" of PFSB Bancorp or Palmyra Savings, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the

PFSB Bancorp Stock Fund. Directors, officers and substantial shareholders of PFSB Bancorp are generally considered "affiliates." Any person who may be an "affiliate" of Palmyra Savings may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of Palmyra Savings you may freely sell any shares of PFSB Bancorp common stock distributed to them under the Savings Plan, either publicly or privately.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     If you are an officer, director or more than 10% owner of PFSB Bancorp, you may be required to report purchases and sales of PFSB Bancorp common stock through the Savings Plan to the Securities and Exchange Commission. In addition, you may be subject to special rules that provide for the recovery by PFSB Bancorp of profits realized by an officer director or a more than 10% owner from the purchase and sale or sale and purchase of the common stock within any six-month period. However, the rules exempt many transactions involving the Savings Plan from the reporting and profit recovery rules. You should consult with us regarding the impact of these rules on your transactions involving PFSB Bancorp common stock.

                                LEGAL OPINIONS

     The validity of the issuance of the common stock of PFSB Bancorp will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for Palmyra Savings in connection with the conversion of Palmyra Savings.

PSI FORM 7 (97) - H12                                         PALMYRA SAVING AND
                                                           BUILDING ASSOCIATION,
                                                                           F.A.,


CHANGE OF INVESTMENT ALLOCATION
MEMBER DATA (Please Type or Print Clearly):

     1.  Soc. Sec. Number  ___ ___ ____ - ___ ___ - ___ ___ ___ ___

     2.  Name___________________________________________________________________
               Last                 First               Middle Initial

     3.  Current Address________________________________________________________
                            Street         City           State         Zip Code


SECTION   I

NEW INVESTMENT DIRECTIONS (APPLICABLE TO ACCUMULATED BALANCES ONLY)


I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following Funds, to the extent permissible, be transferred out of the specified Fund and invested in the selected Funds in whole percentages.

THE TOTAL OF YOUR FUND TO FUND PERCENTAGES MUST TOTAL 100%.

______%    FROM                         ______%    FROM                         ______%   FROM
S&P 500    STOCK FUND TO:               STABLE VALUE FUND TO:                   S&P MIDCAP STOCK FUND TO:
______%    Stable Value Fund            ______%    S&P 500 Stock Fund           ______%   S&P 500 Stock Fund
______%    S&P MidCap Stock Fund        ______%    S&P MidCap Stock Fund        ______%   Stable Value Fund
______%    Money Market Fund            ______%    Government Bond Fund         ______%   Money Market Fund
______%    Government Bond Fund         ______%    International Stock Fund     ______%   Government Bond Fund
______%    International Stock Fund     ______%    Income Plus Fund             ______%   International Stock Fund
______%    Income Plus Fund             ______%    Growth and Income Fund       ______%   Income Plus Fund
______%    Growth and Income Fund       ______%    Growth Fund                  ______%   Growth and Income Fund
______%    Growth Fund                  ======%    PFSB Bancorp Stock Fund      ______%   Growth Fund
______%    PFSB Bancorp Stock Fund       100                                    ______%   PFSB Bancorp Stock Fund
======%                                                                         ======%
 100                                                                             100

______%    FROM                         ______%    FROM                         ______%   FROM
MONEY MARKET FUND TO:                   GOVERNMENT BOND FUND TO:                INTERNATIONAL STOCK FUND TO:
______%    S&P 500 Stock Fund           ______%    S&P 500 Stock Fund           ______%   S&P 500 Stock Fund
______%    Stable Value Fund            ______%    Stable Value Fund            ______%   Stable Value Fund
______%    S&P MidCap Stock Fund        ______%    S&P MidCap Stock Fund        ______%   S&P MidCap Stock Fund
______%    Government Bond Fund         ______%    Money Market Fund            ______%   Money Market Fund
______%    International Stock Fund     ______%    International Stock Fund     ______%   Government Bond Fund
______%    Income Plus Fund             ______%    Income Plus Fund             ______%   Income Plus Fund
______%    Growth and Income Fund       ______%    Growth and Income Fund       ______%   Growth and Income Fund
______%    Growth Fund                  ______%    Growth Fund                  ______%   Growth Fund
______%    PFSB Bancorp Stock Fund      ______%    PFSB Bancorp Stock Fund      ______%   PFSB Bancorp Stock Fund
======%                                 ======%                                 ======%
 100                                     100                                     100

______%    FROM                        ______%    FROM                                         ______%   FROM
INCOME PLUS ASSET ALLOCATION FUND TO:             GROWTH AND INCOME ASSET ALLOCATION FUND TO:   GROWTH ASSET ALLOCATION FUND TO:
______%    S&P 500 Stock Fund          ______%    S&P 500 Stock Fund                           ______%   S&P 500 Stock Fund
______%    Stable Value Fund           ______%    Stable Value Fund                            ______%   Stable Value Fund
______%    S&P MidCap Stock Fund       ______%    S&P MidCap Stock Fund                        ______%   S&P MidCap Stock Fund
______%    Money Market Fund           ______%    Money Market Fund                            ______%   Money Market Fund
______%    Government Bond Fund        ______%    Government Bond Fund                         ______%   Government Bond Fund
______%    International Stock Fund    ______%    International Stock Fund                     ______%   International Stock Fund
______%    Growth and Income Fund      ______%    Income Plus Fund                             ______%   Income Plus Fund
______%    Growth Fund                 ______%    Growth Fund                                  ______%   Growth and Income Fund
______%    PFSB Bancorp Stock Fund     ______%    PFSB Bancorp Stock Fund                      ______%   PFSB Bancorp Stock Fund
======%                                ======%                                                 ======%
 100                                    100                                                     100



Notes:
-----

No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, the S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund and/or PFSB Bancorp Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation form.

The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, the S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund, and/or PFSB Bancorp Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

MEMBER'S SIGNATURE


     _________________________                                    ______________
        Signature of Member                                            Date


PENTEGRA SERVICES IS HEREBY AUTHORIZED TO MAKE THE ABOVE LISTED CHANGE(S) TO THIS MEMBER'S RECORD.


     __________________________________________________________   ______________
     Signature of Palmyra Saving and Building Association, F.A.        Date
     Authorized Representative

PROSPECTUS                           [LOGO]

                               PFSB BANCORP, INC.
                 (PROPOSED HOLDING COMPANY FOR PALMYRA SAVINGS)

                        747,500 SHARES OF COMMON STOCK

Palmyra Saving and Building Association, F.A. is converting from the mutual form to the stock form of organization and will become a wholly-owned subsidiary of PFSB Bancorp, Inc.

                      WHO IS ELIGIBLE TO PURCHASE STOCK?

 .    FIRST PRIORITY: Depositors of Palmyra Saving with at least $50 on deposit on June 30, 1997, provided that PFSB Bancorp has registered the shares for sale under the securities laws of their state of residence.

 .    SECOND PRIORITY: Palmyra Saving's employee stock ownership plan.

 .    THIRD PRIORITY: Depositors of Palmyra Saving with at least $50 on deposit on December 31, 1998, provided that PFSB Bancorp has registered the shares for sale under the securities laws of their state of residence.

 .    FOURTH PRIORITY: Depositors of Palmyra Saving on January 31, 1999 and
     borrowers of Palmyra Saving's on June 1, 1995 whose loans were still outstanding on January 31, 1999, provided that PFSB Bancorp has registered the shares for sale under the securities laws of their state of residence.

 .    FIFTH PRIORITY: Residents of Marion, Lewis and Clark Counties, Missouri, or
     a trust of those residents, provided that PFSB Bancorp decides to extend the offering to them.

 .    SIXTH PRIORITY: All other people, provided that PFSB Bancorp has registered the shares for sale under the securities laws of their state of residence and that PFSB Bancorp decides to extend the offering to them.


                                OFFERING SUMMARY

                            Price Per Share:  $10.00
                  Expected Trading Market:  OTC Bulletin Board

                                       Minimum     Midpoint    Maximum
                                      ----------  ----------  ----------
Number of shares:                        552,500     650,000     747,500
Gross offering proceeds:              $5,525,000  $6,500,000  $7,475,000
Estimated underwriting commissions
  and other offering expenses:        $  535,000  $  535,000  $  535,000
Estimated net proceeds:               $4,990,000  $5,965,000  $6,940,000
Estimated net proceeds per share:     $     9.03  $     9.18  $     9.28


With the approval of the office of Thrift Supervision, PFSB Bancorp may increase the maximum number of shares by up to 15% to 859,625 shares.

Trident Securities, Inc. will use its best efforts to assist PFSB Bancorp in selling at least the minimum number of shares but does not guarantee that this number will be sold. Trident Securities is not obligated to purchase any shares of common stock in the offering. Trident Securities intends to make a market in the common stock.

The subscription offering will end at 12:00 Noon, Central Time, on March 16, 1999. If the conversion is not completed by May 20, 1999, and the Office of Thrift Supervision gives Palmyra Saving more time to complete the conversion, PFSB Bancorp will give all subscribers the opportunity to increase, decrease or cancel their orders. All extensions may not go beyond March 22, 2001. PFSB Bancorp will hold all funds received from subscribers in an interest-bearing savings account at Palmyra Saving until the conversion is completed or terminated. PFSB will return all funds promptly with interest if the conversion is terminated.
--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

For additional information about the conversion and the stock offering, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center at (573) 769-2655.

                           TRIDENT SECURITIES, INC.

               The date of this prospectus is ___________, 1999

                               TABLE OF CONTENTS

                                                 Page
                                                 ----
Summary..........................................
Risk Factors.....................................
Selected  Consolidated Financial Information.....
Recent Developments..............................
Use of Proceeds..................................
Dividend Policy..................................
Market for Common Stock..........................
Capitalization...................................
Historical and Pro Forma
Regulatory Capital Compliance....................
Pro Forma Data...................................
Shares to be Purchased by Management
 with Subscription Rights........................
Palmyra Saving and Building Association,
F.A. Consolidated Statements of Income...........
Management's Discussion and
Analysis of Financial Condition
and Results of Operations........................
Business of PFSB Bancorp.........................
Business of Palmyra Saving.......................
Management of PFSB Bancorp.......................
Management of Palmyra Saving.....................
Regulation.......................................
Taxation.........................................
The Conversion...................................
Restrictions on Acquisition
 of PFSB Bancorp.................................
Description of Capital Stock
 of PFSB Bancorp.................................
Registration Requirements........................
Legal and Tax Opinions...........................
Experts..........................................
Change in Accountants............................
Where You Can Find More
Information......................................
Index to Consolidated
Financial Statements.............................


[Map of Missouri showing county borders, with enlargement of Marion, Clark and Lewis Counties showing the location of the towns of Palmyra, Kahoka and Canton appears here]

--------------------------------------------------------------------------------

                                    SUMMARY


Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus carefully before you decide to invest. For assistance, please contact the stock information center at (573) 769-2655.

                                 THE COMPANIES

PFSB BANCORP, INC.            Palmyra Saving formed PFSB Bancorp to  be its
123 West Lafayette Street     holding company.  To date, PFSB Bancorp has only
Palmyra, Missouri 63461       conducted organizational activities.  After the
(573) 769-2134                conversion, it  will own all of Palmyra Saving's
                              capital stock and will direct, plan and coordinate
                              Palmyra Saving's business activities. After the conversion, PFSB Bancorp might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it currently has no specific plans or agreements to do so.

PALMYRA SAVING AND BUILDING   Palmyra Saving's business strategy is to operate
ASSOCIATION, F.A.             as a traditional, community-oriented savings
123 West Lafayette Street     association dedicated to financing home ownership
Palmyra, Missouri 63461       and providing quality customer service.  Palmyra
(573) 769-2134                Saving operates out of three offices in northeast
                              Missouri located in the towns of Palmyra (Marion
                              County), Canton (Lewis County) and Kahoka (Clark
                              County).   It considers Marion, Lewis and Clark
                              Counties as its primary market area for making loans and attracting deposits.

                              Palmyra Saving's principal business is attracting deposits from the general public and using those funds to originate residential mortgage loans.
                              It also purchases participation interests in residential, multi-family and commercial real estate loans, generally secured by properties located outside of its primary market area. At September 30, 1998, Palmyra Saving had total assets of $59.5 million, deposits of $52.7 million and total equity of $6.0 million.

                              For a discussion of Palmyra Saving's business strategy and recent results of operations, see "Management's Discussion And Analysis of Financial Condition And Results of Operations." For a discussion of Palmyra Saving's business activities, see "Business of Palmyra
                              Saving."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                THE CONVERSION


WHAT IS THE CONVERSION (PAGE ___)       The conversion is a change in Palmyra
                                        Saving's legal form of organization. As
                                        a mutual savings association, Palmyra
                                        Saving currently has no stock or
                                        stockholders. Instead, Palmyra Saving
                                        operates for the mutual benefit of its
                                        depositors who elect its directors and
                                        vote on other important matters. Through the conversion, Palmyra Saving will become a stock savings association, will change its name to "Palmyra Savings" and will be owned and controlled by the holder of its stock, PFSB Bancorp.
                                        Voting rights in PFSB Bancorp will
                                        belong to its stockholders.

                                        Palmyra Saving is conducting the
                                        conversion under the terms of its plan
                                        of conversion. The Office of Thrift
                                        Supervision has approved the conversion
                                        with the condition that Palmyra Saving's members approve the plan of conversion. Palmyra Saving has called a special meeting for March 22, 1999 to vote on the plan of conversion.

REASONS FOR THE CONVERSION (PAGE ___)   By converting to the stock form of
                                        organization, Palmyra Saving will be
                                        structured in the form used by
                                        commercial banks, most business entities
                                        and a large number of savings
                                        institutions. The conversion will be
                                        important to Palmyra Saving's future
                                        growth and performance by:

                                             .  providing a larger capital base
                                                from which it can operate,

                                             .  enhancing its ability to attract
                                                and retain qualified management
                                                through stock-based compensation
                                                plans,

                                             .  enhancing its ability to
                                                diversify into other financial
                                                services related activities, and

                                             .  expanding its ability to service
                                                the public.

                                        Presently, Palmyra Saving does not have
                                        any specific plans or arrangements for
                                        diversification or expansion.

BENEFITS OF THE CONVERSION TO           PFSB Bancorp and Palmyra Saving intend
MANAGEMENT (PAGE __)                    to adopt the following benefit plans and
                                        employment agreements:

                                             .  EMPLOYEE STOCK OWNERSHIP PLAN.
                                                This plan intends to purchase 8%
                                                of the shares issued in the
                                                conversion. This would range
                                                from 44,200 shares, assuming
                                                552,500 shares are issued in the
                                                conversion, to 68,770 shares,
                                                assuming 859,625 shares are
                                                issued in the conversion.
                                                Palmyra Saving will allocate
                                                these

--------------------------------------------------------------------------------
                                            shares to employees over a period
                                            of years in proportion to their
                                            compensation.

                                        .   STOCK OPTION PLAN. Under this plan,
                                            PFSB Bancorp may award stock options
                                            to key employees and directors. The
                                            number of options available under
                                            this plan will be equal to 10% of
                                            the number shares sold in the
                                            conversion. This would range from
                                            55,250 shares, assuming 552,550
                                            shares are issued in the conversion,
                                            to 85,962 shares, assuming 859,625
                                            shares are issued in the conversion.
                                            This plan will require shareholder
                                            approval.

                                        .   MANAGEMENT RECOGNITION AND
                                            DEVELOPMENT PLAN. Under this plan,
                                            PFSB Bancorp may award shares of
                                            restricted stock to key employees
                                            and directors at no cost to the
                                            recipient. The number of shares
                                            available under this plan will equal
                                            4% of the number of shares sold in
                                            the conversion. This would range
                                            from 22,100 shares, assuming 552,550
                                            shares are issued in the conversion,
                                            to 34,385 shares, assuming 859,625
                                            shares are issued in the conversion.
                                            This plan will require shareholder
                                            approval.

                                        .   EMPLOYMENT AGREEMENTS with Palmyra
                                            Saving's President and Chief
                                            Executive Officer, and Vice
                                            President and Treasurer. These
                                            agreements will provide for
                                            severance benefits if the executive
                                            is terminated following a change in
                                            control of PFSB Bancorp or Palmyra
                                            Saving.

                                        .   EMPLOYEE SEVERANCE COMPENSATION
                                            PLAN. This plan will provide
                                            severance benefits to eligible
                                            employees if there is a change in
                                            control of PFSB Bancorp or Palmyra
                                            Saving.

                                            The following table summarizes the
                                            total number and dollar value of the
                                            shares of common stock, assuming
                                            747,500 shares are issued in the
                                            conversion, which the employee stock
                                            ownership plan would acquire and the
                                            total value of all shares available
                                            for award under the stock option
                                            plan and the management development
                                            and recognition plan. The table
                                            assumes the value of the shares is
                                            $10.00 per share. The table does not
                                            include a value for the options
                                            because their value would be equal
                                            to the fair market value of the
                                            common stock on the day that the
                                            options are granted. As a result,
                                            financial gains can be realized on
                                            an option only if the market price
                                            of common stock increases.

                                                                                NUMBER                     PERCENTAGE
                                                                                  OF      ESTIMATED        OF SHARES
                                                                                SHARES      VALUE         ISSUED IN THE
                                                                                           OF SHARES        CONVERSION
                                                                                --------   ---------       -------------
                                                Employee stock ownership         59,800     $598,000              8.0%
                                                  plan.......................
                                                Management development
                                                  and recognition plan awards    29,000      299,000              4.0%
                                                Stock options................    74,750            -             10.0%
                                                                                -------     --------             ----
                                                         Total...............   164,450     $897,000             22.0%
                                                                                =======     ========             ====

                                   For a discussion of certain risks associated with these plans and agreements, see "Risk Factors -- The Implementation of Benefit Plans Will Increase Future Compensation Expense and May Lower Palmyra Saving's Net Income" and "--Employment Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 THE OFFERING

Subscription Offering (page ___)   Palmyra Saving has granted subscription
                                   rights in the following order of priority to:

                                        1.  Persons with $50 or more on deposit
                                            at Palmyra Saving as of June 30,
                                            1997.

                                        2.  The Palmyra Saving employee stock
                                            ownership plan.

                                        3.  Persons with $50 or more on deposit
                                            at Palmyra Saving as of December 31,
                                            1998.

                                        4.  Palmyra Saving's depositors as of
                                            January 31, 1999 and borrowers of
                                            Palmyra Saving as of June 1, 1995
                                            whose loans continue to be
                                            outstanding as of January 31, 1999.

                                   To ensure that Palmyra Saving properly
                                   identifies your subscription rights, you must list all of your savings accounts and loans as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                   Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your right to purchase shares and may face criminal prosecution and/or other sanctions.

                                   The subscription offering will end at 12:00
                                   Noon, Central time, on March 16, 1999. If the offering is oversubscribed, PFSB Bancorp will allocate the shares in order of the priorities described above under a formula contained in the plan of conversion.

COMMUNITY OFFERING (PAGE __)       PFSB Bancorp may offer shares not sold in the
                                   subscription offering to the general public in a community offering. People and trusts of people who are residents of Marion, Lewis and Clark Counties, Missouri will have first preference to purchase shares in a community offering. If shares are available, PFSB
                                   Bancorp expects to offer them to the general public immediately after the end of the subscription offering, but may begin a community offering at any time during the subscription offering.

                                   PFSB Bancorp and Palmyra Saving may reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PURCHASE PRICE                     The purchase price is $10.00 per share. The
                                   Boards of Directors of PFSB Bancorp and
                                   Palmyra Saving consulted with Trident
                                   Securities in determining it. You will not pay a commission to buy any shares in the conversion.

NUMBER OF SHARES TO BE ISSUED      PFSB Bancorp will sell between 552,500 and
(PAGE ___)                         747,500 shares of its common stock in this
                                   offering. With regulatory approval, PFSB
                                   Bancorp may increase the number of shares to 859,625 without giving you further notice.

                                   The amount of common stock that PFSB Bancorp will offer in the conversion is based on an independent appraisal of the estimated market value of PFSB Bancorp and Palmyra Saving as if the conversion had occurred as of the date of the appraisal. RP Financial, LC., the independent appraiser, has estimated that, in its opinion, as of December 11, 1998 and updated as of January 22, 1999, the estimated market value ranged between $5,525,000 and $7,475,000, with a midpoint of $6,500,000 .
                                   The appraisal was based in part on Palmyra
                                   Saving's financial condition and operations and the effect on Palmyra Saving of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated before the conversion is completed.

PURCHASE LIMITATIONS (PAGE __)     The minimum purchase is 25 shares.

                                   The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $60,000 of common stock, which equals 6,000 shares.

                                   The maximum purchase by any person in the community offering is $60,000 of common stock, which equals 6,000 shares.

                                   The maximum purchase in the subscription offering and community offering combined by any person, related persons or persons acting together is $100,000 of common stock, which equals 10,000 shares.

HOW TO PURCHASE COMMON STOCK       If you want to subscribe for shares, you must
(PAGE ___)                         complete an original stock order form and
                                   send it together with full payment to Palmyra
                                   Saving in the postage-paid envelope provided.
                                   You must sign the certification that is part of the stock order form. Palmyra Saving must receive your stock order form before the end of the subscription offering.

                                   You may pay for shares in any of the
                                   following ways:

                                        .   IN CASH if delivered in person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        .   BY CHECK OR MONEY ORDER made payable
                                            to PFSB Bancorp, Inc.

                                        .   BY WITHDRAWAL from an account at
                                            Palmyra Saving. To use funds in an
                                            IRA at Palmyra Saving you must
                                            transfer your account to an
                                            unaffiliated institution or broker.
                                            Please contact the stock information
                                            center at least one week before the
                                            end of the subscription offering for
                                            assistance.

                                   Palmyra Saving will pay interest on your subscription funds at the rate it pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with Palmyra Saving will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for subscriptions paid for by withdrawal from certificates of deposit.

                                   After Palmyra Saving receives your order, you cannot cancel or change it without Palmyra Saving's consent. If PFSB Bancorp intends to sell fewer than 552,500 shares or more than 859,625 shares, all subscribers will be notified and given the opportunity to change or cancel their orders. If you do not respond to this notice, PFSB Bancorp will return your funds promptly with interest.

USE OF PROCEEDS (PAGE ___)         PFSB Bancorp will pay 50% of the net offering
                                   proceeds to Palmyra Saving to buy all of the common stock of Palmyra Saving. Palmyra
                                   Saving will use these funds to originate and purchase loans and purchase investments similar to the kinds it currently holds.

                                   PFSB Bancorp will also loan an amount equal to 8% of the gross proceeds of the offering to the employee stock ownership plan to fund its purchase of common stock and will keep the remainder of the net proceeds for general corporate purposes. These purposes may include, for example, paying cash dividends or buying back shares of common stock.

                                   PFSB Bancorp and Palmyra Saving may also use the proceeds of the offering to expand and diversify their businesses, although they have no specific plans to do so at this time.

PURCHASES BY OFFICERS AND          Palmyra Saving's directors and executive
DIRECTORS (PAGE ___)               officers intend to subscribe for 41,700
                                   shares, regardless of the number of shares issued in the conversion. This number equals
                                   5.6 % of the 747,500 shares that would be issued at the maximum of the offering range.
                                   If fewer shares are issued in the conversion, then officers and directors may own a greater

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     percentage of PFSB Bancorp. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the conversion.

MARKET FOR COMMON STOCK (PAGE ___)   PFSB Bancorp intends to list the common
                                     stock over-the-counter through the OTC
                                     Bulletin Board or the National Daily
                                     Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. Trident
                                     Securities intends to be a market maker in the common stock. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. PFSB
                                     Bancorp cannot assure you that there will be an active trading market for the common stock. See "Risk Factors -- Possible limited Market for PFSB Bancorp's Common
                                     Stock May Negatively Affect Market
                                     Price."

DIVIDEND POLICY (PAGE ___)           PFSB Bancorp intends to adopt a policy of
                                     paying regular cash dividends, but has not yet decided on the amount or frequency of payments.

--------------------------------------------------------------------------------

                                 RISK FACTORS

     Before investing in PFSB Bancorp's common stock please carefully consider the matters discussed below.

PALMYRA SAVING'S BUSINESS DEPENDS HEAVILY ON ECONOMIC CONDITION OF ITS PRIMARY MARKET AREA AND WEAK MARKET AREA DEMOGRAPHICS HAS HURT CORE EARNINGS AND LIMITS GROWTH PROSPECTS

     Because Palmyra Saving operates primarily in a rural market area with a small population that is not growing significantly, Palmyra Saving's earnings from lending, investment and deposit activities, or what is commonly referred to as "core earnings," has been below that of its peers. The rural and low growth characteristics of Palmyra Saving's primary market area also limits its ability to increase its loan portfolio and deposit base. Furthermore, because a substantial portion of Palmyra Saving's borrowers and depositors and substantially all of Palmyra Saving's real estate collateral is located in this market area, a downturn in the economy of the primary market area could increase the risk of loan losses. See "Business of Palmyra Saving -- Market Area."

LOANS SECURED BY PROPERTIES LOCATED OUTSIDE OF PALMYRA SAVING'S PRIMARY MARKET AREA MAKE PALMYRA SAVING'S LOAN PORTFOLIO RISHIER

     Palmyra Saving invests in one- to- four-family mortgage loans, multi-family loans and commercial real estate loans secured by properties located outside of Palmyra Saving's primary market area. Many of the one- to- four family mortgage loans are secured by non-owner occupied duplex properties, principally located in Columbia, Missouri. At September 30, 1998, purchased loans amounted to $8.6 million, or 21.2% of net loans, of which $6.9 million were one- to- four family mortgage loans, $806,000 were multi-family loans and $863,000 were commercial real estate loans. These loans are more difficult to monitor because of the distant location of the collateral property. Furthermore, because a large percentage of these loans are portions of loans that Palmyra Saving purchases from the lender who granted the loan to its borrower, it is highly likely that Palmyra Saving did not meet with the borrower in person before purchase. This lack of personal contact makes these loans more difficult to underwrite than loans that Palmyra Saving makes to its own borrowers. In addition, loans secured by non-owner occupied properties pose additional risk, such as the borrowers' ability to earn enough rental income on the property to pay the underlying mortgage debt. See "Business of Palmyra Saving -- Lending Activities."

LOSS OF KEY PERSONNEL MAY HURT PALMYRA SAVING'S OPERATIONS

     Eldon R. Mette, Palmyra Saving's Executive Vice President, and Ronald L. Nelson, Palmyra Saving's Vice President and Treasurer, have been instrumental in managing the business affairs of Palmyra Saving for over 25 years. The loss of either individual could have a material adverse impact on the operations of Palmyra Saving. Palmyra Saving does not have an established management succession plan. Accordingly, should Palmyra Saving lose the services of Mr. Mette and Mr. Nelson, the Board of Directors would have to search outside of Palmyra Saving for qualified, permanent replacements. This search may be prolonged and Palmyra Saving cannot assure you that it will be able to locate and hire qualified replacements. Neither Palmyra Saving nor PFSB Bancorp has any plans to obtain a "key man" life insurance policy for either individual. For a discussion of Palmyra Saving's management, see "Management of Palmyra
Saving."

PALMYRA SAVING'S NET INTEREST INCOME IS LOW BECAUSE OF LARGE RESIDENTIAL MORTGAGE LOAN PORTFOLIO

     Historically, Palmyra Saving's principal lending activity has been making one-to four-family mortgage loans for long-term investment purposes. At September 30, 1998, approximately 61.9 % of Palmyra Saving's assets were residential mortgage loans, which represented 88.9% of the total loan portfolio at that date. While generally considered to involve less risk than other types of lending, such as commercial mortgage loans, commercial business loans and consumer loans, Palmyra Saving generally earns less interest income on residential mortgage loans than these other types of loans. Palmyra Saving expects that one- to four-family residential mortgage loans will continue to be its primary lending activity for the foreseeable future.

YEAR 2000 DATA PROCESSING PROBLEMS COULD INTERRUPT AND HURT PALMYRA SAVING'S OPERATIONS

     Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Bank is performed by a third party service bureau. If the service bureau is unable to complete its Year 2000 adjustments in a timely fashion, or if it does not successfully make all the necessary Year 2000 adjustments, then resulting computer malfunctions could interrupt the operations of Palmyra Saving and have a significant adverse impact on Palmyra Saving's
financial condition and results of operations.   For further discussion of
Palmyra Saving's Year 2000 compliance program, see "Management's Discussion And Analysis of Financial Condition And Results of Operations - Year 2000
Issues."

RISING INTEREST RATES COULD HURT PALMYRA SAVING'S PROFITS

     Like most financial institutions, Palmyra Saving's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and investment securities and interest it pays on deposits and borrowings. If interest rates rise, Palmyra Saving anticipates that its net interest income would decline as interest paid on deposits would increase more quickly than the interest earned on loans and investment securities. In addition, rising interest rates may adversely affect Palmyra Saving's earnings because rising rates may cause a decrease in customer demand for loans and a reduction in value of Palmyra Saving's securities available for sale. For further discussion of how changes in interest rates could impact Palmyra Saving, see "Management's Discussion And Analysis of Financial Condition And Results of Operations -- Asset and Liability Management."

INVESTMENT OF OFFERING PROCEEDS IN DEBT SECURITIES COULD PRODUCE LOWER
EARNINGS

     PFSB Bancorp expects to retain 42% of the net offering proceeds for its own use. PFSB Bancorp intends to invest these funds in short-term U.S. Government and agency obligations until they may be used for other purposes such as paying dividends or repurchasing stock. Furthermore, Palmyra Savings also intends to invest the portion of the net offering proceeds that PFSB Bancorp will contribute to it in short-term U.S. government and agency obligations until they may be used to make or purchase loans. Interest income earned on short-term investment securities is generally lower than interest income earned on loans. Consequently, as long as PFSB Bancorp and Palmyra Saving primarily invest the net offering proceeds in short term investment securities, particular during times like now of low market interest rates, you should expect their earnings to be less than what they generally could be if the net offering proceeds were invested primarily in loans. See "Use of Proceeds" for further information regarding PFSB Bancorp's and Palmyra Saving's intended uses of the net proceeds of this offering.

PALMYRA SAVING'S RETURN ON EQUITY WILL BE BELOW AVERAGE AFTER CONVERSION BECAUSE OF HIGH CAPITAL LEVELS

     Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. In recent years, Palmyra Saving's return on average equity has been below the average return on equity for publicly held savings associations and banks of comparable size. As a result of the additional capital that will be raised in this offering, PFSB Bancorp expects that its return on average equity will continue to be below average after the offering. In addition, compensation expense will increase as a result of the new benefit plans. Over time, PFSB Bancorp intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and PFSB Bancorp cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.


IMPLEMENTATION OF BENEFIT PLANS WILL INCREASE FUTURE COMPENSATION EXPENSE AND MAY LOWER PALMYRA SAVING'S NET INCOME


     Palmyra Saving will recognize additional material employee compensation and benefit expenses that stem from the shares purchased or granted to employees and executives under new benefit plans. Palmyra Saving cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Palmyra Saving would recognize expenses for its Employee Stock Ownership Plan when shares are committed to be released to participants' accounts and would recognize expenses for the Management Recognition and Development Plan over the vesting period of awards made to recipients. These expenses have been reflected in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. Recently proposed accounting rules would also require PFSB Bancorp to recognize compensation expense for stock options awarded to non-employee directors. For further discussion of these plans, see "Management of Palmyra Saving -- Benefits."

ISSUANCE OF SHARES FOR BENEFIT PROGRAMS MAY LOWER YOUR OWNERSHIP INTEREST


     If stockholders approve the new stock-based benefit programs, PFSB Bancorp intends to issue shares to its officers and directors through these plans. If the shares for the Management recognition and Development Plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the shares for the stock option plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data."


POSSIBLE VOTING CONTROL BY MANAGEMENT AND EMPLOYEES MAY MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE


     The shares of common stock that Palmyra Saving's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded or sold to participants under the Palmyra Saving's Employee Stock Ownership Plan and PFSB Bancorp's stock-based benefit plans, could ultimately result in management and employees controlling a significant percentage of PFSB Bancorp's common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts that you would like see happen. In addition, the total voting power of management and employees could reach in excess of 20% of PFSB Bancorp's outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Shares to Be Purchased by Management With Subscription Rights," "Management of Palmyra Saving -- Executive Compensation" and "Restrictions on Acquisition of PFSB Bancorp."

ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE


     Provisions in PFSB Bancorp's Articles of Incorporation and Bylaws, the corporation law of the state of Missouri, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts that you would like to see happen. These provisions will also make the removal of the current board of directors or management of PFSB Bancorp, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of PFSB Bancorp's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; the elimination of cumulative voting for directors; and the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. The Articles of Incorporation of PFSB Bancorp also contain provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. Fore further information about these provisions, see "Restrictions on Acquisition of PFSB Bancorp."


EMPLOYMENT AGREEMENTS AND SEVERANCE PLAN COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE


     The employment agreements of senior officers of PFSB Bancorp and Palmyra Saving provide for cash severance payments and/or the continuation of health, life and disability benefits if the executive is terminated following a change in control of PFSB Bancorp or Palmyra Saving. If a change in control had occurred at September 30, 1998, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $356,000. In addition, if a change in control had occurred at September 30, 1998 and all eligible employees had been terminated, the aggregate payment due under the Severance Plan would have been approximately $197,000. These arrangements may have the effect of increasing the costs of acquiring PFSB Bancorp, thereby discouraging future attempts to take over PFSB Bancorp or Palmyra Saving. For information about the proposed employment and severance agreements and Severance Plan, see "Management of Palmyra Saving -- Executive Compensation."

COMPETITION HAS HURT PALMYRA SAVING'S NET INTEREST INCOME


     Palmyra Saving faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for Palmyra Saving to make new loans and has forced it to offer amongst the highest deposit rates in its market area. This competition for loans and deposits has contributed to a narrow interest rate spread, which has hurt net interest income. Palmyra Saving expects that the competition for loans and deposits will continue to be intense. For more information about the Palmyra Saving's market area and the competition it faces, see "Business of Palmyra Saving -- Market Area" and "-- Competition."

POSSIBLE LIMITED MARKET FOR PFSB BANCORP'S COMMON STOCK MAY LOWER MARKET PRICE

     Because PFSB Bancorp has never issued capital stock, PFSB Bancorp does not know whether an active trading market will develop. Because of the relatively small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop. As a result, you may not be able to sell all of your shares on short notice and the sale of a large number of shares all at once could temporarily lower the market price. Therefore, you should consider the potentially illiquid and long-term nature of an investment in the common stock. Furthermore, PFSB Bancorp cannot guarantee anyone who purchases shares in the conversion that they will be able to sell their shares at or above the $10.00 purchase price. For further information on the expected trading market for PFSB Bancorp's common stock, see "Market For Common Stock."

PALMYRA SAVING COULD HOLD YOUR SUBSCRIPTION FUNDS COULD BE HELD FOR AN EXTENDED TIME PERIOD IF THE CONVERSION IS DELAYED

     If the conversion is not completed by May 20, 1999 and the Office of Thrift Supervision gives Palmyra Saving more time to complete the conversion, PFSB Bancorp will contact everyone who subscribed for shares to see if they still want to purchase stock. This is commonly referred to as a "resolicitation offering." A material change in the independent appraisal of PFSB Bancorp and Palmyra Saving would be the most likely, but not necessarily the only, reason for a delay in completing the conversion. Federal regulations permit the Office of Thrift Supervision to grant one or more time extensions, none of which may exceed 90 days. Extensions may not go beyond March 22, 2001. In the resolicitation offering, PFSB Bancorp would mail a supplement to this prospectus to you if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at Palmyra Saving, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, PFSB Bancorp and Palmyra Saving would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of PFSB Bancorp and Palmyra Saving until the conversion is completed or terminated.

BANKING REFORM LEGISLATION MAY REDUCE PFSB BANCORP'S AND PALMYRA SAVING'S POWERS


     In 1998 the U.S. Congress considered legislation that was intended to modernize the financial services industry. Under the proposed legislation, newly formed unitary savings and loan holding companies would not be permitted to exercise the broad powers currently available to these companies. Previous proposals would have eliminated the federal savings association charter by requiring that all federal savings associations convert to national banks or other banking charters, but provision was not included in the final legislation that was considered. Palmyra Saving is a federal savings association and PFSB Bancorp, upon completion of the conversion, will be a unitary savings and loan holding company. PFSB Bancorp does not know whether federal legislation will be enacted that affects the federal savings association charter or unitary savings and loan holding companies, or if the legislation is enacted, what form this legislation might take. Accordingly, management of Palmyra Saving and PFSB Bancorp cannot predict what effect, if any, banking reform legislation would have on the activities and operations of Palmyra Saving and PFSB Bancorp.

                        SELECTED FINANCIAL INFORMATION


     The following tables contain certain information concerning the financial position and results of operations of Palmyra Saving at the dates and for the periods indicated. This information should be read in conjunction with the Consolidated Financial Statements and related Notes at the back of this prospectus.

                                                                                          AT SEPTEMBER 30,
                                                                         -------------------------------------------------
                                                                               1998              1997             1996
                                                                         --------------    --------------   --------------
                                                                                           (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Total assets.............................................................       $59,476           $58,433          $57,223
Cash and cash equivalents................................................         2,268             2,146            1,732
Investment securities available for sale.................................         7,087             8,509            6,245
Investment securities held to maturity...................................         5,589             5,093            7,198
Mortgage-backed securities held to maturity..............................         2,584             2,828            3,280
Loans receivable, net....................................................        40,513            38,394           37,259
Deposits.................................................................        52,724            51,412           51,391
FHLB advances............................................................           500             1,000              200
Total equity, substantially restricted...................................         6,048             5,715            5,302

                                                                                     YEAR ENDED SEPTEMBER 30,
                                                                         -------------------------------------------------
                                                                               1998              1997             1996
                                                                         --------------    --------------   --------------
                                                                                           (IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income..........................................................        $4,164            $4,133           $3,982
Interest expense.........................................................         2,685             2,626            2,598
                                                                                 ------            ------           ------
Net interest income......................................................         1,479             1,507            1,384
Provision (benefit) for loan losses......................................            25                21               87
                                                                                 ------            ------           ------
Net interest income after provision for loan losses......................         1,454             1,486            1,297
Noninterest income.......................................................            75                63               85
Noninterest expense (1)..................................................         1,104             1,035            1,368
                                                                                 ------            ------           ------
Income before income taxes...............................................           425               514               14
Income tax expense (benefit).............................................           149               182               (8)
                                                                                 ------            ------           ------
Net income...............................................................        $  276            $  332           $   22
                                                                                 ======            ======           ======

_____________________________

(1) Includes a one-time assessment of $305,000 in 1996 to recapitalize the Savings Association Insurance Fund.

                                                      At September 30,
                                                   ---------------------
                                                   1998      1997     1996
                                                   ----      ----     ----
SELECTED OTHER DATA:

Number of:
 Mortgage loans outstanding....................    1,221     1,244    1,295
 Deposit accounts..............................    7,761     7,678    7,716
 Full-service offices..........................        3         3        3


                                                        AT OR FOR THE
                                                   YEAR ENDED SEPTEMBER 30,
                                                   ------------------------
                                                   1998       1997     1996
                                                   ----       ----     ----
SELECTED FINANCIAL RATIOS:

Performance Ratios:
Return on average assets(1)....................    0.47%      0.57%    0.04%
Return on average equity(2)....................    4.64       6.49     0.41
Interest rate spread(3)........................    2.24       2.34     2.18
Net interest margin(4).........................    2.62       2.70     2.54
Noninterest expense as a
 percent of average total assets...............    1.88       1.79     2.43
Average interest-earning assets to
 average interest-bearing liabilities..........  107.87     107.66   107.62

Capital Ratios:
Tangible.......................................   10.13       9.82     9.43
Core...........................................   10.13       9.82     9.43
Risk-based.....................................   22.30      22.25    21.46
Average equity as a percent of average assets..   10.12       9.66     9.65

Asset Quality Ratios:
Nonperforming loans as a percent
 of loans receivable, net(5)...................    0.54       0.47     2.39
Nonperforming assets as a
 percent of total assets(6)....................    0.37       0.31     1.56
Allowance for loan losses as a percent
 of gross loans receivable.....................    0.68       0.64     0.62
Allowance for loan losses as a
 percent of nonperforming loans................  127.82     140.82    26.32
Net charge-offs as a percent of
 average outstanding loans.....................      --         --       --

_________________________
(1)  Net income divided by average total assets.
(2)  Net income divided by average total equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.
(5)  Nonperforming loans consist of loans accounted for on a nonaccrual basis.

(6) Nonperforming assets consist of nonaccrual loans. See "Business of Palmyra Saving -- Lending Activities -- Nonperforming Assets and
     Delinquencies."

                           RECENT DEVELOPMENTS


     The following selected financial and operating data at December 31, 1998 and for the three month periods ended December 31, 1998 and 1997 are derived from unaudited financial data but, in the opinion of management, reflect all adjustments needed to present fairly the results for these interim periods. All adjustments are normal recurring ones. The results of operations of the three months ended December 31, 1998 do not necessarily indicate the results of operations that may be expected for the year ending September 30, 1999.

                                                             AT DECEMBER 31,       AT SEPTEMBER 30,
                                                                   1998                  1998
                                                             ---------------       ----------------
                                                                          (UNAUDITED)
                                                                        (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:

Total assets                                                         $61,125                $59,476
Cash and cash equivalents                                              3,671                  2,268
Investment securities available for sale                               7,707                  7,087
Investment securities held to maturity                                 5,260                  5,589
Mortgage-backed securities held to maturity                            2,445                  2,584
Loan receivable, net                                                  40,413                 40,513
Deposits                                                              54,323                 52,724
FHLB advances                                                            500                    500
Total equity, substantially restricted                                 6,096                  6,048

                                                                       THREE MONTHS ENDED
                                                                          DECEMBER 31,
                                                          ------------------------------------------
                                                                 1998                    1997
                                                          -------------------    -------------------
                                                                           (UNAUDITED)
                                                                         (IN THOUSANDS)
SELECTED OPERATING DATA:

Interest income                                                        $1,034                 $1,040
Interest expense                                                          694                    678
                                                                       ------                 ------
Net interest income                                                       340                    362
Provision for loan losses                                                  --                     --
                                                                       ------                 ------
Net interest income after provision for loan losses                       340                    362
Non interest income                                                        65                     15
Non interest expense                                                      298                    282
                                                                       ------                 ------
Income before income tax                                                  107                     95
Income tax expense                                                         38                     33
                                                                       ------                 ------
Net income                                                             $   69                 $   62
                                                                       ======                 ======

                                                                        AT OR FOR THE
                                                                    THREE MONTHS ENDED
                                                                         DECEMBER 31,
                                                          ------------------------------------------
                                                                   1998                   1997
                                                          -------------------    -------------------
                                                                         (IN THOUSANDS)
KEY FINANCIAL RATIOS(1):

Performance Ratios:

Return on average assets(2)                                              0.46%                  0.43%
Return on average equity(3)                                              4.52                   4.32
Interest rate spread(4)                                                  1.99                   2.20
Net interest margin(5)                                                   2.34                   2.58
Non-interest expense as a percent                                        1.97                   1.94
   of average assets
Average interest-bearing assets to                                     107.39                 107.76
   interest-bearing liabilities

Capital Ratios:

Tangible                                                                 9.96                  10.01
Core                                                                     9.96                  10.01
Risk-based                                                              22.01                  22.54
Average equity as a percent of average assets                           10.07                   9.91

Asset Quality Ratios:

Nonperforming loans as a percent of                                      0.38                   0.35
   loans receivable, net(6)
Nonperforming assets as a percent of total assets(7)                     0.53                   0.23
Allowance for loan losses as a percent of                                0.68                   0.65
   gross loans receivable
Allowance for loan losses as a percent of                              182.69                 187.73
   nonperforming loans
Net charge-offs as a percent of average                                    --                     --
   outstanding loans


______________________________
(1)  Annualized where appropriate.
(2)  Net income dividend by average assets.
(3)  Net income divided by average equity.
(4) Difference between average yield on interest-earning assets and average cost of interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6)  Nonperforming loans consist of loans accounted for on a nonaccrual basis.
(7)  Nonperforming assets consist of nonaccrual loans.

REGULATORY CAPITAL


     The table below sets forth Palmyra Saving's capital position relative to its OTS capital requirements at the date indicated. For a discussion of the Palmyra Saving's regulatory capital requirements, see "Regulation -- Federal Regulation of Savings Associations -- Capital Requirements."


                                                                       AT DECEMBER 31, 1998
                                                          ------------------------------------------
                                                                                 PERCENT OF ADJUSTED
                                                                AMOUNT             TOTAL ASSETS(1)
                                                          -------------------    -------------------
                                                                        (IN THOUSANDS)
Tangible capital                                                       $6,086                   9.96%
Tangible capital requirement                                              916                   1.50
                                                                       ------                  -----
Excess                                                                 $5,170                   8.46%
                                                                       ======                  =====

Core capital                                                           $6,086                   9.96%
Core capital requirement(2)                                             1,833                   3.00
                                                                       ------                  -----
Excess                                                                 $4,253                   6.96%
                                                                       ======                  =====

Risk-based capital(3)                                                  $6,366                  22.01%
Risk-based capital requirement(3)                                       2,313                   8.00
                                                                       ------                  -----
Excess                                                                 $4,053                  14.01%
                                                                       ======                  =====


______________________________
(1) Based on total tangible assets of $61.1 million for purposes of the tangible capital requirement and the core capital requirement, and on risk-weighted assets of $28.9 million for purposes of the risk-based capital requirement.
(2) The current Office of Thrift Supervision core capital requirement for savings associations is 3% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets.


NON-PERFORMING ASSETS AND DELINQUENCIES


     At December 31, 1998, Palmyra Saving had $153,000 of loans accounted for on a nonaccrual basis, compared to $219,000 at September 30, 1998. Nonaccrual loans at December 31, 1998 consisted of $131,000 in residential real estate loans and $22,000 in commercial real estate loans. At December 31, 1998, Palmyra Saving had no accruing loans contractually past due 90 days or more, no restructured loans and $173,000 of foreclosed real estate.


     The allowance for loan losses was $280,000 at December 31, 1998. There were no charge-offs or recoveries for either the three months ended December 31, 1998 or 1997.

  The following table sets forth the breakdown of the allowance for loan losses by category at December 31, 1998.


                                                                                   PERCENT OF LOANS
                                                                                      IN CATEGORY
                                                                AMOUNT              TO TOTAL LOANS
                                                          -------------------    -------------------
                                                              (IN THOUSANDS)
Mortgage loans:
  One- to four-family                                                    $151                  88.72%
  Multi-family                                                             16                   1.94
  Commercial                                                               68                   5.42
  Construction                                                              1                   2.23
  Land                                                                      6                   0.73
  Consumer                                                                 --                   0.96
  Unallocated                                                              38                     --
                                                                         ----                 ------
     Total allowance for loan losses                                     $280                 100.00%
                                                                         ====                 ======


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1998 AND SEPTEMBER 30,
1998

  At December 31, 1998, total assets were $61.1 million compared to $59.5 million at September 30, 1998. This increase is primarily the result of a $1.4 million increase in cash and cash equivalents due to an increase in deposits. Loans receivable, net, were relatively unchanged. Investment securities available for sale increased as a result of purchases exceeding maturities and prepayments. Mortgage-backed securities balances decreased as a result of maturities and prepayments. At December 31, 1998, deposits were $54.3 million compared to $52.7 million at September 30, 1998. Management attributes the increase, which occurred primarily in certificates of deposit, to normal growth. Total equity increased from $6.0 million at September 30, 1998 to $6.1 million at December 31, 1998 as a result of retained earnings.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1998 AND 1997

  NET INCOME. Net income was $69,000 in the 1998 quarter compared to $62,000 in 1997 quarter. This increase is primarily the result of a $52,000 one-time gain of the sale of a branch office building which more than offset total interest income, which was relatively unchanged, and increases in both interest expense and noninterest expense. Excluding this one-time gain, net income for the 1998 quarter would have been $36,000.

  NET INTEREST INCOME. Net interest income was $340,000 in the 1998 quarter compared to $362,000 in the 1997 quarter primarily as a result of an increase in total interest expense, which increased from $678,000 in the 1997 quarter to $694,000 in the 1998 quarter primarily as a result of higher average deposit balances.

  PROVISION FOR LOAN LOSSES. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. There was no provision for loan losses in either quarter. There were no charge-offs or recoveries in either the 1998 quarter or 1997 quarter. The allowance for loan losses was $280,000 at December 31, 1998. Management deemed such allowance as adequate at both dates. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond Palmyra Saving's control. While Palmyra Saving maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. See "Business of Palmyra Saving -- Lending Activities -- Allowance for Loan Losses" for further information regarding the allowance for loan losses.

  NONINTEREST INCOME. Noninterest income increased from $15,000 in the 1997 quarter to $65,000 in the 1998 quarter primarily as a result of a $52,000 gain on the sale of the Kahoka branch office. Palmyra Saving now leases this branch office at $500 per month. See "Business of Palmyra Saving -- Properties" for further information regarding this lease. This gain was offset primarily by an $8,000 loss on the sale of real estate owned.

  NONINTEREST EXPENSE. Noninterest expense increased from $282,000 in the 1997 quarter to $298,000 in the 1998 quarter. This increase is primarily attributable to a $10,000 increase in depreciation expense associated with the purchase of new computer equipment, an $12,000 increase in employee salaries and benefits as a result of the hiring of three new employees, and a $4,000 increase in data processing expense associated with the increased number of deposit accounts.

  INCOME TAXES. Income taxes increased between the 1998 and 1997 quarters as a result of higher income before income taxes in the 1998 quarter.

                                USE OF PROCEEDS




  The following table presents the estimated net proceeds of the offering, the amount to be retained by PFSB Bancorp, the amount to be contributed to Palmyra Saving, and the amount of PFSB Bancorp's loan to the employee stock ownership plan . See "Pro Forma Data" for the assumptions used to arrive at these amounts. The Office of Thrift Supervision must approve the issuance of up to 859,625 shares in the conversion.


                                                          552,500            650,000            747,500            859,625
                                                        SHARES AT          SHARES AT          SHARES AT          SHARES AT
                                                          $10.00             $10.00             $10.00             $10.00
                                                        PER SHARE          PER SHARE          PER SHARE          PER SHARE
                                                    ---------------    ---------------    ---------------    ---------------
                                                                              (IN THOUSANDS)

Gross proceeds...................................    $  5,525           $  6,500          $  7,475           $  8,596
Less:  estimated underwriting commissions and
   other offering expenses.......................        (535)              (535)             (535)              (535)
                                                      --------           --------           --------           --------

Net proceeds.....................................    $  4,990           $  5,965          $  6,940           $  8,061
                                                      ========           ========           ========           ========

Amount to be retained by
   PFSB Bancorp..................................    $  2,495           $  2,982          $  3,470           $  4,030

Amount to be contributed to
   Palmyra Savings...............................    $  2,495           $  2,983          $  3,470           $  4,031

Amount of loan by
   PFSB Bancorp to employee
   stock ownership plan..........................    $    442           $    520          $    598           $    688


  PFSB Bancorp has received conditional Office of Thrift Supervision approval to purchase all of the capital stock of Palmyra Saving to be issued in the conversion in exchange for 50% of the net proceeds of the stock offering. Receipt of 50% of the net proceeds of the sale of the common stock will increase Palmyra Saving 's capital and will support the expansion of Palmyra Saving 's existing business activities. Palmyra Saving will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. Depending on local loan demand, Palmyra Saving may consider using a portion of the conversion proceeds to purchase loan participation interests of the type it has purchased in the past and/or for investment in mortgage-backed securities.

  PFSB Bancorp intends to loan the employee stock ownership plan the amount necessary to purchase 8% of the shares sold in the conversion. Accordingly, the employee stock ownership plan purchases would range between 442,000 shares at the minimum of the offering range and 59,800 shares at the maximum of the offering range.

  At the midpoint of the offering range, the employee stock ownership plan would purchase 52,000 shares. If 859,625 shares are issued in the conversion, the employee stock ownership plan would purchase 68,770 shares. It is anticipated that the employee stock ownership plan loan will have a 10-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from Palmyra Saving's contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.

  The remaining net proceeds retained by PFSB Bancorp initially will be invested primarily in short-term U.S. Government and agency obligations. These proceeds will be available for additional contributions to Palmyra Saving in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of PFSB Bancorp and for future repurchases of common stock to the extent permitted under Missouri law and federal regulations. PFSB Bancorp will consider exploring opportunities to use these funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

  Except as described above, neither PFSB Bancorp nor Palmyra Saving has specific plans for the investment of the proceeds of this offering. Although Palmyra Saving's capital currently exceeds regulatory requirements, it is converting to stock form to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion -- Purposes of Conversion."

  Following the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock that meet statutory and regulatory requirements. Since PFSB Bancorp has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve PFSB Bancorp's return on equity. The avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans is another factor that will be considered. The Board of Directors will also consider any other circumstances in which repurchases would be in the best interests of PFSB Bancorp and its stockholders. Before any stock repurchases the Board of Directors must determine that both PFSB Bancorp and Palmyra Saving will be capitalized in excess of all applicable regulatory requirements after any repurchases and that capital will be adequate, taking into account, among other things, Palmyra Saving's level of nonperforming and classified assets, PFSB Bancorp's and Palmyra Saving's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "The Conversion -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

GENERAL

  PFSB Bancorp's Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the amount that may be paid or when the payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends, whether regular or special, will be determined by PFSB Bancorp's Board of Directors.
The Board of Directors will take into account the amount of the net proceeds retained by PFSB Bancorp , PFSB Bancorp's financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Palmyra Saving to PFSB Bancorp discussed below will also be considered. Under Missouri law, PFSB Bancorp is prohibited from paying a cash dividend when its net assets are less than its stated capital or when the payment of the dividend would reduce its net assets below its stated capital. In order to pay cash dividends, however, PFSB Bancorp must have available cash either from the net proceeds raised in the conversion and retained by PFSB Bancorp, borrowings by PFSB Bancorp, dividends received from Palmyra Saving or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or paid, if declared and paid, what the amount of dividends will be or whether they will continue uninterrupted.

CURRENT RESTRICTIONS

  Dividends from PFSB Bancorp may depend, in part, upon receipt of dividends from Palmyra Saving because PFSB Bancorp initially will have no source of income other than dividends from Palmyra Saving and earnings from the investment of the net proceeds from the offering retained by PFSB Bancorp . Office of Thrift Supervision regulations require Palmyra Saving to give the Office of Thrift Supervision 30 days' advance notice of any proposed declaration of dividends to PFSB Bancorp, and the Office of Thrift Supervision has the authority under its supervisory powers to prohibit the payment of dividends to PFSB Bancorp. The Office of Thrift Supervision imposes certain limitations on the payment of dividends from Palmyra Saving to PFSB Bancorp which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. Palmyra Saving currently meets the criteria to be designated a Tier 1 association and consequently, after prior notice to and no objection made by the Office of Thrift Supervision,) could distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, Palmyra Saving may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of Palmyra Saving below the amount required for the liquidation account to be established as required by Palmyra Saving 's plan of conversion. See "Regulation -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Palmyra Saving -- Liquidation Account" and Note M of the Notes to Consolidated Financial Statements included elsewhere herein.

  Additionally, PFSB Bancorp and Palmyra Saving have committed to the Office of Thrift Supervision that during the one-year period following the conversion, PFSB Bancorp will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

TAX CONSIDERATIONS

  In addition to the foregoing, retained earnings of Palmyra Saving appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by Palmyra Saving to pay cash dividends to PFSB Bancorp without the payment of federal income taxes by Palmyra Saving at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes attributable to the distribution. See "Taxation -- Federal Taxation" and Note I of the Notes to Consolidated Financial Statements included in the back of this prospectus. PFSB Bancorp does not contemplate any distribution by Palmyra Saving that would result in a recapture of Palmyra Saving's bad debt reserve or create the above-mentioned federal tax liabilities.


                            MARKET FOR COMMON STOCK

  Because PFSB Bancorp has never issued capital stock, there is no existing market for the common stock. PFSB Bancorp intends to list the common stock over-the-counter through either the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. or the OTC Bulletin Board and to request Trident Securities to undertake to match buy and sell orders for the shares. Trident Securities has agreed to make a market in the common stock following the conversion, although it has no obligation to do so. However, there can be no assurance that timely and accurate quotations will be regularly available. The development of a liquid public market depends on the existence of willing buyers and sellers and their existence is not within the control of PFSB Bancorp, Palmyra Saving or any market maker. Because of the small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop and the number of active buyers and sellers at any particular time is expected to be limited. Under these circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the $10.00 per share purchase price or that published quotations will be regularly available.

                                CAPITALIZATION

  The following table presents the historical capitalization of Palmyra Saving at September 30, 1998, and the pro forma consolidated capitalization of PFSB Bancorp after giving effect to the assumptions under "Pro Forma Data," based on the sale of the number of shares indicated in the table. The issuance of 859,625 shares would require Office of Thrift Supervision approval of an updated appraisal confirming that valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.


                                                                                         HOLDING COMPANY
                                                                            PRO FORMA CONSOLIDATED CAPITALIZATION
                                                                                       BASED UPON THE SALE OF
                                                             -----------------------------------------------------------------------

                                                                     552,500           650,000          747,500         859,625
                                              CAPITALIZATION         SHARES AT        SHARES AT        SHARES AT      SHARES AT
                                                   AS OF               $10.00           $10.00           $10.00          $10.00
                                              SEPTEMBER 30, 1998     PER SHARE(1)     PER SHARE(1)     PER SHARE(1)    PER SHARE(1)
                                              -------------------    -----------      ------------     ------------    ------------
                                                                                              (IN THOUSANDS)
Deposits(3)..................................    $52,724               $ 52,724          $ 52,724          $ 52,724       $ 52,724
Federal Home Loan Bank of Des Moines
 advances....................................        500                    500               500               500            500
                                                 -------               --------          --------          --------       --------
Total deposits and borrowings................    $53,224               $ 53,224          $ 53,224          $ 53,224       $ 53,224
                                                 =======               ========          ========          ========       ========

PREFERRED STOCK:
  1,000,000 shares, $.01 par value
  per share, authorized; none issued
  or outstanding.............................    $    --               $     --          $     --          $     --       $     --
 COMMON STOCK:
  5,000,000 shares, $.01 par value
  per share, authorized; specified
  number of shares assumed to be
  issued and outstanding(4)..................         --                      6                 7                 7              9

Additional paid-in capital...................         --                  4,984             5,958             6,933          8,053

Retained earnings, substantially
 restricted(5)...............................      6,017                  6,017             6,017             6,017          6,017

Unrealized gain on securities, net of tax....         31                     31                31                31             31

Less:
 Common stock to be acquired
    by employee stock ownership plan(6)......         --                   (442)             (520)             (598)          (688)
 Common stock to be acquired
    by management development and
    recognition plan(7)......................         --                   (221)             (260)             (299)          (344)
                                                 -------               --------          --------          --------       --------
Total stockholders' equity...................    $ 6,048               $ 10,375          $ 11,233          $ 12,091       $ 13,078
                                                 =======               ========          ========          ========       ========

                         (footnotes on following page)

------------------------

(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of Palmyra Saving or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the stock option plan.

(2) This column represents the pro forma capitalization of PFSB Bancorp if the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the estimated valuation range. See footnote 1 to the table under "Pro Forma Data."

(3) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals will reduce pro forma deposits by the amount of the withdrawals.

(4) Palmyra Saving's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to PFSB Bancorp, and 9,000 shares of preferred stock, $1.00 par value per share, none of which will be issued in connection with the conversion.

(5) Total equity is substantially restricted by applicable regulatory capital requirements. Additionally, Palmyra Saving will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Palmyra Saving's eligible account holders and supplemental eligible account holders at the time of the conversion and reduced as these account holders reduce their balances or when they are no longer depositors. See "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Palmyra Saving -- Liquidation Account."

(6) Assumes that 8% of the common stock sold in the conversion will be acquired by the employee stock ownership plan in the conversion with funds borrowed from PFSB Bancorp. This would range between 44,200 shares, assuming 552,500 shares are issued in the conversion, to 68,770 shares, assuming 859,625 shares are issued in the conversion. The loan will be repaid principally from Palmyra Saving's contributions to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from PFSB Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of PFSB Bancorp. See "Management of Palmyra Saving -- Benefits -- Employee Stock Ownership Plan."

(7) Assumes the purchase in the open market at $10.00 per share of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range. This would range between 22,100 shares, assuming 552,500 shares are issued in the conversion, to 34,385 shares, assuming 859,625 shares are issued in the conversion. The issuance of an additional 4% of the shares of common stock for the management development and recognition plan from authorized but unissued shares would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors -- Issuance of Shares for Benefit Programs May Lower Your Ownership Interest," "Pro Forma Data" and "Management of Palmyra Saving -- Benefits -- Management Recognition Plan." The management development and recognition plan is requires stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

    The following table presents Palmyra Saving's historical and pro forma capital position relative to its capital requirements at September 30, 1998. The amount of capital infused into Palmyra Saving for purposes of the following table is 50% of the net proceeds of the offering. For purpose of the table below, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be acquired by the management development and recognition plan are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying these pro forma capital calculations , see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision . For a discussion of the capital standards applicable to Palmyra Saving , see "Regulation -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                          PRO FORMA AT SEPTEMBER 30, 1998
                                                ------------------------------------------------------------------------------------
                                                                                                                   15% above
                                                   Minimum of            Midpoint of          Maximum of           Maximum of
                                                    Estimated             Estimated           Estimated            Estimated
                                                  Valuation Range      Valuation Range      Valuation  Range     Valuation Range
                                                -------------------  ------------------   -------------------   --------------------
                                                 552,500 Shares       650,000  Shares      747,500 Shares       859,625 Shares
                            September 30, 1998  at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share   at $10.00 Per Share
                            ------------------  -------------------  -------------------  -------------------   --------------------
                                     Percent of           Percent of           Percent of           Percent of           Percent of
                                     Adjusted             Adjusted             Adjusted             Adjusted             Adjusted
                                      Total                Total                Total                Total                Total
                             Amount  Assets (1)  Amount   Assets (1)  Amount   Assets (1)  Amount   Assets (1)  Amount   Assets (1)
                             ------  ---------   -------  ---------   -------  ---------   -------  ---------   -------  ---------
                                                                       (Dollars in thousands)
Generally accepted
accounting principles
 capital...................  $6,048      10.17%   $7,880      12.76%   $8,251      13.26%   $8,624      13.76%   $9,047      14.32%
                             ======      =====    ======      =====    ======      =====    ======      =====    ======      =====

Tangible capital...........  $6,017      10.13%   $7,849      12.72%   $8,220      13.23%   $8,590      13.72%   $9,016      14.29%
Tangible capital
 requirement...............     891       1.50       926       1.50       932       1.50       939       1.50       947       1.50
                             ------      -----    ------      -----    ------      -----    ------      -----    ------      -----
Excess.....................  $5,126       8.63%   $6,923      11.22%   $7,288      11.73%   $7,651      12.22%   $8,069      12.79%
                             ======      =====    ======      =====    ======      =====    ======      =====    ======      =====

Core capital...............  $6,017      10.13%   $7,849      12.72%   $8,220      13.23%   $8,590      13.72%   $9,016      14.29%
Core capital requirement(2)   1,783       3.00     1,851       3.00     1,865       3.00     1,878       3.00     1,893       3.00
                             ------      -----    ------      -----    ------      -----    ------      -----    ------      -----
Excess.....................  $4,234       7.13%   $5,998       9.72%   $6,355      10.23%   $6,712      10.72%   $7,123      11.29%
                             ======      =====    ======      =====    ======      =====    ======      =====    ======      =====

Total capital(3)...........  $6.297      22.30%   $8,129      28.33%   $8,500      29.53%   $8,870      30.72%   $9,296      32.08%
Risk-based
capital requirement........   2,259       8.00     2,295       8.00     2,303       8.00     2,310       8.00     2,318       8.00
                             ------      -----    ------      -----    ------      -----    ------      -----    ------      -----
Excess.....................  $4,038      14.30%   $5,834      20.33%   $6,197      21.53%   $6,560      22.72%   $6,978      24.08%
                             ======      =====    ======      =====    ======      =====    ======      =====    ======      =====


-------------------------

(1) Based upon total adjusted assets of $59.4 million at September 30, 1998 and $61.7 million, $62.2 million, $62.6 million and $63.1 million at the minimum, midpoint, maximum and maximum, adjusted, of the estimated valuation range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $28.2 million at September 30, 1998 and $28.7 million, $28.8 million, $28.9 million and $29.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the estimated valuation range, respectively, for purposes of the risk-based capital requirement.

(2) The current Office of Thrift Supervision core capital requirement for savings associations is 3% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA

  The plan of conversion requires that the common stock must be sold at a price equal to the estimated market value of PFSB Bancorp and Palmyra Saving as converted, based upon an independent valuation. The estimated valuation range as of December 11, 1998 and updated as of January 22, 1999, is from a minimum of $5,525,000 to a maximum of $7,475,000 with a midpoint of $6,500,000. At a price per share of $10.00, this results in a minimum number of shares of 552,500, a maximum number of shares of 747,500 and a midpoint number of shares of 650,000.

  The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated on the following table are based upon the following assumptions:

     1. Trident Securities will receive a fixed management fee of $135,000 as discussed under "The Conversion -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community
          Offerings";

     2. all of the common stock will be sold in the subscription and direct community offerings; and

     3. conversion expenses, excluding the fixed management fee paid to Trident Securities, will total approximately $400,000 regardless of the number of shares sold in the conversion .

     Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the subscription offering, direct community offering and syndicated community offering and other factors.

     The pro forma data that follows was prepared by PFSB Bancorp and Palmyra Savings with the assistance of RP Financial. The following table summarizes the historical net income and retained earnings of Palmyra Saving and the pro forma consolidated net income and stockholders' equity of PFSB Bancorp at and for the year ended September 30, 1998. Pro forma consolidated net income has been calculated as if the conversion was completed on October 1, 1997 and the estimated net proceeds had been invested at 4.39% beginning on that date. That percentage yield represents the one-year U.S. Treasury Bill yield as of September 30, 1998. While Office of Thrift Supervision regulations call for the use of a yield equal to the arithmetic average of the weighted average yield earned by Palmyra Saving on its interest-earning assets and the rates paid on its deposits, PFSB Bancorp believes that the one-year U.S. Treasury Bill yield is a more realistic yield on the investment of the conversion proceeds.

     A pro forma after-tax return of 2.77% is used for both PFSB Bancorp and Palmyra Saving, after giving effect to an incremental combined federal and state income tax rate of 37.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at October 1, 1997 or at September 30, 1998, but without any adjustment of historical or pro forma stockholders' equity per share to reflect the earnings on the estimated net proceeds.

     PFSB Bancorp and Palmyra Saving did not figure into their calculation the following four items:

     1. the shares to be reserved for issuance under the's stock option plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion;

     2. withdrawals from deposit accounts to purchase common stock in the conversion;

     3. the issuance of shares from authorized but unissued shares to the management development and recognition plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion; or

     4. the liquidation account that Palmyra Saving will establish for the benefit of eligible account holders and supplemental eligible account holders. See "The Conversion -- Effects of Conversion to Stock Form on Deposits and Borrowers of Palmyra Saving -- Liquidation Account.




     " THE FOLLOWING PRO FORMA DATA, WHICH IS BASED ON PALMYRA SAVING'S RETAINED EARNINGS AT SEPTEMBER 30, 1998 AND NET INCOME FOR THE YEAR ENDED SEPTEMBER 30, 1998, MAY NOT REPRESENT THE ACTUAL FINANCIAL EFFECTS OF THE CONVERSION OR THE OPERATING RESULTS OF PFSB BANCORP AFTER THE CONVERSION. THE PRO FORMA DATA RELIES EXCLUSIVELY ON THE ASSUMPTIONS OUTLINED ABOVE. THE PRO FORMA DATA DOES NOT REPRESENT THE FAIR MARKET VALUE OF PFSB BANCORP'S COMMON STOCK, THE CURRENT FAIR MARKET VALUE OF PALMYRA SAVING'S OR PFSB BANCORP'S ASSETS OR LIABILITIES, OR THE AMOUNT OF MONEY THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS IF PFSB BANCORP IS LIQUIDATED.

                                                                     AT OR FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                                      -----------------------------------------------------------------------------
                                                        552,500              650,000               747,500             859,625
                                                         SHARES           SHARES SOLD AT        SHARES SOLD AT       SHARES SOLD AT
                                                      SOLD AT $10.00          $10.00                $10.00               $10.00
                                                        PER SHARE           PER SHARE             PER SHARE         PER SHARE (15%
                                                         (MINIMUM            (MIDPOINT             (MAXIMUM           ABOVE MAXIMUM
                                                       OF ESTIMATED        OF ESTIMATED          OF ESTIMATED        OF ESTIMATED
                                                       PRICE RANGE)        PRICE RANGE)          PRICE RANGE)        PRICE RANGE)
                                                      --------------      --------------        --------------      ---------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross Proceeds........................................      $  5,525         $  6,500              $  7,474              $  8,596
Less:  estimated underwriting commission and
   other offering expenses............................          (535)            (535)                 (535)                 (535)
                                                            --------         --------              --------              --------
Estimated net proceeds................................         4,990            5,965                 6,939                 8,061
Less:  Common Stock acquired by employee stock
     ownership plan...................................          (442)            (520)                 (598)                 (688)
           Common Stock to be acquired by management
              development and recognition plan........          (221)            (260)                 (299)                 (344)
                                                            --------         --------              --------              --------
     Net investable proceeds..........................      $  4,327         $  5,185              $  6,042              $  7,029
                                                            ========         ========              ========              ========

Consolidated net income:
     Historical.......................................      $    276         $    276              $    276              $    276
     Pro forma income on net proceeds(2)..............           120              143                   167                   194
     Pro forma employee stock ownership plan
      adjustments(3)..................................           (28)             (33)                  (38)                  (43)
     Pro forma management development and
      recognition plan adjustments(4).................           (28)             (33)                  (38)                  (43)
                                                            --------         --------              --------              --------
          Pro forma net income........................      $    340         $    353              $    367              $    384
                                                            ========         ========              ========              ========

Consolidated net income per share(5)(6):
     Historical.......................................      $   0.54         $   0.46              $   0.40              $   0.35
     Pro forma income on net proceeds.................          0.24             0.24                  0.24                  0.24
     Pro forma employee stock ownership plan
        adjustments(3)................................         (0.05)           (0.05)                (0.05)                (0.05)
     Pro forma management development and
        recognition plan adjustments(4)...............         (0.05)           (0.05)                (0.05)                (0.05)
                                                            --------         --------              --------              --------
          Pro forma net income per share..............      $   0.68         $   0.60              $   0.54              $   0.49
                                                            ========         ========              ========              ========

Consolidated stockholders' equity (book value):
     Historical.......................................      $  6,048         $  6,048              $  6,048              $  6,048
     Estimated net proceeds...........................         4,990            5,965                 6,940                 8,062
     Less:  Common stock acquired by employee stock
        ownership plan................................          (442)            (520)                 (598)                 (688)
Less:  Common stock to be acquired by management
              development and recognition plan(4).....          (221)            (260)                 (299)                 (344)
                                                            --------         --------              --------              --------
           Pro forma stockholders' equity(7)..........      $ 10,375         $ 11,233              $ 12,091              $ 13,078
                                                            ========         ========              ========              ========

Consolidated stockholders' equity per share(6)(8):
     Historical(6)....................................      $  10.95         $   9.30              $   8.09              $   7.04
     Estimated net proceeds...........................          9.03             9.18                  9.28                  9.38
     Less:  Common stock acquired by employee stock
        ownership plan................................         (0.80)           (0.80)                (0.80)                (0.80)
                                                            --------         --------              --------              --------

     Less:  Common stock to be acquired by management
              development and recognition plan(4).....         (0.40)           (0.40)                (0.40)                (0.40)
                                                            --------         --------              --------              --------
          Pro forma stockholders' equity per share(9).      $  18.78         $  17.28              $  16.17              $  15.22
                                                            ========         ========              ========              ========

Purchase price as a percentage of pro forma...........         53.25%           57.87%                61.84%                65.70%
  stockholders' equity per share......................      ========         ========              ========              ========

Purchase price as a multiple of pro forma
   net income per share...............................         14.93x           16.67x                18.52x                20.41x
                                                            ========         ========              ========              ========

                                                   (footnotes on following page)

_______________________

(1) Gives effect to the sale of an additional 112,125 shares in the conversion, which may be issued to cover an increase in the pro forma market value of PFSB Bancorp and Palmyra Saving as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of additional shares will be conditioned on a determination by RP Financial that the issuance is compatible with its determination of the estimated pro forma market value of PFSB Bancorp and Palmyra Saving as converted. See "The Conversion -- Stock Pricing and Number of Shares to Be Issued."

(2) No effect has been given to withdrawals from savings accounts to purchase common stock in the conversion. Since funds on deposit at Palmyra Saving may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of the purchases), the net amount of funds available to Palmyra Saving for investment following receipt of the net proceeds of the conversion will be reduced by the amount of the withdrawals.

(3) The funds used to acquire these shares will be borrowed by the employee stock ownership plan, at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently 7.75 %, from the net proceeds from the conversion retained by PFSB Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Palmyra Saving intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Palmyra Saving's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 37.0%. Interest income earned by PFSB Bancorp on the employee stock ownership plan debt offsets the interest paid by Palmyra Saving on the employee stock ownership plan loan. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan . Applicable accounting practices require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Palmyra Saving -- Benefits -- Employee Stock Ownership Plan."

(4) In calculating the pro forma effect of the management development and recognition plan, it is assumed that the required stockholder approval has been received, that the shares were acquired at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 37.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.65, $0.57, $0.52 and $0.47 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended September 30, 1998, respectively, and pro forma stockholders' equity per share would be $18.44, $17,00, $15.94 and $15.10 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range at September 30, 1998, respectively. Shares issued under the management development and recognition plan vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded, total management development and recognition plan expense would increase. The total estimated expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax expense of $44,200, $52,000, $59,800 and $68,770 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended September 30, 1998, respectively. No effect has been given to the shares reserved for issuance under the proposed stock option plan.

(5) Per share amounts are based upon shares outstanding of 512,720, 603,200, 693,680, and 797,732 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended September 30, 1998, respectively, which includes the shares of common stock sold in the conversion less the number of shares assumed to be held by the employee stock ownership plan not committed to be released within the first year following the conversion.

(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional employee stock ownership plan expense or the proposed management development and recognition plan expense, as described above.

(7) "Book value" represents the difference between the stated amounts of Palmyra Saving's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of eligible account holders and supplemental eligible account holders in the conversion, or the federal income tax consequences of the restoration to income of Palmyra Saving's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "The Conversion-- Effects of Conversion to Stock Form on Depositors and Borrowers of Palmyra Saving" and "Taxation." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 552,500, 650,000, 747,500 and 859,625 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range, respectively.

(9) Does not represent possible future price appreciation or depreciation of the common stock.

      SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

  The following table sets forth certain information as to the approximate purchases of common stock by each director and executive officer of Palmyra Saving, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to these intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of Palmyra Saving and their associates may not purchase in excess of 35% of the shares sold in the conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.


                                                                                          Percent of        Percent of
                                                                                          Shares at         Shares at
                                                                                          Minimum of        Maximum of
            Name and                 Anticipated Number of       Anticipated Dollar       Estimated         Estimated
            Position               Shares to be Purchased (1)  Amount to be Purchased  Valuation Range   Valuation Range
            --------               --------------------------  ----------------------  ---------------   ---------------
L. Edward Schaeffer                              5,000                $ 50,000                  0.9%              0.7%
   Chairman of the Board
    and President

Eldon R. Mette                                   4,000                  40,000                  0.7               0.5
  Executive Vice President,
   Secretary and Director

Glenn J. Maddox                                  5,000                  50,000                  0.9               0.7
   Vice President of the Board
    and Director

Ronald L. Nelson                                 3,000                  30,000                  0.5               0.4
   Vice President and Treasurer

Albert E. Davis                                 10,000                 100,000                  1.8               1.3
   Director

Robert M. Dearing                                2,700                  27,000                  0.5               0.4
   Director

James D. Lovegreen                               4,000                  40,000                  0.7               0.5
   Director

Donald L. Slavin                                 8,000                  80,000                  1.5               1.1
                                               -------                --------            ---------         ---------
   Director

     Total                                      41,700                $417,000                  7.5%              5.6%
                                               =======                ========            =========         =========

________________________________

(1) Does not include any shares to be awarded under the employee stock ownership plan and management development and recognition plan or options to acquire shares under the stock option plan.

                 PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of Palmyra Saving and Building Association, F.A. for the fiscal years ended September 30, 1998 and 1997 have been audited by Moore, Horton & Carlson, P.C., independent auditors. The audit report is included in the back of this prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included in the back of this prospectus.

                                                                                       YEAR ENDED SEPTEMBER 30,
                                                                                   ----------------------------------
                                                                                          1998               1997
                                                                                   ---------------    ---------------

INTEREST INCOME:
    Mortgage loans................................................................      $3,048,539         $2,927,976
    Consumer and other loans......................................................          34,982             36,057
    Investment securities.........................................................         809,753            877,944
    Mortgage-backed securities....................................................         193,808            219,819
    Interest-bearing deposits.....................................................          76,791             70,977
                                                                                        ----------         ----------
        Total Interest Income.....................................................       4,163,873          4,132,773

INTEREST EXPENSE:
    Deposits -- Note G............................................................       2,669,858          2,619,925
    Advances from FHLB............................................................          15,337              5,853
                                                                                        ----------         ----------
       Total interest expense.....................................................       2,685,195          2,625,778
                                                                                        ----------         ----------
       Net interest income........................................................       1,478,678          1,506,995

Provision for Loan Losses -- Note D...............................................          25,000             20,813
                                                                                        ----------         ----------
    Net interest income after provision for loan losses...........................       1,453,678          1,486,182

NONINTEREST INCOME (LOSS):
    Service charges and other fees................................................          65,149             60,106
    Loss on sale of investments...................................................          (2,056)           (14,015)
    Gain (loss) on disposal of premises and equipment.............................           1,205               (731)
    Other.........................................................................          10,534             17,419
                                                                                        ----------         ----------
        Total Noninterest Income..................................................          74,832             62,779

NONINTEREST EXPENSE:
    Employee salaries and benefits................................................         560,020            524,262
    Occupancy costs...............................................................         134,977            125,670
    Advertising...................................................................          36,611             29,737
    Data processing...............................................................         107,463             78,715
    Federal insurance premiums....................................................          32,249             47,956
    Other.........................................................................         232,636            228,727
                                                                                        ----------         ----------
        Total Noninterest Expense.................................................       1,103,956          1,035,067
                                                                                        ----------         ----------

INCOME BEFORE INCOME TAXES........................................................         424,554            513,894
Income taxes -- Note I............................................................         149,000            182,000
                                                                                        ----------         ----------
NET INCOME........................................................................      $  275,554         $  331,894
                                                                                        ==========         ==========

See accompanying Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of Palmyra Saving. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes in the back of this prospectus, as well as the other sections of this prospectus.

OPERATING STRATEGY

     Palmyra Saving's business consists principally of attracting retail deposits from the general public and using these funds to originate and purchase mortgage loans secured by one- to four-family residences generally located in Missouri. To a lesser extent, Palmyra Saving also originates and purchases multi-family and originates commercial real estate loans, land loans, residential construction loans and loans secured by savings accounts. Palmyra Saving funds its assets primarily with retail deposits, although it occasionally uses advances from the Federal Home Loan Bank of Des Moines as a supplemental source of funds.

     Palmyra Saving's business strategy is to operate as a traditional, community-oriented savings association dedicated to financing home ownership and providing quality customer service. Historically, Palmyra Saving has emphasized the origination and purchase of loans secured by real estate and has retained for its portfolio all of the loans that it originates. To supplement loan demand in its primary market area, Palmyra Saving purchases participation interests in one- to- four family mortgage loans, primarily non-owner-occupied duplex properties, multi-family loans and commercial real estate loans generally secured by properties located in Missouri. Historically, virtually all of the mortgage loans originated by Palmyra Saving have been three- and five-year balloon loans based on an interest rate established by Palmyra Saving and that is fixed during the balloon term. Palmyra Saving funds its loan originations primarily with deposits, although advances form the Federal Home Loan Bank of Des Moines are used as a supplemental source of funds. Palmyra Saving does not intend to change its business materially after the conversion. However, in order to offer more product variety to its customers, Palmyra Saving intends to explore offering traditional ARM loans with an interest rate tied to a nationally recognized index such as the U.S. Treasury Bill rate, fixed-rate residential mortgage loans, and, to a limited extent, direct mobile home loans without the security of the underlying property. Implementation of these planned new loan programs will be gradual so that personnel can be trained adequately and the necessary delivery systems can be implemented.

     The conversion will increase the consolidated capital of PFSB Bancorp by the amount of the net proceeds. Funds withdrawn from deposit accounts will decrease interest-bearing liabilities, and new funds used to purchase shares will increase interest-earning assets. While PFSB Bancorp expects these changes to increase its net interest income, PFSB Bancorp also expects that the adoption of the management development and recognition plan and the additional costs of operating as a public company will increase its non-interest expenses. For additional information regarding the effects of this offering, see "Risk Factors -- Implementation of Benefit Plan Will Increase Future Compensation Expenses" and "Pro Forma Data."

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1998 AND 1997

     At September 30, 1998, total assets were $59.5 million compared to $58.4 million at September 30, 1997. This increase is primarily the result of a $2.1 million increase in loans, which was offset by declines in investment securities and mortgage-backed securities. The increase in loans primarily reflected residential mortgage loan refinancing in the current low interest rate environment, rather than new loan originations. The current low interest rate environment also contributed to the decline in investment securities and mortgage-backed securities as a result of prepayments.

     Premises and equipment increased from $491,000 at September 30, 1997 to $562,000 at September 30, 1998 as a result of a decrease in building and improvements from $581,000 to $569,000, offset by an increase in furniture and equipment from $354,000 to $380,000. Building and improvements decreased from $581,000 to $569,000 due to the write-off of a remodeling study of the Kahoka branch office calling for Palmyra Saving to occupy the entire building. Rather than occupying the entire building, Palmyra Saving sold and leasebacked the office in December 1998. It will lease the office until a new branch building is constructed. See "Recent Developments" and "Business of Palmyra Saving -- Properties" for further information. Furniture and equipment increased due to the purchase of new computer systems for each office.

     At September 30, 1998, deposits were $52.7 million compared to $51.4 million at September 30, 1997. Management attributes the increase, which occurred primarily in certificates of deposit, to normal growth.

     Total equity increased from $5.7 million at September 30, 1997 to $6.0 million at September 30, 1998 as a result of retained earnings and a prior period adjustment of $87,000 for deferred income taxes relating to the allowance for loan losses. See Note O to the Notes to Consolidated Financial Statements in the back of this prospectus for further discussion of this prior period adjustment.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

     NET INCOME. Net income was $276,000 in 1998 compared to $332,000 in 1997. Lower net interest income after provision for loan losses and higher noninterest expense in 1998 compared to 1997 were the primary reasons for the decline in net income.

     NET INTEREST INCOME. Net interest income was unchanged at $1.5 million for both years. Total interest income increased from $4.1 million in 1997 to $4.2 million in 1998 primarily as a result of a higher average balance of loans, which offset lower average balances of investments and mortgage-backed securities caused by repayments and maturities. Total interest expense increased from $2.6 million in 1997 to $2.7 million in 1998 primarily as a result of higher average deposit balances. Interest expense on Federal Home Loan Bank of Des Moines advances was $15,000 in 1998 compared to $6,000 in 1997 primarily as a result of higher average rates paid on advances.

     PROVISION FOR LOAN LOSSES. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. The provision for loan losses was $25,000 in 1998 compared to $21,000 in 1997. The provision was increased primarily because of the growth in the loan portfolio. There were no charge-offs or recoveries in either 1998 or 1997. The allowance for loan losses was $280,000 at September 30, 1998 and $255,000 at September 30, 1997. Management deemed the allowance as adequate at both dates. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond Palmyra Saving's control. While Palmyra Saving maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. See "Business of Palmyra Saving -- Lending Activities -- Allowance for Loan Losses" for further information.

     NONINTEREST INCOME. Noninterest income increased from $63,000 in 1997 to $75,000 in 1998. Service charges and other fees increased primarily as a result of higher numbers of loans outstanding and deposit accounts. Other noninterest income, which decreased from $17,000 in 1997 to $11,000 in 1998, consists primarily of miscellaneous operating income, commissions on credit life insurance policies that Palmyra Saving's service corporation sells to Palmyra Saving's borrowers, and safe deposit box rental fees. Other noninterest income decreased primarily as a result of the absence of $5,000 of dividend income in 1998 from Palmyra Saving's former data processing provider. The 's data processing provider, a business cooperative of which Palmyra Saving was a member, was sold to another company in 1997.

     NONINTEREST EXPENSE. Noninterest expense increased from $1.0 million in 1997 to $1.1 million in 1998. Employee salaries and benefits increased as a result of a part-time employee converting to full-time status and the hiring of three new employees . Occupancy costs increased primarily as a result of higher depreciation expense associated with new computer equipment. Advertising expense increased due to increased advertising to promote savings growth. Data processing expenses increased as a result of the purchase of teller station software that is charged based on the number of teller stations rather than as a flat fee. Federal deposit insurance premiums decreased due to the lower premium rates implemented after the recapitalization of the Savings Association Insurance Fund in 1996. Other noninterest expenses consists primarily of fees paid to directors, Office of Thrift Supervision assessment fees, professional fees, stationary and printing expenses, insurance costs, telephone and postage and other miscellaneous items. The increase in other noninterest expenses between 1998 and 1997 is primarily the result of normal inflationary increases. In addition, other noninterest expenses in 1997 included a $19,000 expense associated with obselete architectural plans for a new Kahoka branch office building. These plans were several years old and Palmyra Saving decided in 1997 that these plans would never be used. This expense was absent in 1998.

     INCOME TAXES. Income taxes decreased between 1997 and 1998 as a result of lower income before income taxes in 1998.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances causes any material differences in the information presented.

                                                                       YEAR ENDED SEPTEMBER 30,
                                        --------------------------------------------------------------------------------------
                                                          1998                                        1997
                                       -----------------------------------------    -----------------------------------------
                                           AVERAGE        INTEREST                      AVERAGE        INTEREST
                                           BALANCE           AND         YIELD/         BALANCE           AND         YIELD/
                                                          DIVIDENDS       COST                         DIVIDENDS       COST
                                       -------------    -----------   ----------    -------------    -----------   ----------
                                                                       (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans receivable, net(1).............       $39,233         $3,084         7.86%         $37,525         $2,964         7.90%
 Investment securities................        12,544            780         6.22           13,277            844         6.36
 Mortgage-backed securities...........         2,804            194         6.91            3,053            220         7.20
 FHLB stock...........................           431             29         6.82              480             34         7.00
 Interest-bearing deposits............         1,495             77         5.14            1,461             71         4.86
                                             -------         ------                       -------         ------
    Total interest-earning assets.....        56,507          4,164         7.37           55,796          4,133         7.41

 Noninterest earning assets...........         2,185                                        1,973
                                             -------                                      -------

    Total average assets..............       $58,692                                      $57,769
                                             =======                                      =======

INTEREST-BEARING LIABILITIES:
 Savings accounts.....................       $11,271            329         2.92          $11,694            342         2.93
 Certificates of deposit..............        40,844          2,341         5.73           40,007          2,278         5.69
                                             -------         ------                       -------         ------
   Total average deposits.............        52,115          2,670         5.12           51,701          2,620         5.07
 FHLB advances........................           269             15         5.70              123              6         4.76
                                             -------         ------                       -------         ------
   Total interest-bearing liabilities.        52,384          2,685         5.13           51,824          2,626         5.07
                                                             ------                                       ------

Noninterest-bearing liabilities.......           366                                          366
                                             -------                                      -------

   Total average liabilities..........        52,750                                       52,190

Average total equity..................         5,942                                        5,579
                                             -------                                      -------

 Total liabilities and retained
  earnings............................       $58,692                                      $57,769
                                             =======                                      =======

Net interest income...................                       $1,479                                       $1,507
                                                             ======                                       ======

Interest rate spread..................                                      2.24%                                        2.34%
                                                                            ====                                         ====

Net interest margin...................                                      2.62%                                        2.70%
                                                                            ====                                         ====

Ratio of average interest earning asset
  to average interest-bearing
   liabilities........................        107.87%                                      107.66%
                                             =======                                      =======

________________
(1) Average loans receivable includes nonperforming loans. Interest income does not include interest on loans 90 days or more past due.

YIELDS EARNED AND RATES PAID

     The following table sets forth at the date and for the periods indicated the weighted average yields earned on Palmyra Saving's assets and the weighted average interest rates paid on Palmyra Saving's liabilities, together with Palmyra Saving's interest rate spread and net interest margin.

                                                                  YEARS ENDED SEPTEMBER 30,              AT SEPTEMBER 30,
                                                           ---------------------------------------       ----------------
                                                                 1998                   1997                   1998
                                                           ----------------       ----------------       ----------------
Weighted average yield earned on:
          Loans receivable, net...........................             7.86%                  7.90%                  7.85%
          Investment securities...........................             6.22                   6.36                   6.18
          Mortgage-backed securities......................             6.91                   7.20                   6.98
          FHLB stock......................................             6.82                   7.00                   6.81
          Interest-earning deposits.......................             5.14                   4.86                   5.18
                     Total interest-earning assets........             7.37                   7.41                   7.39

Weighted average rate paid on:
          Savings accounts................................             2.92                   2.93                   3.05
          Certificates of deposit.........................             5.73                   5.69                   5.56
                     Total average deposits...............             5.12                   5.07                   5.02
          FHLB advances...................................             5.70                   4.76                   5.74
                     Total interest-bearing liabilities...             5.13                   5.07                   5.02

Interest rate spread (spread between weighted average
   rate on all interest-earning assets and all interest-
   bearing liabilities)...................................             2.24                   2.34                   2.37

Net interest margin (net interest income (expense) as a
   percentage of average interest-earning assets).........             2.62                   2.70                    N/A

RATE/VOLUME ANALYSIS

     The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of Palmyra Saving. : The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The rate/volume column shows the effects attributable to changes in rate and volume (changes in rate multiplied by changes in volume).

                                                                               YEAR ENDED SEPTEMBER 30, 1998
                                                                                        COMPARED TO
                                                                               YEAR ENDED SEPTEMBER 30, 1997
                                                                                INCREASE (DECREASE) DUE TO
                                                            -------------------------------------------------------------------
                                                                RATE             VOLUME             RATE/             TOTAL
                                                                                                    VOLUME
                                                            -------------     -------------     -------------     -------------
                                                                                  (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Loans receivable, net....................................           $(14)             $135               $(1)             $120
 Investment securities....................................            (18)              (47)                1               (64)
 Mortgage-backed securities...............................             (9)              (18)                1               (26)
 FHLB stock...............................................             (2)               (3)               --                (5)
 Interest-earning deposits................................              4                 2                --                 6
                                                                     ----              ----               ---              ----
   Total net change in income
      On interest-earning assets..........................            (39)               69                 1                31

Interest-bearing liabilities:
 Savings accounts.........................................             (1)              (12)               --               (13)
 Certificates of deposits.................................             15                48                --                63
                                                                     ----              ----               ---              ----
   Total average deposits.................................             14                36                --                50
 FHLB advances............................................              1                 7                 1                 9
                                                                     ----              ----               ---              ----
Total net change in expense
   on interest-bearing liabilities........................             15                43                 1                59
                                                                     ----              ----               ---              ----

Net change in net interest income.........................           $(54)             $ 26               $--              $(28)
                                                                     ====              ====               ===              ====

MARKET RISK ANALYSIS

     GENERAL. Palmyra Saving's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Palmyra Saving's profitability is also affected by the level of income and expenses. Non-interest income includes service charges and fees and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. Palmyra Saving's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     QUANTITATIVE ASPECTS OF MARKET RISK. Palmyra Saving does not maintain a trading account for any class of financial instrument nor does it engage in hedging activities or purchase high-risk derivative instruments. Furthermore, Palmyra Saving has no foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of Palmyra Saving's interest-earning assets and interest-bearing liabilities, see the tables under "Business of Palmyra Saving -- Lending Activities -- Maturity of Loan Portfolio," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Deposit Accounts -- Time Deposits by Maturities."

     QUALITATIVE ASPECTS OF MARKET RISK. Palmyra Saving has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of Palmyra Saving's interest-earning assets by originating for its portfolio loans with interest rates that periodically adjust to market conditions. Palmyra Saving relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

     In order to encourage institutions to reduce their interest rate risk, the Office of Thrift Supervision adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the Office of Thrift Supervision, Palmyra Saving receives a report which measures interest rate risk by modeling the change in net portfolio value over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the Office of Thrift Supervision to replace the "gap" analysis, which is the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in net portfolio value that will occur upon an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under Office of Thrift Supervision regulations, an institution with a greater than "normal" level of interest rate risk take a deduction from total capital for purposes of calculating its risk-based capital. The Office of Thrift Supervision, however, has delayed the implementation of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. Palmyra Saving is exempt because of its asset size. Based on Palmyra Saving's regulatory capital levels at September 30, 1998, Palmyra Saving believes that, if the proposed regulation was implemented at that date, Palmyra Saving's level of interest rate risk would have caused it to be treated as an institution with greater than "normal" interest rate risk.

    The following table is provided by the Office of Thrift Supervision and sets forth the change in Palmyra Saving's net portfolio value at September 30, 1998, based on Office of Thrift Supervision assumptions, that would occur upon an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

                                                                                  NET PORTFOLIO AS % OF
                                        NET PORTFOLIO VALUE                     PORTFOLIO VALUE OF ASSETS
                         ------------------------------------------------- ----------------------------------
   BASIS POINT ("BP")                                                       NET PORTFOLIO
     CHANGE IN RATES          $ AMOUNT      $ CHANGE (1)    % CHANGE        VALUE RATIO (2)    CHANGE (BP) (3)
 ----------------------- ------------------------------------------------- ----------------------------------
          400                  $6,845           $562            9%               11.57%               112
          300                   6,742            459            7                11.34                 90
          200                   6,605            322            5                11.07                 62
          100                   6,412            129            2                10.71                 26
            0                   6,283             --           --                10.45                 --
         (100)                  6,295             12           --                10.39                 (5)
         (200)                  6,358             75            1                10.41                 (4)
         (300)                  6,418            135            2                10.42                 (2)
         (400)                  6,440            158            3                10.38                 (7)

-------------------------

(1) Represents the increase of the estimated net portfolio value at the indicated change in interest rates compared to the net portfolio value assuming no change in interest rates.

(2) Calculated as the estimated net portfolio value divided by the portfolio value of total assets ("PV").

(3) Calculated as the increase (decrease) of the net portfolio value ratio assuming the indicated change in interest rates over the estimated net portfolio value ratio, assuming no change in interest rates.

     The following table, provided by the Office of Thrift Supervision, is based on the calculations in the above table. It sets forth the interest rate risk capital component that will be deducted from risk-based capital in determining the level of risk-based capital. At September 30, 1998, the change in net portfolio value as a percentage of portfolio value of total assets is positive 1.2%, which is less than 2.0%, indicating that Palmyra Saving has a "normal" level of interest rate risk.

                                                                              AT                AT                AT
                                                                         SEPTEMBER 30,       JUNE 30,        SEPTEMBER 30,
                                                                             1998              1998              1997
                                                                       --------------    --------------    --------------
RISK MEASURES:  200 BP RATE SHOCK:

Pre-shock net portfolio value ratio:  net portfolio value as % of
 portfolio value of assets............................................          10.45%            11.62%            12.40%
Exposure measure:  post-shock net portfolio value ratio...............          10.41             11.49             11.79
Sensitivity measure:  change in net portfolio value ratio.............            4bp              13bp              61bp

     The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.


     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset.

Further, if a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

     Palmyra Saving's primary sources of funds are maturities and prepayments of investment securities, customer deposits, proceeds from principal and interest payments on loans and Federal Home Loan Bank of Des Moines advances. While investment securities maturities and scheduled amortization of loans are a predictable source of funds, deposit flows, investment securities prepayments and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     Palmyra Saving must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. Palmyra Saving generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At September 30, 1998, cash and interest-bearing deposits totaled $2.3 million, or 3.8 % of total assets, and investment securities classified as available-for-sale totaled $7.1 million. At September 30, 1998, Palmyra Saving had outstanding advances of $500,000 under an available credit line of $16.7 million with the Federal Home Loan Bank of Des Moines.

     Office of Thrift Supervision regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 4.0% of the average daily balance of its net withdrawals deposits and short-term borrowings. Palmyra Saving's actual liquidity ratio at September 30, 1998 was 13.4%. See "-- Comparison of Financial Condition at September 30, 1998 and 1997" and "Business of Palmyra Saving -- Investment Activities."

     Palmyra Saving's primary investing activity is the origination and purchase of one- to- four family mortgage loans. During the years ended September 30, 1998 and 1997, Palmyra Saving originated $8.7 million and $9.4 million of these loans, respectively, and purchased $2.7 million and $1.0 million, respectively. At September 30, 1998, Palmyra Saving had loan commitments, including undisbursed portions of mortgage loans, totaling $1.3 million. Palmyra Saving anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from September 30, 1998 totaled $22.3 million. Historically, Palmyra Saving has been able to retain a significant amount of its deposits as they mature. In addition, management of Palmyra Saving believes that it can adjust the offering rates of certificates of deposit to retain deposits in changing interest rate environments. In the event that a significant portion of these deposits are not retained by Palmyra Saving , Palmyra Saving would be able to utilize Federal Home Loan Bank of Des Moines advances to fund deposit withdrawals, which would result in an increase in interest expense to the extent that the average rate paid on advances exceeds the average rate paid on deposits of similar duration.

     Office of Thrift Supervision regulations require Palmyra Saving to maintain specific amounts of regulatory capital. As of September 30, 1998, Palmyra Saving complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 10.1%, 10.1% and 22.3%, respectively. For a detailed discussion of regulatory capital requirements, see "Regulation -- Federal Regulation of Savings Associations --Capital Requirements." See also "Historical And Pro Forma Regulatory Capital Compliance."

YEAR 2000 ISSUES

     Palmyra Saving is a user of computers, computer software and equipment utilizing embedded microprocessors that will be effected by the year 2000 issue. The year 2000 issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems may recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause erroneous results, ranging from system malfunctions to incorrect or incomplete processing.

     Palmyra Saving's year 2000 committee consists of the entire Board of Directors and Ronald L. Nelson, Palmyra Saving's Vice President and Treasurer, who is chairman of the committee. Mr. Nelson makes a monthly progress report to the Board of Directors. The committee has developed and is implementing a comprehensive plan to make all information and non-information technology assets year 2000 compliant. The plan is comprised of the following phases:

     1. Awareness - Educational initiatives on year 2000 issues and concerns. This phase is ongoing, especially as it relates to informing customers of Palmyra Saving's year 2000 preparedness.

     2. Assessment - Inventory of all technology assets and identification of third-party vendors and service providers. Palmyra Saving analyzed the operation of all date-sensitive computer systems and identified in writing all third-party vendors and service providers associated with these systems. This phase was completed as of December 31, 1998.

     3. Renovation - Review of vendor and service providers responses to Palmyra Saving's year 2000 inquiries and development of a follow-up plan and timeline. This phase was completed as of December 31, 1998.


     4. Validation - Testing all systems and third-party vendors for year 2000 compliance. Palmyra Saving is currently in this phase of its plan. Palmyra Saving has replaced all in-house equipment, such as teller station equipment, with year 2000 compliant equipment. A third-party service bureau processes all customer transactions and has completed upgrades to its systems to be year 2000 compliant. Palmyra Saving is relying on the results of proxy testing by its third-party service bureau. The proxy testing, which involved five financial institutions, not including Palmyra Saving , tested the results of transactions at various different test dates before and after the year 2000 date change and cover all of the applications used by Palmyra Saving . This proxy testing was completed in November 1998. With the completion of the proxy testing, Palmyra Saving will conduct connectivity testing during February 1999. Connectivity testing, which is scheduled to last approximately two to three days, involves Palmyra Saving and its third-party service bureau each rolling forward their computer systems to the year 2000 so that Palmyra Saving may process its own data files under simulated year 2000 conditions using all applications. If connectivity testing reveals that the third-party systems are not year 2000 compliant, Palmyra Saving's service bureau intends to either transfer Palmyra Saving to other systems that are year 2000 compliant or provide additional remedial resources. Other parties whose year 2000 compliance may effect Palmyra Saving include the Federal Home Loan Bank of Des Moines , brokerage firms, the operator of Palmyra Saving's automated teller machines network and Palmyra Saving's pension plan administrator. These third parties have indicated their compliance or intended compliance. Where it is possible to do so, Palmyra Saving has scheduled testing with these third parties. Where testing is not possible, Palmyra Saving will rely on certifications from vendors and service providers.

     5. Implementation - Replacement or repair of non-compliant technology. As Palmyra Saving progresses through the validation phase, Palmyra Saving expects to determine necessary remedial actions and provide for their implementation. Palmyra Saving has already implemented a new year 2000 compliant computerized teller system and has verified the year 2000 compliance of its computer hardware and other equipment containing embedded microprocessors. Palmyra Saving's plan provides for year 2000 readiness to be completed by June 30, 1999.

     Substantially all of Palmyra Saving's multi-family and commercial loans are participation interests in loans originated by other financial institutions. Palmyra Saving has contacted, in writing, each financial institution from which it purchases loan interests asking them to report to it regarding their year 2000 readiness plan and status. The institutions have all responded and indicated intended year 2000 compliance. Palmyra Saving's consideration of year 2000 compliance of potential borrowers is generally limited to these activities. Palmyra Saving believes that year 2000 compliance issues do not affect individuals, who represent virtually all of its borrowers, to nearly the same degree as commercial borrowers.

     Palmyra Saving estimates its total cost to replace computer equipment, software programs or other equipment containing embedded microprocessors that were not year 2000 compliant to be approximately $82,000 , of which approximately $66,000 has been incurred as of September 30, 1998. System maintenance or modification costs are charged to expense as incurred, while the cost of new hardware, software or other equipment is capitalized and amortized over their estimated useful lives. Palmyra Saving does not separately track the internal costs and time that its own employees spend on year 2000 issues, which are principally payroll costs.

     Because Palmyra Saving depends substantially on its computer systems and those of third parties, the failure of these systems to be year 2000 compliant could cause substantial disruption of Palmyra Saving's business and could have a material adverse financial impact on Palmyra Saving . Failure to resolve year 2000 issues presents the following risks to Palmyra Saving, which it believes reflects its most reasonbly likely worst-case scenario :

     1. Palmyra Saving could lose customers to other financial institutions, resulting in a loss of revenue, if Palmyra Saving's third party service bureau is unable to properly process customer transactions;

     2. Governmental agencies, such as the Federal Home Loan Bank of Des Moines , and correspondent institutions could fail to provide funds to Palmyra Saving , which could materially impair Palmyra Saving's liquidity and affect Palmyra Saving's ability to fund loans and deposit withdrawals;

     3. Concern on the part of depositors that year 2000 issues could impair access to their deposit account balances could result in Palmyra Saving experiencing deposit outflows prior to December 31, 1999; and

     4. Palmyra Saving could incur increased personnel costs if additional staff is required to perform functions that inoperative systems would have otherwise performed.

     Management believes that it is impossible to estimate the potential lost revenue due to the year 2000 issue, as the extent and longevity of any potential problem cannot be predicted. Because substantially all of Palmyra Saving's loan portfolio consists of loans to individuals rather than commercial enterprises, management believes that year 2000 issues will not impair the ability of Palmyra Saving's borrowers to repay their debt.

     There can be no assurances that Palmyra Saving's year 2000 plan will effectively address the year 2000 issue, that Palmyra Saving's estimates of the timing and costs of completing the plan will ultimately be accurate or that the impact of any failure of Palmyra Saving or its third-party vendors and service providers to be year 2000 compliant will not have a material adverse effect on Palmyra Saving's business, financial condition or results of operations.

     Palmyra Saving has a business resumption contingency plan for year 2000 compliance. If there is a computer systems failure in less than all of its branch offices, all data processing would be transferred to and performed at the unaffected office. If all computer systems fail, Palmyra Saving would resort to manual processing of transactions until the computer systems resume operation.


IMPACT OF ACCOUNTING PRONOUNCEMENTS AND REGULATORY POLICIES

     ACCOUNTING FOR STOCK-BASED COMPENSATION. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management expects to use the financial statement footnote disclosure option after the conversion and the adoption of stock based benefit plans.

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES. Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted.

     This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The standards are based on consistent application of a financial-components approach that focuses on a control period. Under the approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Adoption of this statement on January 1, 1997 did not have a material impact on Palmyra Saving's financial position or results of operations.

     EARNINGS PER SHARE. Statement of Financial Accounting Standards No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary earnings per share with a presentation of basic earnings per share and requires the dual presentation of basic and diluted earnings per share on the face of the income statement. This statement is effective for financial statements issued for periods after December 15, 1997 including interim periods; earlier applications are not permitted. This statement requires restatement of all prior period earnings per share data presented.

     DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE. Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in Accounting Principles Board Opinions No. 10, "Omnibus
Opinion -1966," and No. 15, "Earnings Per Share," and Statement of Financial Accounting Standards No. 47, "Disclosure of Long-Term Obligations," for entities that were required to follow those standards. Statement of Financial Accounting Standards No. 129 is effective for financial statements for periods ending after December 15, 1997. Statement of Financial Accounting Standards No. 129 contains no change in disclosure requirements for entities that were previously required to follow the requirements of APB Opinion Nos. 10 and 15 and Statement of Financial Accounting Standards No. 47.

     COMPREHENSIVE INCOME. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presenting of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The statement requires that companies classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

     DISCLOSURE ABOUT SEGMENTS. Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." The statement becomes effective for Palmyra Saving's fiscal year ending September 30, 1999, and requires that comparative information from earlier years be restated to conform to its requirements.

     EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS. Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," issued in February 1998, standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. The statement is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged. Its adoption will have no impact on Palmyra Saving's results of operations and financial condition as this statement relates to disclosure requirements. Palmyra Saving adopted Statement of Financial Accounting Standards No. 132 on October 1, 1998, and its adoption did not significantly affect Palmyra Saving's financial reporting.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998, standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. The Statement requires entities to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value, gains and losses, of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. See Note A of the Notes to Consolidated Financial Statements for further information. The Statement is effective for financial statements issued for periods beginning after June 15, 1999. Currently, Palmyra Saving is evaluating the effects of the statement.

     ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE. Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," issued in October 1998, amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for years beginning after December 15, 1998. Currently, neither PFSB Bancorp nor Palmyra Saving conduct any mortgage banking activities.

EFFECT OF INFLATION AND CHANGING PRICES

     The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles , which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Palmyra Saving's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                           BUSINESS OF PFSB BANCORP

GENERAL

     PFSB Bancorp was organized as a Missouri business corporation at the direction of Palmyra Saving in November 1998 to become PFSB Bancorp for Palmyra Saving upon completion of the conversion. As a result of the conversion, Palmyra Saving will be a wholly-owned subsidiary of PFSB Bancorp and all of the issued and outstanding capital stock of Palmyra Saving will be owned by PFSB
Bancorp.

BUSINESS

     Before the completion of the conversion, PFSB Bancorp will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, PFSB Bancorp's sole business activity will be the ownership of the outstanding capital stock of Palmyra Saving. In the future, PFSB Bancorp may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, PFSB Bancorp will neither own nor lease any property but will instead use the premises, equipment and furniture of Palmyra Saving with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since PFSB Bancorp will only hold the outstanding capital stock of Palmyra Saving after the conversion, the competitive conditions applicable to PFSB Bancorp will be the same as those confronting Palmyra Saving. See "Business of Palmyra Saving -- Competition."

                          BUSINESS OF PALMYRA SAVING

GENERAL

     Palmyra Saving was founded in 1887 as a state-chartered mutual savings association and converted to a federal mutual savings association charter effective June 1, 1995. Palmyra Saving is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Palmyra Saving's deposits have been federally-insured since 1938 and are currently insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. Palmyra Saving has been a member of the Federal Home Loan Bank-System since 1937.

     Palmyra Saving operates as a traditional savings association, specializing in single-family residential mortgage lending and savings deposits. Palmyra Saving's business consists primarily of attracting retail deposits from the general public and using those funds to originate and purchase real estate loans. Palmyra Saving holds its loans for long-term investment purposes. See "-- Lending Activities."

     As discussed below under "-- Market Area" Palmyra Saving primarily operates in a small, low-growth market area, which significantly limits its ability to grow its primary business of making residential mortgage loans and attracting savings deposits. Consequently, Palmyra Saving's core earnings from lending, investment and deposit activities is below that of its peers. See "Risk Factors -- Palmyra Saving's Business Depends Heavily on Economic Conditions of its Primary Market Area and Weak Market Area Demographics Has Hurt Core Earnings and Limits Growth Prospects" for further discussion. With the capital raised in this stock offering, Palmyra Saving believes that it will be able to offer new competitive lending products to residents of its primary market area. After the conversion, Palmyra Saving plans to implement a program for offering longer term fixed-rate mortgage loans and traditional adjustable rate mortgage loans with interest rates tied to a nationally recognized index such as the U.S. Treasury Bill rate. To a limited extent, Palmyra Saving also intends to begin engaging in direct mobile home lending without the security of the underlying real estate. See "-- Lending Activities" for a further discussion.

MARKET AREA


     Palmyra Saving conducts business from its main office in Palmyra (Marion County) and two branch offices located in Canton (Lewis County) and Kahoka (Clark County). Substantially all of Palmyra Saving's depositors live in Lewis, Clark and Marion Counties and most of Palmyra Saving's loans are secured by properties located in these counties. Lewis, Clark and Marion Counties are rural counties that historically have had higher unemployment and lower income than the rest of Missouri and the U.S. Service industries represent the largest group of employers in Lewis and Marion Counties, while farm-related businesses were the largest employers in Clark County. Manufacturing employment is most significant in Marion County. Industries located in the region include chemicals, automobile parts, electric utilities, and state and local government.


     Palmyra Saving focuses on serving customers in the rural northeastern Missouri counties of Marion, Lewis and Clark, which currently have an aggregate population of approximately 45,000 distributed among approximately 18,000 households. The average unemployment rate for these three counties was approximately 5.1% in July 1998, which exceeded both the Missouri rate of 4.4% and the U.S. rate of 4.7%. The average median household income for the three counties was approximately $31,000, which is less than the Missouri average of approximately $36,100 and the U.S. average of approximately $38,100. Furthermore, the average per capita income for the three counties was approximately $14,000, which is also less than the Missouri average of approximately $17,300 and the U.S. average of approximately $18,400.



COMPETITION

     Palmyra Saving faces intense competition in its primary market area for the attraction of deposits and in the origination of loans. Its most direct competition for deposits has historically come from the several commercial banks operating in Palmyra Saving's primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms and insurance companies. Particularly in times of high interest rates, Palmyra Saving has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. Palmyra Saving's competition for loans comes primarily from the commercial banks operating in its primary market area. Competition for deposits and the origination of loans may limit Palmyra Saving's growth in the future. See "Risk Factors -- Competition Has Hurt Palymra Saving's Net Interest Income."

LENDING ACTIVITIES


     GENERAL. At September 30, 1998, Palmyra Saving's net loans receivable totaled $40.5 million, or 68.1% of total assets. Palmyra Saving has concentrated its lending activities on one- to four-family mortgage loans, with these loans amounting to 88.9% of loans at September 30, 1998. Palmyra Saving also originates multi-family, commercial real estate, land and residential construction loans, as well as loans secured by savings accounts. In addition, Palmyra Saving purchases participation interests in residential mortgage loans that are primarily non-owner secured by non-owner-occupied duplex properties, multi-family and commercial real estate loans. Purchased loan interests amounted to $8.6 million, or 21.2% of net loans, at September 30, 1998. A substantial portion of Palmyra Saving's mortgage loan portfolio is secured by real estate located in Missouri.


     LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of Palmyra Saving's loan portfolio at the dates indicated. Palmyra Saving had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                                                                          AT SEPTEMBER 30,
                                                             -----------------------------------------------------------------
                                                                          1998                               1997
                                                             ------------------------------     ------------------------------
                                                                 AMOUNT           PERCENT           AMOUNT           PERCENT
                                                             ------------    --------------     ------------    --------------
                                                                                    (DOLLARS IN THOUSANDS)
Mortgage loans:
   One- to four-family.......................................     $36,801             88.91%         $34,580             87.42%
   Multi-family..............................................         806              1.95              958              2.42
   Commercial................................................       2,073              5.01            1,834              4.64
   Construction..............................................         876              2.12            1,452              3.67
   Land......................................................         420              1.01              290              0.74
                                                                  -------            ------          -------            ------
       Total mortgage loans..................................      40,976             99.00           39,114             98.89

Consumer loans:
   Education loans...........................................          98              0.24              124              0.31
   Savings account loans.....................................         305              0.74              304              0.77
   Other.....................................................          10              0.02               13              0.03
                                                                  -------            ------          -------            ------
       Total consumer loans..................................         413              1.00              441              1.11
                                                                  -------            ------          -------            ------
       Total loans, gross....................................      41,389            100.00%          39,555            100.00%
                                                                                     ======                             ======

Less:
   Undisbursed loan funds....................................         592                                899
   Allowance for loan losses.................................         280                                255
   Deferred loan fees........................................           4                                  7
                                                                  -------                            -------
       Loan receivable, net..................................     $40,513                            $38,394
                                                                  =======                            =======


     ONE- TO FOUR-FAMILY REAL ESTATE LOANS. Palmyra Saving's primary lending activity is the origination of loans secured by one- to four-family residences located in its market area. Palmyra Saving also purchases participation interests in one- to four-family mortgage loans that are primarily secured by non-owner-occupied duplex properties located in other areas of Missouri. At September 30, 1998, $36.8 million, or 88.9%, of Palmyra Saving's total loans consisted of one- to four-family loans, of which $6.9 million were purchased loans. All one- to four-family mortgage loans are held in Palmyra Saving's portfolio for long-term investment.

     Palmyra Saving's residential mortgage loans are structured as either three- or five-year balloon loans with terms up to 30 years, or 20 years for non-owner occupied properties. The interest rate, fixed for the balloon term, is established by Palmyra Saving after an assessment of rates offered by competitors. The borrower is notified in writing 30 days before the end of the balloon term of the new interest rate that will be effective at the maturity of the balloon term. If the borrower accepts the new rate, a modification agreement is executed for another balloon term with an amortization schedule equal to the original amortization term less the prior balloon term(s). Palmyra Saving's residential mortgage loans do not have any annual interest rate adjustment limits, but have a lifetime interest rate adjustment limit of 6%. Palmyra Saving charges a prepayment penalty of 2% of the outstanding principal balance if a loan that has been outstanding five years or less is paid off before maturity. Missouri law prohibits Palmyra Saving from charging a prepayment penalty on a loan that has been outstanding for more the five years. Palmyra Saving's residential mortgage loans are generally underwritten, but not documented, according to secondary market guidelines.


     To a limited extent, Palmyra Saving originates mortgage loans secured by non-owner occupied residential properties. These loans are generally secured by second residences located on or near a recreational lake located in southern Clark County, Missouri, which is located approximately 12 miles northwest of Canton. These loans are made on the same general terms as loans secured by owner occupied properties, except that loan-to-value ratios are limited to up to 65% and the terms are limited to up to 20 years.


     The retention of balloon loans in Palmyra Saving's loan portfolio, which through the use of modification agreements function like adjustable rate mortgage loans, helps reduce Palmyra Saving's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on adjustable rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable rate mortgage loans allow Palmyra Saving to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations Palmyra Saving has no assurance that yields on adjustable rate mortgage loans will be sufficient to offset increases in Palmyra Saving's cost of funds. Palmyra Saving believes these risks, which have not had a material adverse effect on Palmyra Saving to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.


     Palmyra Saving generally requires an acceptable attorney's opinion on the status of its lien on all loans where real estate is the primary source of security. Palmyra Saving also requires that fire and casualty insurance and, if appropriate, flood insurance be maintained in an amount at least equal to the outstanding loan balance.


     Palmyra Saving's one- to four-family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. According to underwriting guidelines adopted by Palmyra Saving's Board of Directors, Palmyra Saving can lend up to 95% of the appraised value of the property securing a one-to- four family residential loan. Generally, Palmyra Saving self insures the portion of the principal amount between 80% and 90% of the appraised value of the security property and requires private mortgage insurance on the portion of the principal amount that exceeds 90% of the appraised value of the security property. An independent certified appraiser appraises all non-owner occupied properties and properties located outside of Palmyra Saving's primary market area. Otherwise appraisals are performed by either Eldon R. Mette, Palmyra Saving's Executive Vice President, or L. Edward Schaeffer, Palmyra Saving's Chairman of the Board and President. Only Mr. Schaeffer is a certified appraiser. If Mr. Mette or Mr. Schaeffer performs the property appraisal, he will abstain from voting on the loan application.


     Currently, Palmyra Saving does not offer fixed-rate residential mortgage loans. Palmyra Saving originates only adjustable rate mortgage loans and most of the residential mortgage loans that it purchases are also adjustable rate mortgage loans. After the conversion, Palmyra Saving plans to implement a program for offering longer term fixed-rate mortgage loans as well as traditional adjustable rate mortgage loans with interest rates tied to a nationally recognized index such as the U.S. Treasury Bill rate. Palmyra Saving intends to hold fixed-rate mortgage loans for long-term investment.


     MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOANS. Palmyra Saving occasionally originates and purchases mortgage loans for the acquisition and refinancing of multi-family and commercial real estate properties. At September 30, 1998, $806,000, or 2.0%, of Palmyra Saving's total loans consisted of loans secured by multi-family residential property, all of which are purchased participation interests secured by properties located in Missouri, and $2.1 million, or 5.0%, of Palmyra Saving's total loans consisted of loans secured by commercial real estate, $863,000 of which are purchased participation interests. All purchased participation interests are underwritten according to the same standards that Palmyra Saving would use if it were originating the underlying loans. Palmyra Saving has no written or oral commitments with any institution to purchase a predetermined number or type of participation interests.


     At September 30, 1998, Palmyra Saving's commercial real estate loans are secured by churches, storefronts and a restaurant, all located in Missouri, and a strip shopping center located in Florida. At September 30, 1998, Palmyra Saving's largest multi-family or commercial real estate loan that Palmyra
Saving originated was $119,000 and is secured by a restaurant. The largest purchased multi-family or commercial real estate participation interest had an outstanding balance of $414,000 at September 30, 1998 and is secured by a strip shopping center located in Port Richey, Florida. At September 30, 1998, this loan was designated "special mention." See "-- Asset Classification" for further information.


     All multi-family loans and commercial real estate loans originated by Palmyra Saving are three- or five-year adjustable rate balloon loans with terms of up to 20 years. Multi-family loans and commercial real estate loans purchased by Palmyra Saving are also adjustable rate loan generally indexed to the prime rate and with terms of up to 25 years. Palmyra Saving requires appraisals of all properties securing multi-family loans and commercial real estate loans. If the property is located outside of Palmyra Saving's primary market area, appraisals are performed by an independent appraiser designated by Palmyra Saving, all of which are reviewed by management. Otherwise, appraisals are prepared by either Mr. Mette or Mr. Schaeffer as described above.


     Multi-family and commercial real estate lending affords Palmyra Saving an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. Palmyra Saving seeks to minimize these risks by limiting the maximum loan-to-value ratio to up to 80% for multi-family loans (75% for commercial real estate loans) and strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. Palmyra Saving also obtains loan guarantees from financially capable parties based on a review of personal financial statements.


     RESIDENTIAL CONSTRUCTION LOANS. Palmyra Saving originates residential construction loans to local home builders and to individuals for the construction and acquisition of their personal residence. At September 30, 1998, residential construction loans amounted to $876,000, or 2.1% of Palmyra Saving's total loans.


     Palmyra Saving's construction loans to builders generally have fixed interest rates and are for a term of six months. Loans to builders are typically made with a maximum loan to value ratio of 80%. These loans are usually made to the builder before there is an identified buyer for the completed home. Palmyra Saving lends to approximately eight builders with whom it has long standing relationships and limits each builder to no more than three homes under construction at a time. At September 30, 1998, the largest amount of construction loans outstanding to one builder was $102,000, all of which was for speculative construction. Construction loans to individuals are made on the same terms as Palmyra

Saving's one- to four-family mortgage loans, but provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan.


     Prior to making a commitment to fund a construction loan, Palmyra Saving requires an appraisal of the property by a staff appraiser. Palmyra Saving also reviews and inspects each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on percentage of completion.


     Construction lending affords Palmyra Saving the opportunity to earn higher interest rates with shorter terms to maturity relative to single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. These loans are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, Palmyra Saving may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, Palmyra Saving may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due.


     Palmyra Saving has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties. It is also Palmyra Saving's general policy to obtain regular financial statements from builders so that it can monitor their financial strength.


     LAND LOANS. Palmyra Saving occasionally originates loans secured by unimproved land, including small residential subdivisions in Palmyra Saving's primary market area. These loans have terms of three to 20 years and generally have adjustable interest rates. At September 30, 1998, land loans totaled $420,000, or 1.0% of total loans. The largest land loan at that date was $101,000.


     CONSUMER LOANS. Historically, Palmyra Saving's consumer lending activities have been limited to guaranteed education loans and savings account loans. At September 30, 1998, consumer loans amounted to $413,000, or 1.0% of total loans. Palmyra Saving does not expect to become an active consumer lender, but intends to begin engaging, to a limited extent, in direct mobile home lending without the security of the underlying real estate. Currently, Palmyra Saving engages in a limited amount of direct mobile home lending but only with the security of the underlying real estate.


     Palmyra Saving originates insured education loans to out-of-state residents attending school in Missouri or to Missouri residents attending school outside of Missouri under federally sponsored programs. Palmyra Saving receives quarterly interest payments from the U.S. government on the outstanding loan while the borrower is attending school. When the borrower is required to repay the loan after graduation, Palmyra Saving sells the loan at par to the Missouri Higher Education Loan Authority.


     Palmyra Saving also offers loans secured by savings deposits at Palmyra Saving. Generally, these loans are made at an interest rate that is 3% above the account rate for up to 90% of the account balance and for a term of up to five years. If the loan is secured by a certificate of deposit, the loan term is generally matched with remaining term on the certificate.


     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     LOANS TO ONE BORROWER. The maximum amount that Palmyra Saving may lend to one borrower is limited by federal regulations. At September 30, 1998, Palmyra Saving's regulatory limit on loans to one borrower was $944,000. At that date, Palmyra Saving's largest amount of loans to one borrower, including the borrower's related interests, was $582,000 and consisted of residential mortgage loans. These loans were performing according to their original terms at September 30, 1998.


     MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at September 30, 1998, regarding the dollar amount of loans maturing in Palmyra Saving's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses. For purposes of the table, the contractual maturities of Palmyra Saving's three- and five-year balloon mortgage loans are reported over their respective amortization periods up to 30 years rather than as maturing at the end of the 3-year or 5-year balloon term. Given Palmyra Saving's experience with its borrowers, Palmyra Saving believes this presentation is appropriate.

                                                                    AFTER         AFTER          AFTER
                                                                   ONE YEAR      3 YEARS        5 YEARS
                                                     WITHIN        THROUGH       THROUGH        THROUGH       BEYOND
                                                    ONE YEAR       3 YEARS       5 YEARS       10 YEARS      10 YEARS      TOTAL
                                                  ------------   -----------   -----------   -----------   -----------   ----------
                                                                                (DOLLARS IN THOUSANDS)
Mortgage loans:

   One- to four-family............................      $1,768        $3,189        $3,195        $8,095       $20,554      $36,801
   Multi-family...................................          25            58            68           225           430          806
   Commercial.....................................         237           460           208           492           676        2,073
   Construction...................................         876            --            --            --            --          876
   Land...........................................         256            22            20            45            77          420
Consumer loans:
   Education......................................          65            33            --            --            --           98
   Savings account loans..........................         144            49            38            31            43          305
   Other..........................................           3             6             1            --            --           10
                                                        ------        ------        ------        ------       -------      -------
       Total......................................      $3,374        $3,817        $3,530        $8,888       $21,780      $41,389
                                                        ======        ======        ======        ======       =======      =======

     The following table sets forth the dollar amount of all loans due after September 30, 1999, which have fixed interest rates and have floating or adjustable interest rates.

                                                                       FLOATING-
                                                                          OR
                                                         FIXED-       ADJUSTABLE-
                                                          RATE           RATES
                                                      ------------   -------------
                                                          (DOLLARS IN THOUSANDS)
Mortgage loans:

   One- to four-family.............................           $382         $34,651
   Multi-family....................................             --             780
   Commercial......................................            274           1,563
   Land............................................              2             162
Consumer loans:
   Education.......................................             33              --
   Savings account loans...........................            161              --
   Other...........................................              7              --
                                                              ----         -------
       Total.......................................           $859         $37,156
                                                              ====         =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Palmyra Saving the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.


     LOAN SOLICITATION AND PROCESSING. Palmyra Saving's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Palmyra Saving's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are realtors, referrals and existing customers. Palmyra Saving does not utilize mortgage brokers or other third-party originators. All loans are approved by Palmyra Saving's Board of Directors except for savings account loans which may be approved by a branch manager.


     LOAN ORIGINATIONS, PURCHASES AND SALES. Palmyra Saving primarily originates three- and five-year balloon mortgage loans with amortization terms of up to 30 years. Occasionally, Palmyra Saving originates fully amortizing fixed rate loans with terms of less than five years.


     Palmyra Saving generally retains for its portfolio all of the loans that it originates and purchases. Occasionally, Palmyra Saving purchases participation interests in one- to- four family mortgage loans that are primarily secured by non-owner-occupied duplex properties, multi-family loans and commercial real estate loans. Generally, Palmyra Saving limits its participation interest in a loan to up to 80%. In the case of participations in one- to- four family mortgage loans, Palmyra Saving participates 80% and the lead lender retains the servicing rights. Palmyra Saving pays no fee on the loans it purchases.


     Palmyra Saving holds all loans for long-term investment purposes, except for government guaranteed student loans which are sold to the Missouri Higher Education Loan Authority at par when the borrower is required to begin repaying the loan.

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.

                                                                                          YEARS ENDED SEPTEMBER 30,
                                                                                 ----------------------------------------
                                                                                       1998                   1997
                                                                                 ----------------      ------------------
                                                                                               (IN THOUSANDS)

Total loans receivable, net, at beginning of period..............................        $ 38,394                $ 37,259

Loans originated:
Mortgage loans:
   One- to four family...........................................................        $  8,742                $  9,367
   Commercial....................................................................             408                     206
   Construction..................................................................           1,010                   1,778
   Land..........................................................................             192                      48
                                                                                         --------                --------
       Total mortgage loans......................................................          10,352                  11,399

Consumer loans:
   Education.....................................................................              89                      73
   Savings account...............................................................             181                     171
   Other.........................................................................              13                      20
                                                                                         --------                --------
       Total consumer loans......................................................             283                     264
                                                                                         --------                --------
         Total loans originated..................................................          10,635                  11,663

Loans purchased:
   One- to four-family...........................................................           2,654                     925
   Multi-family..................................................................              83                      --
   Construction..................................................................              51                     179
                                                                                         --------                --------
       Total loans purchased.....................................................           2,788                   1,104

Loans sold:
   Education.....................................................................            (114)                   (124)

Principal repayments.............................................................         (11,475)                (11,001)
Increase (decrease) in other items, net..........................................             285                    (507)
                                                                                         --------                --------
Net increase (decrease) in loans receivable, net.................................           2,119                   1,135
                                                                                         --------                --------
Total loans receivable, net, at end of period....................................        $ 40,513                $ 38,394
                                                                                         ========                ========



     The relatively high level of loan principal repayments in 1998 and 1997 reflects the high loan refinancing activity associated with low market interest rates. As a result of borrowers refinancing at lower interest rates, Palmyra Saving's interest rate spread decreased from 2.34% in 1997 to 2.24% in 1998 and its interest rate margin deceased from 2.70% in 1997 to 2.62% in 1998.


     LOAN COMMITMENTS. Palmyra Saving issues commitments for mortgage loans conditioned upon the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval. At September 30, 1998, Palmyra Saving had loan commitments totaling $630,000, not including undisbursed portions of mortgage loans and consumer loans of $620,000. See Note L of the Notes to Consolidated Financial Statements included in the back of this prospectus.


     LOAN FEES. In addition to interest earned on loans, Palmyra Saving receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.


     Palmyra Saving charges loan origination fees for fixed-rate loans which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. At September 30, 1998, Palmyra Saving had $4,000 of deferred loan fees. Palmyra Saving recognized $3,000 and $3,600 of deferred loan fees during the years ended September 30, 1998 and 1997, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.


     NONPERFORMING ASSETS AND DELINQUENCIES. All loan payments are due on the first day of each month. When a borrowers fails to make a required loan payment, Palmyra Saving attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed on the fifth day of the month and a second late notice is mailed on the 15th day of the month. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 25th day of the month, additional contact is made either through additional notices or other means and Palmyra Saving will attempt to work out a payment schedule. While Palmyra Saving generally prefers to work with borrowers to resolve the problems, Palmyra Saving will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.


     Palmyra Saving's Board of Directors is informed monthly of the amounts of loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property owned by Palmyra Saving.


     Palmyra Saving ceases accruing interest on mortgage loans when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. Palmyra Saving does not accrue interest on mortgage loans past due 90 days or more when the estimated value of collateral and collection efforts are deemed insufficient to ensure full recovery. In the case of consumer loans, Palmyra Saving continues to accrue interest even if the loan is past due 90 days or more as the risk of loss to Palmyra Saving is minimal because Palmyra Saving's consumer loan portfolio consists primarily of government guaranteed education loans and savings account loans.


     The following table sets forth information with respect to Palmyra Saving's nonperforming assets at the dates indicated. Palmyra Saving had no restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 at the dates indicated.

                                                                                                AT SEPTEMBER 30,
                                                                                 ----------------------------------------
                                                                                        1998                  1997
                                                                                 ----------------      ------------------
                                                                                               (IN THOUSANDS)
Loans accounted for on a nonaccrual basis:
Mortgage loans:
   One- to four-family...........................................................           $ 196                   $ 181
   Commercial....................................................................              23                      --
                                                                                            -----                   -----
     Total mortgage loans........................................................             219                     181
Consumer loans...................................................................              --                      --
                                                                                            -----                   -----
   Total.........................................................................             219                     181
Accruing loans contractually past due 90 days or more............................              --                      --
                                                                                            -----                   -----
Total of nonaccrual and 90 days past due loans...................................             219                     181
Real estate owned................................................................              --                      --
                                                                                            -----                   -----
     Total nonperforming assets..................................................           $ 219                   $ 181
                                                                                            =====                   =====

Nonaccrual and 90 days or more past due loans
   as a percentage of loans receivable, net......................................            0.54%                   0.47%
Nonaccrual and 90 days or more past due loans
   as a percentage of total assets...............................................            0.37%                   0.31%
Nonperforming assets as a percentage of total assets.............................            0.37%                   0.31%


     Interest income that would have been recorded for 1998 had nonaccruing loans been current in accordance with their original terms amounted to approximately $22,000. The amount of interest included in interest income in 1998 on these loans amounted to approximately $7,000.


     REAL ESTATE OWNED. Real estate acquired by Palmyra Saving as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure. Subsequent to foreclosure, real estate owned is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At September 30, 1998, Palmyra Saving had no real estate owned.


     ASSET CLASSIFICATION. The Office of Thrift Supervision has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, Office of Thrift Supervision examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and are monitored by Palmyra Saving.

     The aggregate amounts of Palmyra Saving's classified and special mention assets at the dates indicated were as follows:


                                        At September 30,
                                        ----------------
                                        1998        1997
                                        ----        ----
                                         (In thousands)
Classified assets:
Loss..................................  $ --        $ --
Doubtful..............................    --          --
Substandard...........................   219         181
Special mention.......................   432         459
                                        ----        ----
                                        $651        $640
                                        ====        ====


     At September 30, 1998, assets designated substandard consisted of eight one- to- four family mortgage loans totalling $196,000 and one commercial real estate loan for $23,000, and assets designated as special mention consisted of a one-to- four family mortgage loan for $17,000 and a purchased commercial real estate loan participation interest for $415,000.


     ALLOWANCE FOR LOAN LOSSES. In originating loans, Palmyra Saving recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's evaluation of of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions.


     At September 30, 1998, Palmyra Saving had an allowance for loan losses of $280,000. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Palmyra Saving believes it has established its existing allowance for loan losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Palmyra Saving's loan portfolio, will not request Palmyra Saving to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Palmyra Saving's financial condition and results of operations.

     The following table sets forth an analysis of Palmyra Saving's allowance for loan losses.

                                                    Years Ended September 30,
                                                    -------------------------
                                                    1998                 1997
                                                    ----                 ----
                                                      (Dollars in thousands)
Allowance at beginning of period...............     $255                 $234
Provision for loan losses......................       25                   21
Recoveries.....................................       --                   --
Charge-offs....................................       --                   --
                                                    ----                 ----
   Allowance at end of period..................     $280                 $255
                                                    ====                 ====

Allowance for loan losses as a percentage
of total loans outstanding at the end of the
period.........................................     0.68%                0.64%

Net charge-offs (recoveries) as a percentage
of average loans outstanding during the
period.........................................       --                   --

Allowance for loan losses as a percentage
of nonperforming loans at end of period........   127.85%              140.88%

     For additional discussion regarding the provisions for loan losses in recent periods, see "Management's Discussion And Analysis of Financial Condition And Results of Operations -- Comparison of Operating Results for the Years Ended September 30, 1998 and 1997 -- Provision for Loan Losses."

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.


                                                       At September 30,
                                          ------------------------------------------
                                                  1998                  1997
                                          --------------------  --------------------
                                                   Percent                 Percent
                                                   of Loans                of Loans
                                                   in Category             in Category
                                                   to Total                to Total
                                          Amount   Loans        Amount     Loans
                                          ------   -----        ------     -----
                                                    (Dollars in thousands)
Mortgage loans:
   One- to four-family..................    $145        88.91%    $134        87.42%
   Multi-family.........................       8         1.95       10         2.42
   Commercial...........................      38         5.01       35         4.64
   Construction.........................       2         2.12        3         3.67
   Land.................................       2         1.01        2         0.74
Consumer................................      --         1.00       --         1.11
Unallocated.............................      85           --       71           --
                                            ----       ------     ----       ------
       Total allowance for loan losses..    $280       100.00%    $255       100.00%
                                            ====       ======     ====       ======

INVESTMENT ACTIVITIES


     Palmyra Saving is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Des Moines, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, Palmyra Saving may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like Palmyra Saving are also required to maintain an investment in FHLB stock. Palmyra Saving is required under federal regulations to maintain a minimum amount of liquid assets. See "Regulation" and "Management's Discussion And Analysis of Financial Condition And Results of Operations -- Liquidity and Capital Resources."


     Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Palmyra Saving does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.


     All of Palmyra Saving's investment securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. They also carry prepayment risk insofar as they may be called prior to maturity in times of low market interest rates, so that Palmyra Saving may have to invest the funds at a lower interest rate. Palmyra Saving's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, Palmyra Saving's liquidity position, and anticipated cash needs and sources. The effect that the proposed investment would have on Palmyra Saving's credit and interest rate risk and risk-based capital is also considered. Palmyra Saving purchases investment securities to provide necessary liquidity for day-to-day operations. Palmyra Saving also purchases investment securities when investable funds exceed loan demand.

     The following table sets forth the amortized cost and fair value of Palmyra Saving's securities, by accounting classification and by type of security, at the dates indicated.

                                                                                     AT SEPTEMBER 30,
                                                            ----------------------------------------------------------------
                                                                        1998                               1997
                                                            ------------------------------    ------------------------------
                                                                 CARRYING           FAIR           CARRYING           FAIR
                                                                   VALUE            VALUE            VALUE            VALUE
                                                                                (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE:
   U.S. Government agency securities                              $ 7,087          $ 7,087          $ 8,509          $ 8,509
                                                                  -------          -------          -------          -------
     Total available for sale                                       7,087            7,087            8,509            8,509
                                                                  -------          -------          -------          -------

HELD TO MATURITY:
   U.S. Government agency securities                                4,959            4,995            4,403            4,405
   Municipal                                                          630              645              690              702
   Mortgage-backed securities                                       2,584            2,624            2,828            2,871
                                                                  -------          -------          -------          -------
     Total held to maturity                                         8,173            8,264            7,921            7,978
                                                                  -------          -------          -------          -------
     Total                                                        $15,260          $15,351          $16,430          $16,487
                                                                  =======          =======          =======          =======



     Palmyra Saving purchases mortgage-backed securities when investable funds exceed loan demand. All of Palmyra Saving's mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. However, mortgage-backed securities carry market risk, the risk that increases in market interest rates may cause a decrease in market value, and prepayment risk, the risk that the securities will be repaid prior to maturity and that Palmyra Saving will have to reinvest the funds at a lower interest rate.


     Occasionally, Palmyra Saving invests in municipal obligations of local entities, such as the water authority, school districts, firehouses and jail. Generally, these obligations are not rated by a nationally recognized credit rating service.


     At September 30, 1998, Palmyra Saving did not own any securities, other than U.S. Government and agency securities, which had an aggregate book value in excess of 10% of Palmyra Saving's retained earnings at that date.

  The following table sets forth certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of Palmyra Saving's debt securities at September 30, 1998, all of which are available for sale. Certain U.S. Government agency obligations and municipal obligations are exempt from state taxation, but their yields have not been computed on a tax equivalent basis for purposes of the table.

                                  Less Than             One to             After Five              After
                                  One Year            Five Years          to Ten Years           Ten Years             Totals
                             -------------------  -------------------  -------------------  -------------------  -------------------
                                       Weighted             Weighted             Weighted             Weighted             Weighted
                             Carrying   Average   Carrying   Average   Carrying   Average   Carrying   Average   Carrying   Average
                              Value      Yield     Value      Yield     Value      Yield     Value      Yield     Value      Yield
                             --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
                                                                     (Dollars in thousands)
  U.S. Government agency
    securities.............      $635      5.60%    $4,317      6.01%    $7,094      6.42%        --    $   --%   $12,046      6.23%

  Municipal................        60      4.60        365      5.06        205      5.55         --        --        630      5.18
  Mortgage-backed
   securities..............        --        --        337      6.65         23      8.90      2,224      7.02      2,584      6.98
                             --------               ------               ------             --------              -------
         Total.............      $695      5.52%    $5,019      5.98%    $7,322      6.41%    $2,224      7.02%   $15,260      6.31%
                             ========               ======               ======             ========              =======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

          GENERAL. Deposits are the major external source of funds for Palmyra Saving's lending and other investment activities. In addition, Palmyra Saving also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Palmyra Saving may use borrowings from the Federal Home Loan Bank of Des Moines to compensate for reductions in the availability of funds from other sources. Presently, Palmyra Saving has no other borrowing arrangements.

          DEPOSIT ACCOUNTS. Nearly all of Palmyra Saving's depositors reside in Missouri. Palmyra Saving's deposit products include money market accounts, passbook accounts, and term certificate accounts. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. Palmyra Saving reviews its deposit mix and pricing weekly. Palmyra Saving does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit.

          Palmyra Saving believes it is competitive in the interest rates it offers on its deposit products. Palmyra Saving determines the rates paid based on a number of factors, including rates paid by competitors, Palmyra Saving's need for funds and cost of funds, borrowing costs and movements of market interest rates.

          In the unlikely event Palmyra Saving is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to PFSB Bancorp as the sole stockholder of Palmyra Saving.

          The following table sets forth information concerning Palmyra Saving's time deposits and other interest-bearing deposits at September 30, 1998.

 WEIGHTED
 AVERAGE                                                                                                           PERCENTAGE
 INTEREST                                                                    MINIMUM                                OF TOTAL
   RATE              TERM                       CATEGORY                      AMOUNT             BALANCE            DEPOSITS
----------       ------------       --------------------------------       ------------        ------------       -------------
                                                                                              (IN THOUSANDS)
3.03%              None               Passbook accounts                          $   10             $ 8,422               15.97%
2.53               None               NOW accounts                                  300               1,792                3.40
3.91               None               Money market deposit accounts               1,000               1,275                2.42

                                         Certificates of Deposit
                                         -----------------------

4.48               90 days            Fixed-term, fixed-rate                        500                 551                1.04
4.96               182 days           Fixed-term, fixed-rate                      1,000               5,040                9.56
5.30               365 days           Fixed-term, fixed-rate                      1,000                 113                0.21
5.35               12 months          Fixed-term, fixed-rate                      1,000              12,834               24.34
5.25               18 months          Fixed-term, fixed-rate                      1,000                   3                0.01
5.56               30 months          Fixed-term, fixed-rate                      1,000               7,053               13.38
6.15               60 months          Fixed-term, fixed-rate                      1,000              15,641               29.67
                                                                                                    -------              ------
                                                                                                    $52,724              100.00%
                                                                                                    =======              ======

          The following table indicates the amount of Palmyra Saving's jumbo certificate accounts by time remaining until maturity as of September 30, 1998. Jumbo certificate accounts have principal balances of $100,000 or more.

                                                                 CERTIFICATES
MATURITY PERIOD                                                  OF DEPOSITS
---------------                                                 --------------
                                                                (IN THOUSANDS)
Three months or less                                                 $  442
Over three through six months                                           213
Over six through twelve months                                          113
Over twelve months                                                    1,398
                                                                     ------
                 Total                                               $2,166
                                                                     ======

          DEPOSIT FLOW. The following table sets forth the balances, with interest credited, and changes in dollar amounts of deposits in the various types of accounts offered by Palmyra Saving between the dates indicated.


                                                                                AT SEPTEMBER 30,
                                                 -------------------------------------------------------------------------------
                                                                      1998                                     1997
                                                 ----------------------------------------------    -----------------------------
                                                                    PERCENT                                         PERCENT
                                                                      OF             INCREASE                          OF
                                                    AMOUNT           TOTAL          (DECREASE)         AMOUNT        TOTAL
                                                 -------------   -------------    -------------    -------------   -------------
                                                                                    (DOLLARS IN THOUSANDS)
Passbook accounts............................          $ 8,422           15.97%         $   220          $ 8,202           15.95%
NOW accounts.................................            1,792            3.40              (90)           1,882            3.66
Money market deposits........................            1,275            2.42              246            1,029            2.00
Fixed-rate certificates maturing:
                 Within 1 year...............           22,269           42.24           (1,917)          24,186           47.05
                 After 1 year, but within 2              5,930           11.25            2,157            3,773            7.34
                  years......................
                 After 2 years, but within 5            13,036           24.72              696           12,340           24.00
                  years......................          -------          ------          -------          -------          ------
                        Total................          $52,724          100.00%         $ 1,312          $51,412          100.00%
                                                       =======          ======          =======          =======          ======

          TIME DEPOSITS BY MATURITIES. The following table sets forth the amount of time deposits in Palmyra Saving categorized by maturities at September 30, 1998.

                                                                                      AMOUNT DUE
                                                   ---------------------------------------------------------------------------------
                                                   LESS THAN      1 - 2          2 - 3          3 - 4          AFTER
                                                    ONE YEAR      YEARS          YEARS          YEARS         4 YEARS        TOTAL
                                                   ----------   ---------      ---------      ---------      ---------      --------
                                                                                  (DOLLARS IN THOUSANDS)
CERTIFICATE ACCOUNTS:
   4.00 - 4.99%...............................        $ 3,148      $   --         $   --         $   --         $   --       $ 3,148
   5.00 - 5.99%...............................         19,109       3,685          5,725          1,039          1,251        30,809
   6.00 - 6.99%...............................             12       2,245          2,028          1,364          1,629         7,278
                                                      -------      ------         ------         ------         ------       -------
      Total...................................        $22,269      $5,930         $7,753         $2,403         $2,880       $41,235
                                                      =======      ======         ======         ======         ======       =======


TIME DEPOSITS BY RATES

          The following table sets forth the time deposits in Palmyra Saving classified by rates as of the dates indicated.

                                                AT SEPTEMBER 30,
                                        --------------------------------
                                              1998              1997
                                        --------------    --------------
                                                  (IN THOUSANDS)
4.00 - 4.99%.........................          $ 3,148           $   444
5.00 - 5.99%.........................           30,809            24,478
6.00 - 6.99%.........................            7,278            15,377
                                               -------           -------
          Total......................          $41,235           $40,299
                                               =======           =======

          DEPOSIT ACTIVITY. The following table sets forth the deposit activity of Palmyra Saving for the periods indicated.


                                             YEAR ENDED SEPTEMBER 30,
                                        ----------------------------------
                                               1998               1997
                                        ---------------    ---------------
                                                    (IN THOUSANDS)
Beginning balance....................           $51,412            $51,391
Net withdrawals                                    (613)            (1,974)
  before interest credited...........
Interest credited....................             1,925              1,995
                                                -------            -------
Net increase in deposits.............             1,312                 21
                                                -------            -------
Ending balance.......................           $52,724            $51,412
                                                =======            =======

          BORROWINGS. Palmyra Saving has the ability to use advances from the Federal Home Loan Bank of Des Moines to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Des Moines functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the Federal Home Loan Bank of Des Moines, Palmyra Saving is required to own capital stock in the Federal Home Loan Bank of Des Moines and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At September 30, 1998, Palmyra Saving had an available credit line of $16.7 million from the Federal Home Loan Bank of Des Moines under which Palmyra Saving had outstanding advances of $500,000.

          The following tables sets forth certain information regarding Palmyra Saving's use of Federal Home Loan Bank of Des Moines advances during the periods and at the dates indicated.

                                                                                     YEAR ENDED SEPTEMBER 30,
                                                                            ------------------------------------------
                                                                                  1998                        1997
                                                                            -------------               --------------
                                                                                      (DOLLARS IN THOUSANDS)

Maximum amount of advances                                                         $1,000                       $1,000
   outstanding at any month end........................................
Approximate average short-term                                                        269                          123
   advances outstanding................................................
Approximate weighted average rate paid on advances.....................              5.70%                        4.76%

                                                                                          AT SEPTEMBER 30,
                                                                            ------------------------------------------
                                                                                  1998                        1997
                                                                            -------------               --------------
                                                                                    (DOLLARS IN THOUSANDS)

Balance outstanding at end of period...................................             $ 500                       $1,000
Weighted average rate paid on advances.................................              5.74%                        6.10%




SUBSIDIARY ACTIVITIES

          Under Office of Thrift Supervision regulations, Palmyra Saving generally may invest up to 3% of its assets in service corporations, provided that at least one-half of investment in excess of 1% is used primarily for community, inner-city and community development projects. In 1981 Palmyra Saving formed PSA Service Corporation as a wholly-owned subsidiary to sell mortgage life insurance to Palmyra Saving's borrowers. The corporation also offers safe deposit box services in Palmyra Saving's Canton branch office.

PROPERTIES

                 The following table sets forth information relating to Palmyra Saving's offices as of September 30, 1998.

                                                NET BOOK       OWNED/       APPROXIMATE
LOCATION                       YEAR OPENED      Value(1)       Leased      SQUARE FOOTAGE
---------                      -----------     ----------     --------     --------------
Main Office                        1975         $208,500        Owned          2,816
-----------
123 W. Lafayette Street
Palmyra, Missouri

Branch Offices                     1992          243,700        Owned          2,904
--------------
600 Washington Street(2)
Canton, Missouri

103 E. Commercial Street           1976          108,500        Owned(3)       4,096(3)
Kahoka, Missouri

_______________________________

(1) Represents the net book value of land, buildings, furniture, fixtures and equipment owned by Palmyra Saving.
(2) Location of an automated teller machine.

(3) The Kahoka branch office occupies approximately 1,696 square feet of the building located at 103 E. Commercial Street. The remaining space is vacant. Palmyra Saving closed the sale on the branch in December 1998 and now leases the branch under a 3-year lease at $500 per month. The lease provides for one-year renewal options. The lease term began on December 14, 1998. Palmyra Saving plans to lease the existing facility until a new branch office is constructed on real estate that Palmyra Saving owns located at the corner of Johnson and Exchange Streets in Kahoka. Currently, Palmyra Saving does not have any definitive plans or timetable for beginning construction.

PERSONNEL

     As of September 30, 1998, Palmyra Saving had 18 full-time employees and four part-time employees, none of whom is represented by a collective bargaining unit. Palmyra Saving believes its relationship with its employees is good.

LEGAL PROCEEDINGS

     Periodically, there have been various claims and lawsuits involving Palmyra Saving, such as claims to enforce liens, condemnation proceedings on properties in which Palmyra Saving holds security interests, claims involving the making and servicing of real property loans and other issues incident to Palmyra Saving's business. Palmyra Saving is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Palmyra Saving.

                          MANAGEMENT OF PFSB BANCORP

     Directors shall be elected by the stockholders of PFSB Bancorp for staggered three-year terms, or until their successors are elected and qualified. PFSB Bancorp's Board of Directors consists of seven persons divided into three classes, each of which containing approximately one third of the Board. One class, consisting of James D. Lovegreen, Eldon R. Mette and Donald L. Slavin, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of L. Edward Schaeffer and Robert M. Dearing, has a term of office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of Glenn J. Maddox and Albert E. Davis, has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders. PFSB Bancorp anticipates that its first annual meeting of stockholders will be held in January 2000.

     The executive officers of PFSB Bancorp are elected annually and serve at the Board's discretion. The executive officers of PFSB Bancorp are:

NAME                                                                  POSITION
----                                                 --------------------------------------------
L. Edward Schaeffer..............................      Chairman of the Board
Glenn J. Maddox..................................      Vice Chairman of the Board
Eldon R. Mette...................................      President and Chief Executive Officer
Ronald L. Nelson.................................      Vice President, Treasurer and
                                                       Secretary


                       MANAGEMENT OF PALMYRA SAVING

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of Palmyra Saving is presently composed of seven members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of Palmyra Saving . The executive officers of Palmyra Saving are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of Palmyra Saving.

                                   DIRECTORS

                                                                                     DIRECTOR         TERM
NAME                         AGE(1)         POSITION HELD WITH PALMYRA SAVING          SINCE         EXPIRES
----                      -----------     -------------------------------------      ---------     -----------
L. Edward Schaeffer......      68           Chairman of the Board                        1964          2001
Eldon R. Mette ..........      62           President, Chief Executive Officer           1988          2000
                                            and Director
Glenn J. Maddox..........      72           Vice Chairman  of the Board                  1978          1999
Albert E. Davis..........      62           Director                                     1990          1999
Robert M. Dearing........      49           Director                                     1977          2001
James D. Lovegreen.......      65           Director                                     1971          2000
Donald L. Slavin.........      72           Director                                     1962          2000

                                          EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME                         AGE(1)         POSITION HELD WITH PALMYRA SAVING
----                      -----------     -------------------------------------
Ronald L. Nelson.........      45           Vice President, Treasurer and Secretary

_______________________
(1)  As of September 30, 1998.

BIOGRAPHICAL INFORMATION

     Below is certain information regarding the Directors and executive officers of Palmyra Saving . Unless otherwise stated, each director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the directors or executive officers.

     L. Edward Schaeffer is a blacksmith.

     Eldon R. Mette has been employed with Palmyra Saving since 1969. He became Executive Vice President in September 1969.

     Glenn J. Maddox is a retired supermarket proprietor.

     Albert E. Davis is a retired manufacturing firm executive.

     Robert M. Dearing is a farmer and stockman.

     James D. Lovegreen owns an automobile dealership.

     Donald L. Slavin is a retired Chief Engineer of an electric utility.

     Ronald L. Nelson has been employed with Palmyra Saving since 1973. He has served as Vice President and Treasurer since 1978.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of Palmyra Saving is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended September 30, 1998, the Board of Directors held 24 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which the director served.

     The full Board of Directors acts as an Audit Committee to receive and review all reports prepared by Palmyra Saving 's external auditor. The Board of Directors met once in its capacity as Audit Committee during 1998.

     The full Board of Directors acts as a Budget Review Committee to review Palmyra Saving 's annual operating budget. The Board of Directors met once in its capacity as Budget Review Committee in 1998.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors. The Board of Directors met once in its capacity as Nominating Committee during 1998.

DIRECTORS' COMPENSATION

     Each director of Palmyra Saving , other than the Chairman of the Board of Palmyra Saving , receives a monthly fee of $265 plus $200 per meeting attended. The President receives a monthly fee of $265 and $210 per meeting attended. Following the conversion, directors' fees will continue to be paid by Palmyra Saving and, initially, no separate fees are expected to be paid for service on PFSB Bancorp 's Board of Directors.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is furnished for Mr. Mette for the year ended September 30, 1998. No executive officer of Palmyra Saving received salary and bonus of $100,000 or more during the year ended September 30, 1998.

                                    Annual Compensation(1)
                      ---------------------------------------------
Name and                                             Other Annual       All Other
Position              Year     Salary     Bonus      Compensation     Compensation
-----------------     -----    -------    ------    ---------------  ---------------
Eldon R. Mette         1998    $74,450    $3,572         $13,129(2)        $6,087(3)
President and
Chief Executive Officer

_____________

(1) Compensation information for the years ended September 30, 1997 and 1996 has been omitted as Palmyra Saving was not a public company nor a subsidiary of a public company at that time.
(2) Consists of directors' fees of $7,785 and appraisal fees of $5,344. Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(3) Consists of employer 401(k) contribution of $1,489, employer paid medical insurance premiums of $4,064, employer paid disability insurance premiums of $519 and employer paid term life insurance premiums of $15.

    EMPLOYMENT AGREEMENTS. PFSB Bancorp and Palmyra Saving plan to enter into three-year employment agreements with Eldon R. Mette and Ronald L. Nelson. Under the employment agreements, the initial salary levels for Messrs. Mette and Nelson will be $77,250 and $51,500, respectively, which amounts will be paid by Palmyra Saving and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary after the starting date of the employment agreements, the term of the agreements may be extended for an additional year at the discretion of the Board. The agreements may be terminated by the Employers at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. If the executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, Palmyra Saving would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

    The employment agreements also provide for a severance payment and other benefits upon involuntary termination of employment in connection with any change in control of PFSB Bancorp and Palmyra Saving. A severance payment also will be paid on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to a change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, a person other than PFSB Bancorp purchases shares of PFSB Bancorp 's common stock under a tender or exchange offer for the shares; any person (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of PFSB Bancorp representing 25% or more of the combined voting power of PFSB Bancorp 's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of PFSB Bancorp approve a merger, consolidation, sale or disposition of all or substantially all of PFSB Bancorp's assets, or a plan of partial or complete liquidation.

    The maximum value of the severance benefits under the employment agreement is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control. The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's average annual compensation for the five years preceding the effective date of the change in control, or a combination of a cash payment and continued coverage under the PFSB Bancorp's and Palmyra Saving's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's average annual compensation for the five years preceding the effective date of the change in control. Assuming that a change in control had occurred at September 30, 1998 and that Messrs. Mette and Nelson each elected to receive a lump sum cash payment, Mr. Mette would have been entitled to payments of approximately $214,000 and Mr. Nelson would have been entitled to approximately $142,000. The Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments must pay a 20% excise tax on the amount of excess payments, and their employers would not be entitled to deduct the amount of the excess payments.

    The employment agreements restrict the executive's right to compete against Palmyra Bancorp and Palmyra Saving for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except upon a change in control.

    EMPLOYEE SEVERANCE COMPENSATION PLAN. Palmyra Saving's Board of Directors intends to adopt the Palmyra Savings Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of PFSB Bancorp or Palmyra Saving. Eligible employees are those with a minimum of two years of service with Palmyra Saving. Generally, all eligible employees, other than officers who will enter into separate employment agreements with PFSB Bancorp and Palmyra Saving, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of PFSB Bancorp or Palmyra Saving occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with Palmyra Saving with a maximum payment equal to 26 weeks of compensation, which would be earned after 13 years of service. In addition, eligible officers and branch managers of Palmyra Saving, (3 persons) would be eligible to receive a minimum severance payment equal to 12 months of their current compensation. Assuming that a change in control had occurred at September 30, 1998, and the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $197,000.




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BENEFITS

     GENERAL. Palmyra Saving currently pays 75% of the premiums for medical, dental, life and disability insurance benefits for full-time employees, after the employees pay certain deductibles.

     401(K) PLAN. Palmyra Saving maintains a 401(k) Salary Reduction Plan and Trust for the benefit of eligible employees of Palmyra Saving. The plan is intended to be a tax-qualified plan under the Internal Revenue Code. Employees of Palmyra Saving who have completed one year of service and who have attained age 21 are eligible to participate in the plan on the January 1 next following the date these requirements are satisfied. Participants may contribute up to the applicable Internal Revenue Service limits to the plan through a salary reduction election. This limit is $10,000 for the 1999 calendar year. Palmyra Saving matches participant contributions at the rate of 50% of the first 4% of the participant's annual contributions.

     In addition to employer matching contributions, Palmyra Saving may contribute a discretionary amount to the plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. Participants are at all times 100% vested in all salary reduction contributions. Employer matching and profit-sharing contributions vest at the rate of 100% per year beginning with the completion of three years of service. For the year ended September 30, 1998, Palmyra Saving incurred total contribution-related expenses of $9,000 in connection with the plan.

     Generally, the investment of plan assets is directed by plan participants. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their plan account balance to purchase shares of PFSB Bancorp 's common stock. A participant in the plan who elects to purchase common stock in the conversion through the plan will receive the same subscription priority and will be bound by the same individual purchase limitations as if the participant had elected to purchase stock using other funds. See "The Conversion -- Limitations on Purchases of Shares."



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  EMPLOYEE STOCK OWNERSHIP PLAN. Palmyra Saving's Board of Directors has
authorized the adoption of an employee stock ownership plan for employees of Palmyra Saving to become effective upon the completion of the conversion. Full-time employees of PFSB Bancorp and Palmyra Saving who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the employee stock ownership plan.

  The employee stock ownership plan intends to purchase 8% of the shares issued in the conversion. This would range between 44,200 shares, assuming 552,500 shares are issued in the conversion, and 68,770 shares assuming 859,625 shares are issued in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from PFSB Bancorp to purchase stock in the conversion. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Palmyra Saving's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." To the extent that the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that these additional shares may be acquired following the conversion through open market purchases.

  In any plan year, Palmyra Saving may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by PFSB Bancorp. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

  Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

  Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year, beginning upon the completion of two years of service. A participant is fully vested at retirement, upon disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. Palmyra Saving's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

  It is anticipated that members of Palmyra Saving's Board of Directors will serve as trustees of the employee stock ownership plan. The trustees must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

  Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

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


  The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor. Palmyra Saving intends to request a determination letter from the IRS regarding the tax-qualified status of the employee stock ownership plan. Palmyra Saving expects, but cannot guarantee, that a favorable determination letter will be received by the employee stock ownership plan.

  STOCK OPTION PLAN. The Board of Directors of PFSB Bancorp intends to adopt the stock option plan and to submit the it to the stockholders for approval at a meeting held no earlier than six months following the conversion. Under current Office of Thrift Supervision regulations, the approval of a majority vote of PFSB Bancorp's outstanding shares is required for implementation of the stock option plan within one year after the conversion. The stock option plan will comply with all applicable regulatory requirements. However, the stock option plan will not be approved or endorsed by the Office of Thrift Supervision.

  The stock option plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide officers, key employees and nonemployee directors with a proprietary interest in PFSB Bancorp as an incentive to contribute to the success of PFSB Bancorp and Palmyra Saving, and to reward officers and key employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of the Internal Revenue Code and for nonqualified stock options. Upon receipt of stockholder approval of the stock option plan, stock options may be granted to key employees of PFSB Bancorp and its subsidiaries, including Palmyra Saving. The stock option plan will continue in effect for a period of ten years from the date the stock option plan is approved by stockholders, unless terminated earlier.

  A number of authorized shares of common stock equal to 10% of the number of shares of common stock issued with the conversion will be reserved for future issuance under the stock option plan. This would range from 55,250 shares, asuming 552,500 shares are issued in the conversion, to 85,962 shares, assuming 869,625 shares are issued in the conversion. Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. If a stock split, reverse stock split, stock dividend, or similar event occurs, the number of shares of common stock under the stock option plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the stock option plan committee to reflect the increase or decrease in the total number of shares of common stock outstanding.

  The stock option plan will be administered and interpreted by a committee of the Board of Directors of PFSB Bancorp. According to applicable Office of Thrift Supervision regulations, the committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, the number of shares represented by each option, and the exercisability of options. All options granted to nonemployee directors will be non-qualified stock options. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

  Under current Office of Thrift Supervision regulations, if the stock option plan is implemented within one year of the conversion, no officer or employees could receive an award of options covering in excess of 25%, no nonemployee director could receive in excess of 5%, and nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the stock option plan.

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


  It is anticipated that all options will be granted according to a vesting schedule so that the options become exercisable over a specified period following the date of grant. Under Office of Thrift Supervision regulations, if the stock option plan is implemented within the first year following the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable upon the recipient's death or disability. Unvested options also will be exercisable following a change in control, as defined in the stock option plan, of PFSB Bancorp or Palmyra Saving to the extent authorized or not prohibited by applicable law or regulations. Under current Office of Thrift Supervision regulations, if the stock option plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of PFSB Bancorp or Palmyra Saving.

  Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment, or one year if the optionee's termination results from death or disability, unless the stock option committee extends the time period. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant, or one year or two years upon a nonemployee director's death or disability following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

  Under current provisions of the Internal Revenue Code, the federal tax treatment of incentive stock option s and non-qualified stock option s is different. For incentive stock options, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to PFSB Bancorp as a result of the grant or exercise of an incentive stock option, unless the optionee fails to satisfy the holding period requirements. For non-qualified stock option s, the grant generally is not a taxable event for the optionee and no tax deduction will be available to PFSB Bancorp. However, upon exercise , the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and PFSB Bancorp will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

  Under generally accepted accounting principles, compensation expense is generally not recognized upon the award of options to officers and employees of PFSB Bancorp and its subsidiaries. However, the Financial Accounting Standards Board recently indicated that it would propose rules during 1999 that would generally require recognition of compensation expense with respect to awards made to non-employees, including non-employee directors of PFSB Bancorp, and that the proposed changes would apply to awards made after December 15, 1998.


  Although no specific award determinations have been made at this time, PFSB Bancorp and Palmyra Saving anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the stock option plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for the meeting.

  MANAGEMENT RECOGNITION PLAN. The Board of Directors of PFSB Bancorp intends to adopt the PFSB Bancorp, Inc. Management Development and Recognition Plan, a restricted stock plan, for officers, employees, and nonemployee directors of PFSB

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Bancorp and Palmyra Saving, and to submit it to the stockholders for approval at a meeting held no earlier than six months following the conversion. The plan will enable PFSB Bancorp and Palmyra Saving to provide participants with a proprietary interest in PFSB Bancorp as an incentive to contribute to the success of PFSB Bancorp and Palmyra Saving. Persons who are awarded stock under the plan will not have to pay for the stock. Furthermore, some or all of the persons who receive awards under the management development and recognition plan will also be granted options under the stock option plan. The plan will comply with all applicable regulatory requirements. However, the plan will not be approved or endorsed by the Office of Thrift Supervision. Under current Office of Thrift Supervision regulations, the approval of a majority vote of PFSB Bancorp's outstanding shares is required for implementation of the plan within one year after the conversion.

  The plan intends to acquire a number of shares of PFSB Bancorp's common stock equal to 4% of the common stock issued in the conversion. This would range from 22,100 shares, assuming 552,500 shares are issued in the conversion, to 34,385 shares, assuming 859,625 shares are issued in the conversion. The shares will be acquired on the open market, if available, with funds contributed by PFSB Bancorp or Palmyra Saving to a trust which PFSB Bancorp may establish in conjunction with the plan or from authorized but unissued shares or treasury shares of PFSB Bancorp.

  A committee of the Board of Directors of PFSB Bancorp will administer the management development and recognition plan , the members of which will also serve as trustees for the plan, if a trust is formed. The trustees will be responsible for the investment of all funds contributed by PFSB Bancorp or Palmyra Saving to the trust. The Board of Directors of PFSB Bancorp may terminate the plan at any time and, upon termination, all unallocated shares of common stock will revert to PFSB Bancorp .

  Shares of common stock granted under the plan will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by PFSB Bancorp or by the plan. Under Office of Thrift Supervision regulations, if the management development and recognition plan is implemented within the first year following the conversion, the minimum vesting period will be five years. All unvested awards will vest upon the recipient's death or disability. Unvested management development and recognition plan awards will also vest following a change in control, as defined in the plan, of PFSB Bancorp or Palmyra Saving to the extent authorized or not prohibited by applicable law or regulations. Office of Thrift Supervision regulations currently provide that, if the management development and recognition plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of PFSB Bancorp or Palmyra Saving.

  A recipient of a plan award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and PFSB Bancorp will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and PFSB Bancorp will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, PFSB Bancorp will be entitled to a deduction in that year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

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  Although no specific award determinations have been made at this time, PFSB
Bancorp and Palmyra Saving anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current Office of Thrift Supervision regulations, if the plan is implemented within one year after the conversion, no officer or employees could receive an award covering in excess of 25%, no nonemployee director could receive in excess of 5% and nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the plan. The size of individual awards will be determined prior to submitting the plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for the meeting.

TRANSACTIONS WITH PALMYRA SAVING

  Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. Palmyra Saving's policy is not to make any new loans or extensions of credit to Palmyra Saving's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his related interests, are in excess of the greater of $25,000 or 5% of Palmyra Saving's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by Palmyra Saving to its executive officers and directors was $59,000 at September 30, 1998, or approximately 0.5% of pro forma stockholders' equity assuming that 747,500 shares are issued in the conversion. These loans were performing according to their original terms at September 30, 1998.


                                  REGULATION

GENERAL

  Palmyra Saving is regulated, examined and supervised by the Office of Thrift Supervision, as its chartering agency, and the Federal Deposit Insurance Corporation, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended and, in certain respects, the Federal Deposit Insurance Act and the regulations issued by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, Palmyra Saving's relationship with its depositors and borrowers is also regulated to a great extent, especially in matters such as the ownership of deposit accounts and the form and content of Palmyra Saving's mortgage documents. Palmyra Saving must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to review Palmyra Saving's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in

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policies, whether by the Office of Thrift Supervision , the Federal Deposit
Insurance Corporation or Congress, could have a material adverse impact on Palmyra Saving and its operations.

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

  OFFICE OF THRIFT SUPERVISION. The Office of Thrift Supervision is an office in the Department of the Treasury. It generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the Office of Thrift Supervision issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

  FEDERAL HOME LOAN BANK SYSTEM. The Federal Home Loan Bank System, consisting of 12 banks, is under the jurisdiction of the Federal Housing Finance Board. Palmyra Saving, as a member of the Federal Home Loan Bank of Des Moines, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Des Moines in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank of Des Moines. Palmyra Saving is in compliance with this requirement with an investment in Federal Home Loan Bank of Des Moines stock of $373,500 at September 30, 1998. Among other benefits, the Federal Home Loan Bank of Des Moines provides a central credit facility primarily for member institutions.

  FEDERAL DEPOSIT INSURANCE CORPORATION. The Federal Deposit Insurance Corporation is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The Federal Deposit Insurance Corporation currently maintains two separate insurance funds: the Bank Insurance Fund and the Savings Association Insurance Fund. As insurer of
Palmyra Saving's deposits, the Federal Deposit Insurance Corporation has examination, supervisory and enforcement authority over Palmyra Saving.

  Palmyra Saving's accounts are insured by the Savings Association Insurance Fund to the maximum extent permitted by law. Palmyra Saving pays deposit insurance premiums based on a risk-based assessment system established by the Federal Deposit Insurance Corporation. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the Savings Association Insurance Fund unless effective corrective action is taken.


  Under the Deposit Insurance Funds Act , which was enacted on September 30, 1996, the Federal Deposit Insurance Corporation imposed a special assessment on each depository institution with Savings Association Insurance Fund -assessable deposits which resulted in the Savings Association Insurance Fund achieving its designated reserve ratio. As a result , the Federal Deposit Insurance Corporation reduced the assessment schedule for Savings Association Insurance Fund members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including Palmyra Saving, paying 0%. This assessment schedule is the same as that for the Bank Insurance Fund, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, Savings Association Insurance Fund members are charged an assessment of .065% of Savings Association Insurance Fund -assessable deposits to pay interest on the obligations issued by the Financing Corporation in the 1980s to help fund the thrift industry cleanup. Bank Insurance Fund -assessable deposits will be charged an assessment to help pay interest on the Financing Corporation bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

  The Deposit Insurance Funds Act also contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of Palmyra Saving.

  The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation . It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation . Management is aware of no existing circumstances that could result in termination of the deposit insurance of Palmyra Saving.

  LIQUIDITY REQUIREMENTS. Under Office of Thrift Supervision regulations, each savings institution is required to maintain an average daily balance of liquid assets, such as cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments, equal to a monthly average of not less than a specified percentage of its net withdrawable accounts plus short-term borrowings. The current percentage is 4%. Monetary penalties may be imposed for failure to meet liquidity requirements. See "Management's Discussion And Analysis of Financial Condition And Results of Operations -- Liquidity and Capital Resources."

  PROMPT CORRECTIVE ACTION. Each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not required to meet and maintain a specific capital level for any capital measure; "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more, or 3.0% under certain circumstances, and does not meet the definition of "well capitalized;" "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0%, or 3.0% under certain circumstances; "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

  A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized

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institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The Office of Thrift Supervision may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

  An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall face various mandatory and discretionary restrictions on its operations.

  At September 30, 1998, Palmyra Saving was categorized as "well capitalized" under the prompt corrective action regulations.

  STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking regulatory agencies have adopted regulatory guidelines for all insured depository institutions relating to internal controls, information systems and internal audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. The guidelines outline the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that Palmyra Saving fails to meet any standard prescribed by the guidelines, it may require Palmyra Saving to submit to the agency an acceptable plan to achieve compliance with the standard. Office of Thrift Supervision regulations establish deadlines for the submission and review of safety and soundness compliance plans.

  QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a qualified thrift lender shall either convert to a national bank charter or face the following restrictions on its operations. These restrictions are: the association may not make any new investment or engage in activities that would not be permissible for national banks; the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; the association shall be ineligible to obtain new advances from any Federal Home Loan Bank; and the payment of dividends by the association shall be under the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a qualified thrift lender, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any Federal Home Loan Bank. In addition, within one year of the date on which a savings association controlled by a company ceases to be a qualified thrift lender, the company must register as a bank holding company and follow the rules applicable to bank holding companies. A savings institution may requalify as a qualified thrift lender if it thereafter complies with the test.

  Currently, the qualified thrift lender test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities where the mortgages are secured by domestic residential housing or manufactured housing; Federal Home Loan Bank stock; direct or indirect obligations of the Federal Deposit Insurance Corporation; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test based on an

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overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of goodwill and other intangible assets, property used by the savings institution to conduct its business, and liquid assets up to 20% of the institution's total assets. At September 30, 1998, Palmyra Saving was in compliance with the qualified thrift lender test.


  CAPITAL REQUIREMENTS. Federal regulations require a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

  Office of Thrift Supervision capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less any intangible assets, except for certain qualifying intangible assets; certain mortgage servicing rights; and equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the Office of Thrift Supervision a capital plan that details the steps they will take to reach compliance. In addition, the Office of Thrift Supervision's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4%, or 3% in the case of institutions receiving the highest CAMELS examination rating, will be deemed to be "undercapitalized" and may face certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

  Savings associations also must maintain "tangible capital" not less than 1.5% of Palmyra Saving's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

  Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, based on an amortization schedule, and general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

  The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans, including multi-family mortgage loans, are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor from 0% to 100% assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

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  The Office of Thrift Supervision has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would face a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets, or the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts, that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines of the Office of Thrift Supervision. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is exempt from the interest rate risk component, unless the Office of Thrift Supervision determines otherwise. The rule also provides that the Office of Thrift Supervision may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the calculated interest rate risk component, as calculated by the Office of Thrift Supervision, overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the amount as calculated by the Office of Thrift Supervision. The Office of Thrift Supervision has postponed the date that the component will first be deducted from an institution's total capital.

  See "Historical And Pro Forma Regulatory Capital Compliance" for a table that sets forth in terms of dollars and percentages the tangible, core and risk-based capital requirements, Palmyra Saving's historical amounts and percentages at September 30, 1998 and pro forma amounts and percentages based upon the stated assumptions.

  LIMITATIONS ON CAPITAL DISTRIBUTIONS. Federal regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, Federal regulations require Palmyra Saving to give the Office of Thrift Supervision 30 days' advance notice of any proposed declaration of dividends, and the Office of Thrift Supervision has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

  A Tier 1 savings association has capital in excess of its fully phased-in capital requirement both before and after the proposed capital distribution. A Tier 1 savings association may make, without application but upon prior notice to, and no objection made by, the Office of Thrift Supervision, capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of that amount require advance notice to the Office of Thrift Supervision. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement, both before and after the proposed capital distribution. Tier 2 associations may make without application capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior Office of Thrift Supervision approval. Tier 3 associations are savings associations with capital below the minimum capital requirement, either before or after the proposed capital distribution. Tier 3 associations may not make any capital distributions without prior approval from the Office of Thrift Supervision.

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

  Palmyra Saving currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the Office of Thrift Supervision ) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

  LOANS TO ONE BORROWER. Savings institutions are generally required to follow the national bank limit on loans to one borrower. Generally, this limit is 15% of its unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if the loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The Office of Thrift Supervision by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. See "Business of Palmyra Saving --Lending
Activities --Loans to One Borrower" for further information.

  ACTIVITIES OF ASSOCIATIONS AND THEIR SUBSIDIARIES. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and may establish service corporation subsidiaries to engage in certain preapproved activities or, with approval of the Office of Thrift Supervision, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the Federal Deposit Insurance Corporation and the Office of Thrift Supervision 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

  The Office of Thrift Supervision may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices. Based upon that determination, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision has the authority to order the savings association to divest itself of control of the subsidiary. The Federal Deposit Insurance Corporation also may determine by regulation or order that any specific activity poses a serious threat to the Savings Association Insurance Fund. If so, it may require that no Savings Association Insurance Fund member engage in that activity directly.

  TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the Home Owners Loan Act. Generally, Sections 23A and 23B limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of the institution's capital and surplus and place an aggregate limit on all transactions with affiliates to an amount equal to 20% of capital and surplus, and require that all transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by Palmyra Saving to an affiliate must be secured by collateral in accordance with
Section 23A.

  Three additional rules apply to savings associations first, a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies. Second, a savings association may not purchase or invest in securities issued by an affiliate, other than securities of a subsidiary. Third, the Office of Thrift Supervision may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or

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otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all Federal Deposit Insurance Corporation -insured banks.

  Palmyra Saving's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by those persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans Palmyra Saving may make to those persons based, in part, on Palmyra Saving's capital position, and requires certain board approval procedures to be followed. The Office of Thrift Supervision regulations, with certain minor variances, apply Regulation O to savings institutions.

  COMMUNITY REINVESTMENT ACT. Savings associations are required to follow the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a savings association, to assess the savings association's record in meeting the credit needs of the community serviced by the savings associations, including low and moderate income neighborhoods. The regulatory agency's assessment of the savings association's record is made available to the public. Further, an assessment is required of any savings associations which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. Palmyra Saving received a "satisfactory" rating as a result of its most recent examination.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

  HOLDING COMPANY ACQUISITIONS. Federal law and regulation generally prohibit a savings and loan holding company, without prior Office of Thrift Supervision approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of PFSB Bancorp, from acquiring control of any savings association not a subsidiary of a savings and loan holding company, unless the acquisition is approved by the Office of Thrift Supervision.

  HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, PFSB Bancorp generally has no activity restrictions under federal law. If PFSB Bancorp acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. Federal law provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall begin or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than furnishing or performing management services for a subsidiary insured institution; conducting an insurance agency or escrow business; holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution; holding or managing properties used or occupied by a subsidiary insured institution, acting as trustee under deeds of trust; those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies; or those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the Office of Thrift Supervision by regulation, prohibits or limits these activities for savings and loan holding companies.

The activities authorized by the Federal Reserve Board as permissible for bank holding companies also must be approved by the Office of Thrift Supervision prior to being engaged in by a multiple savings and loan holding company.

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  QUALIFIED THRIFT LENDER TEST. Federal law provides that any savings and loan holding company that controls a savings association that fails the qualified thrift lender test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a qualified thrift lender, register as and be deemed a bank holding company under all applicable laws and regulations.


                                   TAXATION

FEDERAL TAXATION

  GENERAL. PFSB Bancorp and Palmyra Saving will report their income using the accrual method of accounting and will be taxed under federal income tax laws in the same manner as other corporations with some exceptions, including particularly Palmyra Saving's reserve for bad debts discussed below. PFSB Bancorp's and Palmyra Saving's tax year will end on September 30 of each year. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Palmyra Saving or PFSB Bancorp .

  BAD DEBT RESERVE. Historically, savings institutions such as Palmyra Saving which met certain definitional tests primarily related to their assets and the nature of their business were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. Palmyra Saving's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on Palmyra Saving's actual loss experience, or a percentage equal to 8% of Palmyra Saving's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to Palmyra Saving's loss experience, Palmyra Saving generally recognized a bad debt deduction equal to 8% of taxable income.

  The thrift bad debt rules were revised by Congress in 1996. The new rules eliminated the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also required that all institutions recapture all or a portion of their bad debt reserves added since the base year, defined as the last taxable year beginning before January 1, 1988. Palmyra Saving has no post-1987 reserves that would be recaptured. For taxable years beginning after December 31, 1995, Palmyra Saving's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years. The unrecaptured base year reserves will not be recaptured as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be treated under the provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

  DISTRIBUTIONS. To the extent that Palmyra Saving makes "nondividend distributions" to PFSB Bancorp, the distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987, or a lesser amount if Palmyra Saving's loan portfolio decreased since December 31, 1987, and then from the supplemental reserve for losses on loans. An amount based on the supplemental reserve for loan losses will be included in Palmyra Saving's taxable income. Nondividend distributions include distributions in excess of Palmyra Saving's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of Palmyra Saving's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from Palmyra Saving 's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when

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reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the conversion, Palmyra Saving makes a "nondividend distribution," then approximately one and one-half times the amount based on the supplemental reserve for loan losses would be includable in gross income for federal income tax purposes, assuming a 34% corporate federal income tax rate. See "Regulation" and "Dividend Policy" for limits on the payment of dividends by Palmyra Saving. Palmyra Saving does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

  CORPORATE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code imposes a tax on alternative minimum taxable income at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the alternative minimum taxable income. In addition, only 90% of alternative minimum taxable income can be offset by net operating loss carry-overs. Alternative minimum taxable income is increased by an amount equal to 75% of the amount by which Palmyra Saving's adjusted current earnings exceeds its alternative minimum taxable income determined without regard to this preference and prior to reduction for net operating losses. For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of alternative minimum taxable income (with certain modification) over $2.0 million is imposed on corporations, including Palmyra Saving, whether or not an alternative minimum tax is paid.

  DIVIDENDS-RECEIVED DEDUCTION. PFSB Bancorp may exclude from its income 100% of dividends received from Palmyra Saving as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which PFSB Bancorp and Palmyra Saving will not file a consolidated tax return, except that if PFSB Bancorp or Palmyra Saving owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

  AUDITS. The IRS has not audited Palmyra Saving's federal income tax returns for the past five years.

MISSOURI TAXATION

  Missouri-based thrift institutions, like Palmyra Saving, pay a special financial institutions tax at the rate of 7% of net income, without regard to net operating loss carryforwards. This tax is in lieu of certain other state taxes on thrift institutions, on their property, capital or income, except taxes on tangible personal property owned by Palmyra Saving and held for lease or rental to others and on real estate, contributions paid to the Unemployment Compensation Law of Missouri, social security taxes, sales taxes and use taxes. In addition, Palmyra Saving is entitled to a credit against this tax for all taxes paid to the State of Missouri or any political subdivision, except taxes on tangible personal property owned by Palmyra Saving and held for lease or rental to others and on real estate, contributions paid under the Unemployment Compensation Law of Missouri, social security taxes, sales and use taxes, and taxes imposed by the Missouri Financial Institutions Tax Law. Missouri thrift institutions do not pay the regular corporate income tax. Palmyra Saving's state income tax returns have not been audited for the past five years.

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                                THE CONVERSION

  THE OFFICE OF THRIFT SUPERVISION HAS APPROVED THE PLAN OF CONVERSION WITH THE CONDITION THAT IT IS APPROVED BY THE MEMBERS OF PALMYRA SAVING ENTITLED TO VOTE AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OFFICE OF THRIFT SUPERVISION IN ITS APPROVAL. OFFICE OF THRIFT SUPERVISION APPROVAL IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

GENERAL

  On September 24, 1998, the Board of Directors of Palmyra Saving unanimously adopted the plan of conversion, under which Palmyra Saving will be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of PFSB Bancorp, a newly formed Missouri corporation. The Board of Directors unanimously amended the plan of conversion on January 21, 1999. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION CONTAINS ALL MATERIAL TERMS ABOUT THE CONVERSION. NEVERTHELESS, READERS ARE URGED TO READ CAREFULLY THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO PALMYRA SAVING'S PROXY STATEMENT AND IS AVAILABLE TO MEMBERS OF PALMYRA SAVING UPON REQUEST. The plan of conversion is also filed as an exhibit to the Registration Statement. See "Where You Can Find More Information." The Office of Thrift Supervision has approved the plan of conversion with the condition that it is approved by the members of Palmyra Saving entitled to vote on the matter at a special meeting on March 22, 1999 and conditioned on the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval.

  The conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by Palmyra Saving. As part of the conversion, Palmyra Saving will issue all of its newly issued capital stock, or 1,000 shares of common stock, to PFSB Bancorp in exchange for 50% of the net proceeds from the sale of common stock by PFSB Bancorp.

  The plan of conversion provides generally that: Palmyra Saving will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank; the common stock will be offered by PFSB Bancorp in the subscription offering to persons having subscription rights; if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in Marion, Lewis and Clark Counties of Missouri, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and PFSB Bancorp will purchase all of the capital stock of Palmyra Saving to be issued in the conversion. The conversion will be completed only upon the sale of at least $5,525,000 of common stock to be issued under the plan of conversion.

  As part of the conversion, PFSB Bancorp is making a subscription offering of its common stock to holders of subscription rights in the following order of priority. First, depositors of Palmyra Saving with $50.00 or more on deposit as of June 30, 1997. Second, Palmyra Saving 's employee stock ownership plan. Third, depositors of Palmyra Saving with $50.00 or more on deposit as of December 31, 1998. Finally, depositors of Palmyra Saving as of January 31, 1999 and borrowers of Palmyra Saving with loans outstanding as of June 1, 1995 which continue to be outstanding as of January 31, 1999.

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  Shares of common stock not subscribed for in the subscription offering may be offered for sale in the direct community offering. The direct community offering, if one is held, is expected to begin immediately after the expiration of the subscription offering, but may begin at any time during the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering. Regulations require that the Direct Community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Palmyra Saving or PFSB Bancorp with the approval of the regulatory authorities. If the syndicated community offering is determined not to be feasible, the Board of Directors of Palmyra Saving will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Palmyra Saving.

  No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Palmyra Saving.

  The completion of the offering, however, depends on market conditions and other factors beyond Palmyra Saving's control. No assurance can be given as to the length of time after approval of the plan of conversion at the Special Meeting that will be required to complete the Direct Community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of PFSB Bancorp and Palmyra Saving as converted, together with corresponding changes in the net proceeds realized by PFSB Bancorp from the sale of the common stock. If the conversion is terminated, Palmyra Saving would be required to charge all conversion expenses against current income.

  Orders for shares of common stock will not be filled until at least 552,500 shares of common stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Office of Thrift Supervision consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Palmyra Saving's passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Palmyra Saving's passbook rate from the date payment is received until the conversion is terminated.

REASONS FOR THE CONVERSION

  The Board of Directors and management believe that the conversion is in the best interests of Palmyra Saving , its members and the communities it serves. Palmyra Saving's Board of Directors has formed PFSB Bancorp to serve as a holding company, with Palmyra Saving as its subsidiary, after the conversion. By converting to the stock form of organization, PFSB Bancorp and Palmyra Saving will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Palmyra Saving believes that the conversion offers a number of advantages which will be important to the future growth and performance of Palmyra Saving. The capital raised in the conversion is intended to support Palmyra Saving's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any expansion or diversification. The conversion is also expected to afford Palmyra Saving's management, members

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and others the opportunity to become stockholders of PFSB Bancorp and participate more directly in, and contribute to, any future growth of PFSB Bancorp and Palmyra Saving. The conversion will also enable PFSB Bancorp and Palmyra Saving to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any financing activities. Palmyra Saving , as a mutual savings and loan association, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

EFFECTS OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF PALMYRA
SAVING

  VOTING RIGHTS. Savings members and borrowers will have no voting rights in the converted association or PFSB Bancorp and therefore will not be able to elect directors of Palmyra Saving or PFSB Bancorp or to control their affairs. Currently, these rights are accorded to savings members of Palmyra Saving. Subsequent to the conversion, voting rights will be vested exclusively in PFSB Bancorp with respect to Palmyra Saving and the holders of the common stock as to matters pertaining to PFSB Bancorp. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of PFSB Bancorp. A stockholder will be entitled to one vote for each share of common stock owned.

  SAVINGS ACCOUNTS AND LOANS. Palmyra Saving's savings accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Palmyra Saving.


  TAX EFFECTS. Palmyra Saving has received an opinion from Muldoon, Murphy & Faucette, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states that:

     1. no gain or loss will be recognized to Palmyra Saving in its mutual or stock form by reason of the conversion;

     2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Palmyra Saving immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Palmyra Saving in its mutual form plus interest in the liquidation account;

     3. the tax basis of account holders' accounts in Palmyra Saving immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

     4. the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     5. the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

     6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the Internal Revenue Service , an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the
opinion.   If there is a disagreement, no assurance can be

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


given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     Based upon past rulings issued by the Internal Revenue Service , the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other members under the plan of conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by Palmyra Saving , whose findings are not binding on the Internal Revenue Service , has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Palmyra Saving could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

     Palmyra Saving has also received an opinion from Moore, Horton & Carlson, P.C., Mexico, Missouri, that, assuming the conversion does not result in any federal income tax liability to Palmyra Saving , its account holders, or PFSB Bancorp , implementation of the plan of conversion will not result in any Missouri income tax liability to those entities or persons.

     The opinions of Muldoon, Murphy & Faucette and Moore, Horton & Carlson, P.C. and the letter from RP Financial are filed as exhibits to the Registration Statement. See "Where You Can Find More Information."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of Palmyra Saving , each depositor in Palmyra Saving would receive a pro rata share of any assets of Palmyra Saving remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Palmyra Saving at the time of liquidation.

     After the conversion, holders of withdrawals deposit(s) in Palmyra Saving , including certificates of deposit, shall not be entitled to share in any residual assets upon liquidation of Palmyra Saving. However, under Office of Thrift Supervision regulations, Palmyra Saving shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

     The liquidation account shall be maintained by Palmyra Saving subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holderswho retain their Savings Accounts in Palmyra Saving. Each eligible account holder and supplemental eligible account holder shall, with respect to each savings account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a

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fraction of which the numerator is the amount of the holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

     If the deposit balance in any savings account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Palmyra Saving subsequent to June 30, 1997, or December 31, 1998 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date subsequent to June 30, 1997 or December 31, 1998, or the amount of the "qualifying deposit" in a savings account on June 30, 1997 or December 31, 1998, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any Savings Account is closed, the related subaccount balance shall be reduced to zero.

     Only upon a complete liquidation of Palmyra Saving each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings account and other liabilities or similar transactions with another federally insured institution in which Palmyra Saving is not the surviving institution shall be considered to be a complete liquidation. In any of these transaction the liquidation account shall be assumed by the surviving institution.

     In the unlikely event Palmyra Saving is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to PFSB Bancorp as the sole stockholder of Palmyra Saving.

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS


     SUBSCRIPTION OFFERING. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering.
The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at Palmyra Saving as of June 30, 1997 will receive nontransferable subscription rights to subscribe for up to the greater of $60,000 of common stock, which equals 6,000 shares , one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one , to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing eligible account holders. Subscription rights received by officers and directors in this category based on their

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increased deposits in Palmyra Saving in the one year period preceding June 30,
1997 are subordinated to the subscription rights of other eligible account holders.

     Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 8% of the shares of common stock issued in the conversion. The plan intends to purchase 8% of the shares of common stock issued in the conversion. In the event the number of shares offered in the conversion is increased , the plan shall have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from PFSB Bancorp.


     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of December 31, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of $60,000 of common stock, which equals 6,000 shares , one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing supplemental eligible account holders.

     Category 4: Other Members. Each depositor of Palmyra Saving as of January 31, 1999 and each borrower with a loan outstanding on June 1, 1995 which continues to be outstanding as of January 31, 1999 will receive nontransferable subscription rights to purchase up to $60,000 of common stock, which equals 6,000 shares, in the conversion to the extent shares are available following subscriptions by eligible account holders, Palmyra Saving's employee
stock ownership plan  and supplemental eligible account holders.   If there is
an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON MAY FORFEIT THOSE RIGHTS AND MAY FACE POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF THE SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF PALMYRA SAVING AND PFSB BANCORP.

     PFSB Bancorp and Palmyra Saving will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Central Time, on the March 16, 1999, whether or not Palmyra Saving has been able to locate each person entitled to subscription rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY PALMYRA SAVING AFTER THAT TIME WILL NOT BE ACCEPTED. The subscription offering may be extended by PFSB

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Bancorp and Palmyra Saving up to April 5, 1999 without the regulatory's approval. Office of Thrift Supervision regulations require that PFSB Bancorp complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and the syndicated community offerings are not completed within that period all funds received will be promptly returned with interest at Palmyra Saving's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by PFSB Bancorp from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

     DIRECT COMMUNITY OFFERING. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by PFSB Bancorp to certain members of the general public in a direct community offering, with preference given to natural persons and trusts of natural persons residing in Marion, Lewis and Clark Counties, Missouri. Purchasers in the direct community offering are eligible to purchase up to $60,000 of common stock, which equals 6,000 shares. If not enough shares are available to fill orders in the direct community offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The direct community offering, if held, may be concurrent with, during or promptly after the subscription offering. The direct community offering may terminate on or at any time subsequent to 12 Noon, Central Time, on March 16, 1999, but no later than 45 days after the close of the subscription offering, unless extended by PFSB Bancorp and Palmyra Saving , with approval of the Office of Thrift Supervision. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by PFSB Bancorp from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. PFSB BANCORP AND PALMYRA SAVING HAVE THE ABSOLUTE RIGHT TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY ORDERS TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. PFSB BANCORP PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION.

     If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

     SYNDICATED COMMUNITY OFFERING. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities acting as agent of PFSB Bancorp. PFSB BANCORP AND PALMYRA SAVING HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the syndicated community offering.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "-- Stock Pricing and Number of Shares to Be Issued." No person will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $40,000 (4,000 shares) of common stock. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated

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

Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

     Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with PFSB Bancorp as of a certain date for the purchase of shares. When and if Trident Securities and PFSB
Bancorp believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, Trident Securities will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that PFSB Bancorp established for each selected dealer. Each customer's funds so forwarded to PFSB Bancorp, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by PFSB Bancorp from selected dealers, funds will earn interest at Palmyra Saving's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by PFSB Bancorp and Palmyra Saving, with approval of the Office of Thrift Supervision.

     If Palmyra Saving is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Palmyra Saving, if feasible. Any other arrangements must be approved by the Office of Thrift Supervision. The Office of Thrift Supervision may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the members approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Office of Thrift Supervision has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by PFSB Bancorp from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest or withdrawal authorizations will be canceled.

     PERSONS IN NON-QUALIFIED STATES. PFSB Bancorp and Palmyra Saving will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, PFSB Bancorp and Palmyra Saving are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which a small number of persons otherwise eligible to subscribe for shares of common stock reside in the state or PFSB Bancorp or Palmyra Saving determines that compliance with

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the securities laws of the state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that PFSB Bancorp and Palmyra Saving or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state. Where the number of persons eligible to subscribe for shares in one state is small, PFSB Bancorp and Palmyra Saving will base their decision as to whether or not to offer the common stock in the state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state, and of actually registering or qualifying the shares, or the need to register PFSB Bancorp, its officers, directors or employees as brokers, dealers or salesmen.

PLAN OF DISTRIBUTION FOR THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     Palmyra Saving and PFSB Bancorp have retained Trident Securities to consult with and advise Palmyra Saving and to assist Palmyra Saving and PFSB Bancorp, on a best efforts basis, in the distribution of shares in the offering. Trident Securities is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Trident Securities will assist Palmyra Saving in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Palmyra Saving as placement agent on a best efforts basis in the sale of the common stock in the direct community offering if one is held; conducting training sessions with directors, officers and employees of Palmyra Saving regarding the conversion process; and assisting in the establishment and supervision of Palmyra Saving's stock information center and, with management's input, will train Palmyra Saving's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

     Based upon negotiations between Trident Securities on the one hand and PFSB Bancorp and Palmyra Saving on the other hand concerning fee structure, Trident Securities will receive a fixed management fee of $135,000. Trident Securities and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by PFSB Bancorp and Palmyra Saving to reflect market requirements at the time of the allocation of shares in the syndicated community offering. Fees and commissions paid to Trident Securities and to any selected dealers may be deemed to be underwriting fees, and Trident Securities and the selected dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $12,500 and its legal fees not to exceed $30,000. Trident Securities has received an advance of $10,000 towards its reimbursable expenses. For additional information, see "-- Stock Pricing and Number of Shares to Be Issued" and "Use of Proceeds."

      With certain limitations, PFSB Bancorp and Palmyra Saving have also agreed to indemnify Trident Securities against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

DESCRIPTION OF SALES ACTIVITIES

     The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at Palmyra Saving's stock information center at its main office facility. The stock information center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Trident Securities employees will be working at the stock information center.


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


Employees of Trident Securities will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of Palmyra Saving may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Palmyra Saving may answer questions regarding the business of Palmyra Saving when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives.
The management and employees of PFSB Bancorp and Palmyra Saving have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of Palmyra Saving or PFSB Bancorp will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of Palmyra Saving's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Palmyra Saving's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERINGS

     To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with Palmyra Saving, must be received by Palmyra Saving by 12:00 Noon, Central Time, on March 16, 1999. Order forms that are not received by that time or are executed defectively or are received without full payment or without appropriate withdrawal instructions are not required to be accepted. PFSB Bancorp and Palmyra Saving have the right to waive or permit the correction of incomplete or improperly
executed order forms, but do not represent that they will do so.   Under the
plan of conversion, the interpretation by PFSB Bancorp and Palmyra Saving of the terms and conditions of the plan of conversion and of the order form will be final. In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by Palmyra Saving prior to the time the direct community offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed order form may not be modified, amended or rescinded without the consent of Palmyra Saving unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

     In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities,

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


they must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account could result in fewer shares allocated if there is an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made in cash if delivered in person at Palmyra Saving's stock information center; by check, bank draft, or money order; or by authorization of withdrawal from deposit accounts maintained with Palmyra Saving. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Palmyra Saving's passbook rate from the date payment is received at the stock information center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes Palmyra Saving to withdraw the amount of the aggregate purchase price from his or her deposit account, Palmyra Saving will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Palmyra Saving will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Palmyra Saving's passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price after the conversion, provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or PFSB Bancorp to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts maintained in Palmyra Saving do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed individual retirement account. Since Palmyra Saving does not offer those accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase PFSB Bancorp's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Palmyra Saving now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Palmyra Saving to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, federal laws and

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


regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address as may be specified in properly completed order forms or to the last address of the persons appearing on the records of Palmyra Saving as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY PURCHASED UNTIL CERTIFICATES FOR THE COMMON STOCK ARE AVAILABLE AND DELIVERED TO THEM, EVEN THOUGH TRADING OF THE COMMON STOCK MAY HAVE BEGUN.

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. Palmyra Saving will accept for processing only orders submitted on original order forms. Palmyra Saving is not obligated to accept orders submitted on photocopied or telecopied order forms. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of PFSB Bancorp and Palmyra Saving as converted, as determined by an independent appraisal. Palmyra Saving and PFSB Bancorp have retained RP Financial to prepare an appraisal of the pro forma market value of PFSB Bancorp and Palmyra Saving as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $25,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Palmyra Saving has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.


     RP Financial has prepared an appraisal of the estimated pro forma market value of PFSB Bancorp and Palmyra Saving as converted taking into account the formation of PFSB Bancorp as PFSB Bancorp for Palmyra Saving. For its analysis, RP Financial undertook substantial investigations to learn about Palmyra Saving's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed Palmyra Saving's Form AC Application for Approval of Conversion and PFSB Bancorp's Form SB-2 Registration Statement. Furthermore, RP Financial visited Palmyra Saving's facilities and had discussions with Palmyra Saving's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. No detailed individual analysis of the separate components of PFSB Bancorp's or Palmyra Saving's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of PFSB Bancorp and Palmyra Saving as converted, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. RP Financial placed the greatest emphasis on the Price/Earnings and Price Book methods in estimating pro forma market value. In applying these procedures,

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


RP Financial reviewed, among other factors, the economic make-up of Palmyra Saving's primary market area, Palmyra Saving's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to Palmyra Saving, the specific terms of the offering of PFSB Bancorp's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of PFSB Bancorp and Palmyra Saving as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of PFSB Bancorp after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of 8% of the common stock sold in the conversion and purchases in the open market by the management development and recognition plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, RP Financial has advised PFSB Bancorp and Palmyra Saving that, in its opinion, as of December 11, 1998 and updated as of January 22, 1999, the aggregate estimated pro forma market value of PFSB Bancorp and Palmyra Saving, as converted and, therefore, the common stock was within the valuation range of $5,525,000 to $7,475,000 with a midpoint of $6,500,000.
After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $5,525,000 to $7,475,000 with a midpoint of $6,500,000. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 552,500 and 747,500 with a midpoint of 650,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Palmyra Saving and PFSB Bancorp and Trident Securities, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock subsequent to the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by PFSB Bancorp at this time. The estimated valuation range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Palmyra Saving, regulatory guidelines or national or local economic conditions.

     RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of PFSB Bancorp and Palmyra Saving as converted, as of the close of the subscription offering.

     No sale of the shares will take place unless prior thereto RP Financial confirms to the Office of Thrift Supervision that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of PFSB Bancorp and Palmyra Saving as converted at the time of the sale. If, however, the facts do not justify that statement, the offering or other sale may be canceled, a new estimated valuation range and price per share set and new Subscription, Direct Community and syndicated community offerings held. Under circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds

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

returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more than 859,625 shares or less than 552,500 shares. If the total amount of shares issued is less than 552,500 or more than 859,625 (15% above the maximum of the estimated valuation range), for aggregate gross proceeds of less than $5,525,000 or more than $8,596,250, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of Palmyra Saving and PFSB Bancorp, if possible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents Palmyra Saving furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Palmyra Saving and PFSB Bancorp or independently value the assets or liabilities of PFSB Bancorp and Palmyra Saving. THE APPRAISAL BY RP FINANCIAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SHARES IN THE CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

LIMITATIONS ON PURCHASES OF SHARES

     The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

     1. The maximum purchase in the subscription offering by any person or group of persons through a single account is $60,000, which equals 6,000 shares;

     2. No person may purchase more than $60,000, which equals 6,000 shares, in the direct community offering; and

     3. The maximum purchase in the conversion by any person, related persons or persons acting in concert is $100,000, which equals 10,000 shares.


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




For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     Palmyra Saving's and PFSB Bancorp's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Palmyra Saving and PFSB Bancorp do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of PFSB Bancorp and Palmyra Saving may be, given the opportunity to increase their subscriptions accordingly, based on the rights and preferences of any person who has priority subscription rights.

     The term "acting in concert" is defined in the plan of conversion to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. PFSB BANCORP AND PALMYRA SAVING MAY PRESUME THAT CERTAIN PERSONS ARE ACTING IN CONCERT BASED UPON, AMONG OTHER THINGS, JOINT ACCOUNT RELATIONSHIPS AND THE FACT THAT PERSONS MAY HAVE FILED JOINT SCHEDULES 13D WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO OTHER COMPANIES.

     The term "associate" of a person is defined in the plan of conversion to mean any corporation or organization other than Palmyra Saving or a majority-owned subsidiary of Palmyra Saving of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Palmyra Saving or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by a corporation would be included with the number of shares which a person could purchase individually under the above limitations.

     The term "officer" is defined in the plan of conversion to mean an executive officer of Palmyra Saving, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Palmyra Saving and PFSB Bancorp and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

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RESTRICTIONS ON REPURCHASE OF STOCK


     Under Office of Thrift Supervision regulations, Office of Thrift Supervision-regulated savings associations and their holding companies may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except if an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision or the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the Office of Thrift Supervision, and if the Office of Thrift Supervision does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by PFSB Bancorp would be must meet these regulatory restrictions unless the Office of Thrift Supervision would provide otherwise.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS


     Shares of common stock purchased in the offering by directors and officers of PFSB Bancorp may not be sold for a period of one year following the conversion, except upon the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of PFSB Bancorp. Shares of common stock received by directors or officers through the employee stock ownership plan or the management development and recognition plan or upon exercise of options issued under the stock option plan or purchased subsequent to the conversion are free of this restriction. Accordingly, shares of common stock issued by PFSB Bancorp to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, PFSB Bancorp will give appropriate instructions to the transfer agent for PFSB Bancorp 's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.


     Purchases of outstanding shares of common stock of PFSB Bancorp by directors, executive officers, or any person who was an executive officer or director of Palmyra Saving after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of PFSB Bancorp's outstanding common stock or to the purchase of stock under the stock option plan.


     PFSB Bancorp has filed with the SEC a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of PFSB Bancorp may be resold without registration. Shares purchased by an affiliate of PFSB Bancorp will have resale restrictions under Rule 144 of the Securities Act. If PFSB Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of PFSB Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of PFSB Bancorp or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be

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made in the future by PFSB Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.


     Under guidelines of the NASD, members of the NASD and their associates face certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of the securities.


                  RESTRICTIONS ON ACQUISITION OF PFSB BANCORP


     The following discussion is a summary of certain provisions of federal law and regulations and Missouri corporate law, as well as the Articles of Incorporation and Bylaws of PFSB Bancorp, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of PFSB Bancorp contained in the Registration Statement filed with the SEC. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

CONVERSION REGULATIONS


     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of an offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed to acquire, hold or dispose of securities of an insured institution. However, offers made exclusively to an association or its holding company or an underwriter or member of a selling group acting on the converting institution's or its holding company behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution or its holding company.

CHANGE OF CONTROL REGULATIONS


     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires control becomes a "savings and loan holding company" under registration, examination and regulation by the Office of Thrift Supervision.


     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the

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institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquirer also meets any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to control determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of the institution, is not under a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that the acquisition would result in a monopoly or substantially lessen competition, the financial condition of the acquiring person might jeopardize the financial stability of the institution, or the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by the person.


ANTI-TAKEOVER PROVISIONS IN PFSB BANCORP'S ARTICLES OF INCORPORATION AND BYLAWS AND IN MISSOURI LAW


     A number of provisions of PFSB Bancorp's Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of PFSB Bancorp's Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent Board of Directors or management of PFSB Bancorp more difficult. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of PFSB Bancorp is necessarily general and reference should be made in each case to the Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "Where You Can Find More Information" as to where to obtain a copy of these documents.


     LIMITATION ON VOTING RIGHTS. The Articles of Incorporation of PFSB Bancorp provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock ("Limit") be entitled or permitted to any vote in respect of the shares held in excess of that percentage limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined under Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and includes shares beneficially owned by that person or any of his or her affiliates, shares which that person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which the person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by the employee stock ownership plan or directors, officers and employees of Palmyra Saving or Holding Company or shares that are associated with a revocable proxy and that are not otherwise beneficially, or deemed by PFSB Bancorp to be beneficially, owned by the person and his or her affiliates.

     BOARD OF DIRECTORS. The Board of Directors of PFSB Bancorp is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. PFSB Bancorp's Articles of Incorporation provides that the size of the Board shall be established in the Bylaws. The Bylaws currently set the number of directors at seven. The Articles of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of a majority of the directors then in office and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of PFSB Bancorp. The Articles of Incorporation of PFSB Bancorp provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of the holders' choice.


     CUMULATIVE VOTING; SPECIAL MEETINGS. The Bylaws do not provide for cumulative voting for any purpose. The Bylaws also provide that special meetings of stockholders of PFSB Bancorp may be called only by the President or by the Board of Directors of PFSB Bancorp.


     AUTHORIZED SHARES. The Articles of Incorporation authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide PFSB Bancorp's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of PFSB Bancorp. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of PFSB Bancorp, and thereby assist members of management to retain their positions. PFSB Bancorp's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of common stock upon exercise of stock options and in connection with the management development and recognition plan.


     STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS. The Articles of Incorporation requires the approval of the holders of at least 80% of PFSB Bancorp's outstanding shares of voting stock to approve certain "Business Combinations" involving a "Related Person" except in cases where the proposed transaction has been approved in advance by a majority of those members of PFSB Bancorp's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of PFSB Bancorp or an affiliate of that person or entity. This provision of the Articles of Incorporation applies to any "Business Combination," which is defined to include any merger or consolidation of PFSB Bancorp with or into any Related Person; any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of PFSB Bancorp or combined assets of PFSB Bancorp and its subsidiaries to a Related Person; any merger or consolidation of a Related Person with or into PFSB Bancorp or a subsidiary of PFSB Bancorp; any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to PFSB Bancorp or a subsidiary of PFSB Bancorp; the issuance of any securities of PFSB Bancorp or a subsidiary of PFSB Bancorp to a Related Person; the acquisition by PFSB Bancorp or a subsidiary of PFSB Bancorp of any securities of a Related Person; any reclassification of common stock of PFSB Bancorp or any recapitalization involving the common stock of PFSB Bancorp; or any agreement or other arrangement providing for any of the foregoing.


     Under Missouri law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, except for certain exceptions, be approved by the vote of the holders of two-thirds of the outstanding shares of common stock of PFSB Bancorp and any other affected class of stock. One exception under Missouri law to the majority approval requirement applies to stockholders owning 20% or more of the common stock of a corporation for a period of less than five years. A 20% stockholder, in order to obtain approval of a business combination, must obtain the approval of a majority of the outstanding stock, excluding the stock owned by a 20% stockholder, or satisfy other requirements under Missouri law relating to board of director approval of his or her acquisition of the shares of PFSB Bancorp. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent a merger or combination in the hands of a minority of stockholders.


     AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS. Amendments to PFSB Bancorp's Articles of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Articles of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by PFSB Bancorp and amendment of PFSB Bancorp's Bylaws and Articles of Incorporation. PFSB Bancorp's Bylaws may be amended by its Board of Directors, or by a vote of 66 2/3% of the total votes eligible to be voted at a duly constituted meeting of stockholders.


     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Bylaws of PFSB Bancorp require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 60 nor more than 90 days' advance notice to the Secretary of PFSB Bancorp; provided, however, that if less than 71 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice, to be timely, must be received no later than the close of business on the 10th day following the date on which notice was mailed to shareholders or other public disclosure was made. The notice provision requires a stockholder who desires to raise new business to provide certain information to PFSB Bancorp concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide PFSB Bancorp with certain information concerning the nominee and the proposing stockholder.


     PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF PFSB BANCORP'S ARTICLES OF INCORPORATION AND BYLAWS. The Board of Directors of Palmyra Saving believes that the provisions described above are prudent and will reduce PFSB Bancorp's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist PFSB Bancorp and Palmyra Saving in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Palmyra Saving and PFSB Bancorp and its stockholders. In the judgment of the Board of Directors, PFSB Bancorp's

Board will be in the best position to determine the true value of PFSB Bancorp and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of PFSB Bancorp and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of PFSB Bancorp and that these provisions will encourage negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of PFSB Bancorp and that is in the best interest of all stockholders.


     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of PFSB Bancorp for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of PFSB Bancorp's assets.


     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, these offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive PFSB Bancorp's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.


     Despite the belief of Palmyra Saving and PFSB Bancorp as to the benefits to stockholders of these provisions of PFSB Bancorp's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by PFSB Bancorp's Board, but where stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in a transaction may not have any opportunity to do so. These provisions will also render the removal of PFSB Bancorp's Board of Directors and of management more difficult. The Board of Directors of Palmyra Saving and PFSB Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.


     Following the conversion, if required by law, following the approval by stockholders, PFSB Bancorp may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Missouri business corporation.


     The cumulative effect of the restriction on acquisition of PFSB Bancorp contained in the Articles of Incorporation and Bylaws of PFSB Bancorp and in Federal and Missouri law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of PFSB Bancorp may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

                 DESCRIPTION OF CAPITAL STOCK OF PFSB BANCORP

GENERAL


     PFSB Bancorp is authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. PFSB Bancorp currently expects to issue up to 747,500 shares of common stock, unless increased to 859,625 shares of common stock sold. No shares of preferred stock will be issued in the conversion. Each share of PFSB Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.


     THE COMMON STOCK OF PFSB BANCORP WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK


     DIVIDENDS. PFSB Bancorp can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by PFSB Bancorp limited by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of common stock of PFSB Bancorp will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of PFSB Bancorp out of funds legally available therefor. If PFSB Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.


     VOTING RIGHTS. Upon conversion, the holders of common stock of PFSB Bancorp will possess exclusive voting rights in PFSB Bancorp. They will elect PFSB Bancorp's Board of Directors and act on other matters as are required to be presented to them under Missouri law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of PFSB Bancorp," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If PFSB Bancorp issues preferred stock, holders of PFSB Bancorp preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of PFSB Bancorp."


     As a federal mutual savings and loan association, corporate powers and control of Palmyra Saving are vested in its Board of Directors, who elect the officers of Palmyra Saving and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of Palmyra Saving, all of which will be owned by PFSB Bancorp, and voted at the direction of PFSB Bancorp's Board of Directors. Consequently, the holders of the common stock will not have direct control of Palmyra Saving.


     LIQUIDATION. If there is any liquidation, dissolution or winding up of Palmyra Saving, PFSB Bancorp, as holder of Palmyra Saving's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Palmyra Saving, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of Palmyra Saving available for distribution. Upon liquidation, dissolution or winding up of PFSB Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of PFSB Bancorp available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the common stock upon liquidation or dissolution.


     PREEMPTIVE RIGHTS; REDEMPTION. Holders of the common stock of PFSB Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

PREFERRED STOCK


     None of the shares of the authorized Holding Company preferred stock will be issued in the conversion and there are no plans to issue the preferred stock. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

RESTRICTIONS ON ACQUISITION


     Acquisitions of PFSB Bancorp are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "Regulation" and "Restrictions on Acquisition of PFSB Bancorp."


                           REGISTRATION REQUIREMENTS


     PFSB Bancorp has registered the common stock with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the that statute will apply.


                            LEGAL AND TAX OPINIONS


     The legality of the common stock has been passed upon for PFSB Bancorp by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the offering have been opined upon by Muldoon, Murphy & Faucette LLP and the Missouri tax consequences of the offering have been opined upon by Moore, Horton & Carlson, P.C. Muldoon, Murphy & Faucette LLP and Moore, Horton & Carlson, P.C. have consented to the references herein to their opinions. Certain legal matters will be passed upon for Trident Securities by Housley Kantarian & Bronstein, P.C., Washington, D.C.

                                    EXPERTS


     The consolidated financial statements of Palmyra Saving at September 30, 1998 and 1997 and for each of the years ended September 30, 1998 and 1997 included in this prospectus have been audited by Moore, Horton & Carlson, P.C., independent auditors, as stated in their report in the back of this prospectus, and have been so included in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to Palmyra Saving setting forth its opinion as to the estimated pro forma market value of PFSB Bancorp and Palmyra Saving as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing in this prospectus.

                             CHANGE IN ACCOUNTANTS


     Prior to the fiscal year ended September 30, 1998, Palmyra Saving's consolidated financial statements were audited by Wade, Stables, Schanbacher & Walker, P.C. The former accountant was dismissed and replaced by Moore, Horton & Carlson, P.C., which was engaged on August 20, 1998 and continues as the independent auditors of Palmyra Saving. The decision to change auditors was approved by the Board of Directors on August 20, 1998. Palmyra Saving's consolidated financial statements included in this Prospectus were audited by Moore, Horton & Carlson, P.C.


     For the fiscal years ended September 30, 1997 and 1996 and up to the date of the replacement of Palmyra Saving's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The independent auditors' report on the consolidated financial statements for the fiscal years ended September 30, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


                     WHERE YOU CAN FIND MORE INFORMATION


     PFSB Bancorp has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-69191) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. This information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Registration Statement also is available through the SEC's World Wide Web site on the Internet at http://www.sec.gov.


     Palmyra Saving has filed with the Office of Thrift Supervision an Application for Approval of Conversion, which includes proxy materials for Palmyra Saving's Special Meeting and certain other information. This prospectus omits certain information contained in that application. The application, including the proxy materials, exhibits and certain other information included in the Application, may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the office of the Regional Director of the Office of Thrift Supervision at the Midwest Regional Office of the Office of Thrift Supervision, 122 W. John Carpenter Freeway, Suite 600, Irving, Texas 75039.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                  PALMYRA SAVING & BUILDING ASSOCIATION, F.A.

                                                                                                         Page
                                                                                                         ----
Independent Auditors' Report..........................................................................    F-1

Consolidated Statements of Financial Condition  as of September 30, 1998 and 1997.....................    F-2

Consolidated Statements of Income for the Years Ended September 30, 1998 and 1997.....................     24

Consolidated Statements of Equity for the Years Ended September 30, 1998 and 1997.....................    F-3

Consolidated Statements of Cash Flows for the Years Ended September 30, 1998 and 1997.................    F-4

Notes to Consolidated Financial Statements............................................................    F-6

                                   *   *   *



     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.


     Separate financial statements for PFSB Bancorp have not been included in this prospectus because PFSB Bancorp, which has engaged in only organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                 [LETTERHEAD OF MOORE, HORTON & CARLSON, P.C.]


                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Palmyra Saving and Building Association, F.A.
Palmyra, Missouri

We have audited the accompanying consolidated statements of financial condition of Palmyra Saving and Building Association, F.A. ("Association") as of September 30, 1998 and 1997, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Association as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                               /s/ Moore, Horton & Carlson, P.C.


Mexico, Missouri
November 18, 1998

PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                     SEPTEMBER 30
                                                                                  1998          1997
                                                                              ------------  ------------
ASSETS

Cash (includes interest-bearing deposits of $1,003,689 and
 $878,254, respectively)                                                       $ 2,268,166  $ 2,145,689
Investment securities--Note B
  Available-for-sale, at fair value                                              7,086,677    8,508,981
  Held-to-maturity (fair value of $5,639,849 and $5,106,899, respectively)       5,589,029    5,093,378
Mortgage-backed securities held-to-maturity (fair value of $2,623,999
   and $2,870,571, respectively)--Note C                                         2,584,376    2,827,532
Stock in Federal Home Loan Bank of Des Moines ("FHLB")                             373,500      480,400
Loans receivable--Note D                                                        40,512,748   38,394,460
Accrued interest receivable--Note E                                                443,909      446,955
Premises and equipment--Note F                                                     562,365      491,251
Other assets                                                                        55,532       44,555
                                                                               -----------  -----------
TOTAL ASSETS                                                                   $59,476,302  $58,433,201
                                                                               ===========  ===========
LIABILITIES AND EQUITY
Liabilities
  Deposits--Note G                                                             $52,723,768  $51,411,814
  Advances from FHLB--Note H                                                       500,000    1,000,000
  Advances from borrowers for property taxes and insurance                          50,219       53,688
  Other liabilities                                                                154,338      252,208
                                                                               -----------  -----------
TOTAL LIABILITIES                                                              $53,428,325  $52,717,710

Commitments and contingencies--Note L and M

Equity--Notes I and J
  Retained earnings - substantially restricted                                   6,017,345    5,741,791
  Unrealized gain (loss) on securities, net of taxes                                30,632      (26,300)
                                                                               -----------  -----------
TOTAL EQUITY                                                                   $ 6,047,977  $ 5,715,491
                                                                               -----------  -----------
TOTAL LIABILITIES AND EQUITY                                                   $59,476,302  $58,433,201
                                                                               ===========  ===========

See accompanying notes to consolidated financial statements.

PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.

CONSOLIDATED STATEMENTS OF EQUITY

YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                     UNREALIZED
                                                                     GAIN (LOSS)
                                                                         ON
                                                          RETAINED   SECURITIES      TOTAL
                                                          EARNINGS   NET OF TAXES    EQUITY
                                                         ----------  ------------  ----------
Balance at September 30, 1996, as originally reported    $5,322,897   $(108,198)   $5,214,699
Prior-period adjustment--Note O                              87,000         ---        87,000
                                                         ----------   ---------    ----------
Balance as restated                                       5,409,897    (108,198)    5,301,699
Net income                                                  331,894         ---       331,894
Change in unrealized gain (loss) on securities                  ---      81,898        81,898
                                                         ----------   ---------    ----------
BALANCE AT SEPTEMBER 30, 1997                             5,741,791     (26,300)    5,715,491

Net income                                                  275,554         ---       275,554
Change in unrealized gain (loss) on securities                  ---      56,932        56,932
                                                         ----------   ---------    ----------
BALANCE AT SEPTEMBER 30, 1998                            $6,017,345   $  30,632    $6,047,977
                                                         ==========   =========    ==========

See accompanying notes to consolidated financial statements.

PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED SEPTEMBER 30
                                                           1998          1997
                                                       ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net income                                            $   276,027   $   331,894
 Adjustments to reconcile net income to net cash
  provided by operating activities
    Depreciation and amortization                           56,275        41,133
    Amortization of premiums and discounts                  (7,294)      (12,908)
    Loan fee amortization and payoffs                       (2,988)       (3,590)
    Provisions for loan losses                              25,000        20,813
    Deferred income taxes                                  (10,000)      (11,500)
    Loss on sale of investments                              2,056        14,015
    Change to assets and liabilities
     increasing (decreasing) cash flows
      Accrued interest receivable                            3,046        24,111
      Other assets                                         (10,977)       10,097
      Other liabilities                                   (121,465)      (55,672)
                                                       -----------   -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  209,680       358,393

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of investment securities,
   held-to-maturity                                     (2,994,688)   (1,845,000)
  Proceeds from maturities and calls of investment
    securities, held-to-maturity                         2,510,000     3,950,000
  Purchase of investment securities,
    available-for-sale                                  (3,993,213)   (3,094,813)
  Proceeds from maturities and calls of investment
   securities, available-for-sale                        5,500,000       950,000
  Purchase of mortgage-backed securities                  (374,863)          ---
  Principal collected on mortgage-backed securities        618,338       453,989
  Proceeds from redemption of FHLB stock                   106,900           ---
  Loans originated, net of repayments                      532,316      (172,945)
  Purchase of mortgage loans                            (2,787,237)   (1,103,683)
  Proceeds from sale of education loans                    114,148       124,247
  Purchase of premises and equipment                      (127,389)      (53,465)
  Net book value of premises and
    equipment disposals                                        ---        24,274
                                                       -----------   -----------
NET CASH USED IN INVESTING ACTIVITIES                     (895,688)     (767,396)


PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.



                                                YEAR ENDED SEPTEMBER 30
                                                  1998          1997
                                              ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Net increase in deposits                   $ 1,311,954    $   20,838
   Advances from FHLB
     Borrowings                                   500,000     1,000,000
     Repayments                                (1,000,000)     (200,000)
   Net increase (decrease) in advances for
    taxes and insurance                            (3,469)        2,115
                                              -----------    ----------
NET CASH PROVIDED BY
FINANCING ACTIVITIES                              808,485       822,953
                                              -----------    ----------
NET INCREASE IN CASH                              122,477       413,950
CASH, BEGINNING OF PERIOD                       2,145,689     1,731,739
                                              -----------    ----------
CASH, END OF PERIOD                           $ 2,268,166    $2,145,689
                                              ===========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION

  Cash paid for
    Interest on deposits                      $ 2,672,539    $2,620,334
                                              ===========    ==========

    Interest on FHLB advances                 $     9,422    $    4,833
                                              ===========    ==========

    Income tax (refund)                       $   284,174    $  (48,355)
                                              ===========    ==========


See accompanying notes to consolidated financial statements.

PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying reporting policies and practices of Palmyra Saving and Building Association, F.A. conform to generally accepted accounting principles ("GAAP") and to prevailing practices within the thrift industry. A summary of the more significant accounting policies follows:

NATURE OF OPERATIONS:  The Association provides a variety of financial services
--------------------
to individual and corporate customers through its headquarters located in Palmyra, Missouri and its branch locations in Canton and Kahoka, Missouri. The Association's primary deposit products are interest-bearing checking and savings accounts and certificates of deposit. Its primary lending products are one- to four-family residential loans.

PRINCIPLES OF CONSOLIDATION:  The consolidated financial statements include the
---------------------------
accounts of the Association and its wholly-owned subsidiary, PSA Service Corporation, whose activities consist principally of selling mortgage redemption insurance and safe deposit box rental to the Association's customers. Significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES:  Investment securities are classified as held-to-
---------------------
maturity, which are recorded at amortized cost, or available-for-sale. Securities designated as held-to-maturity are designated as such because the Association has the ability and the intent to hold these securities to maturity. Securities designated as available-for-sale, provide the investor with certain flexibility in managing its investment portfolio. Such securities are reported at fair value; net unrealized gains and losses are excluded from income and reported net of applicable income taxes as a separate component of equity.

Gains or losses on sales of securities are recognized in operations at the time of sale and are determined by the difference between the net sales proceeds and the cost of the securities using the specific identification method, adjusted for any unamortized premiums or discounts. Premiums or discounts are amortized or accreted to income using the interest method over the period to maturity.

MORTGAGE-BACKED SECURITIES:  Mortgage-backed securities represent participating
---------------------------
interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. These securities are recorded at amortized costs. Gains and losses on sales of mortgage-backed securities are recognized in operations at the time of sale and are determined by the difference between the net sales proceeds and the amortized costs of the securities using the specific identification method, adjusted for any unamortized premiums or discounts. Premiums or discounts are amortized or accreted to income using the interest method over the period to maturity.

STOCK IN FEDERAL HOME LOAN BANK OF DES MOINES:  Stock in the FHLB is stated at
---------------------------------------------
cost and the amount of stock held is determined by regulation. No ready market exists for such stock and it has no quoted market value.

LOANS RECEIVABLE:  Loans receivable are carried at unpaid principal balances,
----------------
less the allowance for loan losses and deferred loan origination fees. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized to interest income over the contractual life of the loan using the interest method.

The Association's real estate loan portfolio consists primarily of long-term loans secured by first trust deeds on single-family residences, other residential property, commercial property and land. The adjustable-rate mortgage is the Association's primary loan investment. Consumer loans consist principally of loans secured by savings deposits and insured education loans.

Mortgage loans are placed on nonaccrual status when principal or interest is delinquent for 90 days or more.

Uncollectible interest on loans is charged off or an allowance established by a charge to income equal to all interest previously accrued. Interest is subsequently recognized only to the extent cash payments are received until delinquent interest is paid in full and in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal in which case the loan is returned to accrual basis. Interest on consumer loans continues to accrue even if the loan is 90 days or more past due and is reversed when management determines the interest to be uncollectible.

ALLOWANCE FOR LOAN LOSSES:  The allowance for loan losses is maintained at a
-------------------------
level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

IMPAIRED LOANS:  The Association accounts for impaired loans in accordance with
--------------
Statement of Financial Accounting Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, an amendment of SFAS No. 114". These statements address the accounting by creditors for impairment of certain loans. They apply to all creditors and to all loans, uncollateralized as well as collateralized, except for large groups of small-balance homogeneous loans that are collectively evaluated for impairment, loans measured at fair value or at lower of cost or fair value, leases, and debt securities. The Association considers all one- to four-family residential mortgage loans, construction loans, and all consumer and other loans to be smaller homogeneous loans.

Management applies its normal loan review procedures in determining when a loan is impaired. All nonaccrual loans are considered impaired. Impaired loans are assessed individually and impairment identified when the accrual of interest has been discontinued, loans have been restructured or management has serious doubts about the future collectibility of principal and interest, even though the loans are currently performing. Factors considered in determining impairment include, but are not limited to, expected future cash flow, the financial condition of the borrower and current economic conditions. The Association measures each impaired loan based on the fair value of its collateral and charges off those loans or portions of loans deemed uncollectible. Management has elected to continue to use its existing nonaccrual methods for recognizing interest income on impaired loans.

PREMISES AND EQUIPMENT:  Premises and equipment have been stated at cost less
----------------------
accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the respective assets, which range from five to fifty years.

FORECLOSED REAL ESTATE:  Real estate acquired in settlement of loans is carried
----------------------
at the lower of the balance of the related loan at the time of foreclosure or fair value less the estimated costs to sell the asset. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements which are capitalized to the extent that carrying value does not exceed estimated fair market value.

INCOME TAXES:  Deferred tax assets and liabilities are recognized for the future
------------
tax consequences, attributable to differences between the financial statement carrying amounts of existing assets and labilities and their respective income tax bases. As changes in tax law or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

STATEMENTS OF CASH FLOWS:  For purposes of the cash flows, cash and amounts due
------------------------
from depository institutions and interest-bearing deposits in other banks with a maturity of three months or less at date of purchase are considered cash equivalents.

RISK AND UNCERTAINTIES:  The Association is a community-oriented financial
----------------------
institution which provides traditional financial services within the areas it serves. The Association is engaged primarily in the business of attracting deposits from the general public using these funds to originate one- to four-family residential mortgage loans located primarily in Northeastern Missouri. The Association's principal market area consists of rural communities and substantially all of the Association's loans are to residents of or secured by properties located in its principal lending area. Accordingly, the ultimate collectibility of the Association's loan portfolio is dependent upon market conditions in that area. This geographic concentration is considered in management's establishment of the allowance for loan losses.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the balance sheet dates and income and expenses for the periods covered. Actual results could differ significantly from these estimates and assumptions.

In the normal course of its business, the Association encounters two significant types of risk, economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Association is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more or less rapidly, or on a different basis, than its interest-earning assets. Credit risk is the risk of default on the Association's loan portfolio that results from the borrower's inability or unwillingness to make contractually required payments. Market risk results from changes in the value of assets and liabilities which may impact, favorably or unfavorably, the realizability of those assets and liabilities held by the Association.

The Association is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Association also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgements based on information available to them at the time of their examination.

NEW ACCOUNTING STANDARDS:  In June 1997, the Financial Accounting Standards
------------------------
Board ("FASB") issued SFAS No. 130, Reporting of Comprehensive Income and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income in a full set of general purpose financial statements. An enterprise shall continue to display an amount for net income but will also be required to display other comprehensive income, which includes other changes in equity. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

In February 1998, the FASB issued SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, to revise present disclosure requirements applicable to those benefits. Although the standard does not change the measurement or recognition requirements for postretirement benefit plans, it standardizes the disclosure requirements; requires additional information on changes in benefit obligations and fair values of plan assets; and eliminates certain present disclosure requirements.

SFAS Nos. 130, 131 and 132 are effective for fiscal years beginning after December 15, 1997 and, accordingly, will be adopted by the Association in the year ending September 30, 1999. Management does not expect that these standards will significantly affect the Association's financial reporting.

In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 standardizes the accounting for Derivative instruments, including certain derivative instruments embedded in other contracts, Under SFAS No. 133, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e. gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair values, cash flows or foreign currencies.

If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of the other comprehensive income (outside earnings) and subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness as well as the ineffective portion of the gain or loss is reported in earnings immediately. Accounting for foreign currency hedges is similar to the accounting for fair value and cash flow hedges. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in earnings in the period of change.

SFAS No. 133 is effective for the financial statements issued for periods beginning after June 15, 1999. The Association is currently evaluating the effects of SFAS No. 133.

In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage-Banking Enterprise. SFAS 134 amended SFAS No. 65, Accounting for Certain Mortgage Banking Activities and No. 115, Accounting for Certain Investments in Debt and Equity Securities for years beginning after December 15, 1998. The Association currently conducts no mortgage-banking activities.


NOTE B--INVESTMENT SECURITIES


                                                       GROSS UNREALIZED
                                         AMORTIZED   --------------------     FAIR
                                            COST        GAINS     LOSSES     VALUE
                                         ----------  -----------  -------  ----------
Available-for-sale:
   U.S. Government agency obligations
   September 30, 1998                    $7,037,978     $48,699    $   ---  $7,086,677
                                         ==========     =======    =======  ==========
   September 30, 1997                    $8,550,809     $19,936    $61,764  $8,508,981
                                         ==========     =======    =======  ==========

Held-to-Maturity:
   September 30, 1998
   U.S. Government agency obligations    $4,959,029     $35,900    $   ---  $4,994,929
   State and local obligations              630,000      14,920        ---     644,920
                                         ----------     -------    -------  ----------
                                         $5,589,029     $50,820    $   ---  $5,639,849
                                         ==========     =======    =======  ==========
   September 30, 1997
   U.S. Government agency obligations    $4,403,378     $20,080    $18,435  $4,405,023
   State and local obligations              690,000      11,876        ---     701,876
                                         ----------     -------    -------  ----------
                                         $5,093,378     $31,956    $18,435  $5,106,899
                                         ==========     =======    =======  ==========


The scheduled contractual maturities of debt securities at September 30, 1998, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                           AVAILABLE-FOR-SALE       HELD-TO-MATURITY
                                         ----------------------  ----------------------
                                         AMORTIZED      FAIR     AMORTIZED      FAIR
                                            COST       VALUE        COST       VALUE
                                         ----------  ----------  ----------  ----------
Amounts maturing:
   One year or less                      $      ---  $      ---  $  695,114  $  697,036
   After one year through five years      3,296,925   3,318,965   1,362,780   1,383,784
   After five years through ten years     3,741,053   3,767,712   3,531,135   3,559.029
                                         ----------  ----------  ----------  ----------
                                         $7,037,978  $7,086,677  $5,589,029  $5,639,849
                                         ==========  ==========  ==========  ==========

During 1998 and 1997, securities available-for-sale were called for redemption with proceeds of $2,300,000 and $200,000, respectively, resulting in gross realized losses of $3,670 and $1,180 in 1998 and 1997, respectively.

During 1998 and 1997, securities held-to-maturity were called for redemption with proceeds of $950,000 and $500,000, respectively, resulting in a gross realized gain of $1,614 in 1998 and a gross realized loss of $12,835 in 1997.

Investment securities were pledged to secure deposits as required or permitted by law, with an amortized cost of $1,399,344 and fair value of $1,407,749 at September 30, 1998.


NOTE C--MORTGAGE-BACKED SECURITIES

Mortgage-backed securities held-to-maturity consist of the following:

                                   GROSS UNREALIZED
                      AMORTIZED   ------------------     FAIR
                         COST       GAINS    LOSSES     VALUE
                      ----------  ---------  -------  ----------

September 30, 1998
   GNMA               $  460,807    $16,747  $   ---  $  477,554
   FNMA                1,522,667     14,856   11,135   1,526,388
   FHLMC                 572,339     21,264      ---     593,603
   SBA                    28,563        ---    2,109      26,454
                      ----------    -------  -------  ----------
                      $2,584,376    $52,867  $13,244  $2,623,999
                      ==========    =======  =======  ==========

September 30, 1997
   GNMA               $  583,162    $27,118  $   ---  $  610,280
   FNMA                1,380,429     12,646   21,317   1,371,758
   FHLMC                 803,687     25,534      ---     829,221
   SBA                    60,254        ---      942      59,312
                      ----------    -------  -------  ----------
                      $2,827,532    $65,298  $22,259  $2,870,571
                      ==========    =======  =======  ==========


The amortized cost and fair value of mortgage-backed securities at September 30, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.


                                        AMORTIZED      FAIR
                                           COST       VALUE
                                        ----------  ----------
Amounts maturing:
   After one year through five years    $  337,380  $  342,174
   After five through ten years             22,863      24,015
   After ten years                       2,224,133   2,257,810
                                        ----------  ----------
                                        $2,584,376  $2,623,999
                                        ==========  ==========


Mortgage-backed securities were pledged to secure deposits as required or permitted by law, with an amortized cost of $854,291 and fair value of $871,958 at September 30, 1998.


NOTE D--LOANS RECEIVABLE

Loans receivable consist of the following at September 30:


                                                   1998         1997
                                                -----------  -----------
Mortgage loans:
   One- to four-family residences               $36,801,348  $34,580,609
   Multi-family                                     806,042      958,167
   Commercial                                     2,072,984    1,833,741
   Construction                                     875,915    1,452,446
   Land                                             419,577      289,684
                                                -----------  -----------
                                                 40,975,866   39,114,647
  Less undisbursed portion of mortgage loans        592,430      898,685
                                                -----------  -----------
                                                 40,383,436   38,215,962
Consumer and other loans:
   Savings                                          305,287      303,853
   Education                                         97,975      123,720
   Other                                             10,237       13,100
                                                -----------  -----------
                                                    413,499      440,673
                                                -----------  -----------
                                                 40,796,935   38,656,635
Less:
   Net deferred loan-origination fees                 4,187        7,175
   Allowance for loan losses                        280,000      255,000
                                                -----------  -----------
                                                    284,187      262,175
                                                -----------  -----------
Loans receivable                                $40,512,748  $38,394,460
                                                ===========  ===========

In the normal course of business, the Association has made loans to its directors and officers. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of loans outstanding to directors, officers and employees total approximately $756,000 and $572,000 at September 30, 1998 and 1997, respectively.

The Association had loans serviced by others amounting to $8,568,593 and $8,410,910 at September 30, 1998 and 1997, respectively.

Allowance for loan losses are as follows:


                             YEAR ENDED SEPTEMBER 30
                             -----------------------
                                1998         1997
                             -----------  ----------
Balance, beginning of period    $255,000    $234,187
Provision for loan losses         25,000      20,813
                                --------    --------
BALANCE, END OF PERIOD          $280,000    $255,000
                                ========    ========


The recorded investment in impaired loans, for which there is no need for a valuation allowance based upon the measure of the loan's fair value of the underlying collateral at September 30, 1998 and 1997, was $-0- and $12,165, respectively. The average recorded investment in impaired loans during the year ended September 30, 1998 and 1997 was $12,165 and $130,772, respectively. The related interest income that would have been recorded had the loans been current in accordance with their original terms amounted to approximately $2,000 and $34,000 at September 30, 1998 and 1997, respectively. The amount of interest included in interest income on such loans for the year ended September 30, 1998 and 1997, amounted to approximately $-0- and $34,000, respectively.


NOTE E--ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consist of the following at September 30:


                                1998      1997
                              --------  --------

Loans                         $243,378  $234,682
Investments securities         181,689   191,005
Mortgage-backed securities      18,842    21,268
                              --------  --------
                              $443,909  $446,955
                              ========  ========


NOTE F--PREMISES AND EQUIPMENT


Premises and equipment consist of the following at September 30:


                                                     1998        1997
                                                  ----------  ----------

Land                                              $   82,132  $   82,132
Building and improvements                            569,052     580,651
Furniture and equipment                              380,078     353,579
                                                  ----------  ----------
                                                   1,031,262   1,016,362
Less accumulated depreciation and amortization       468,897     525,111
                                                  ----------  ----------
                                                  $  562,365  $  491,251
                                                  ==========  ==========

NOTE G--DEPOSITS

Deposit account balances are summarized as follows at September 30:


                              WEIGHTED
                             AVERAGE RATE                 1998                  1997
                            AT SEPTEMBER 30,     --------------------   ----------------------
                                 1998              AMOUNT       %         AMOUNT         %
                            ----------------     ----------  --------   -----------   --------
NOW                              2.53%            1,791,576     3.4      1,882,369       3.7
Money Market                     3.91             1,275,154     2.4      1,028,585       2.0
Passbook savings                 3.03             8,421,794    16.0      8,201,646      15.9
                                                -----------   -----    -----------     -----
                                 3.05            11,488,524    21.8     11,112,600      21.6

Certificates of deposit:
  4.00 to 4.99%                  4.74             3,148,195     6.0        444,405        .9
  5.00 to 5.99%                  5.46            30,808,573    58.4     24,478,037      47.6
  6.00 to 6.99%                  6.36             7,278,476    13.8     15,376,772      29.9
                                                -----------   -----    -----------     -----
                                 5.56            41,235,244    78.2     40,299,214      78.4
                                                -----------   -----    -----------     -----
                                 5.02%          $52,723,768   100.0%   $51,411,814     100.0%
                                 ====           ===========   =====    ===========     =====


The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $2,166,000 and $1,653,000 at September 30, 1998 and
1997, respectively.  Deposits over $100,000 are not federally insured.

The Association held deposits of approximately $1,649,000 and $1,556,000 for its directors, officers and employees at September, 1998 and 1997, respectively.

At September 30, 1998, contractual maturities of certificates of deposit are as follows:


   STATED                             YEAR ENDED SEPTEMBER 30
INTEREST RATE           1999        2000        2001        2002        2003
---------------  -----------  ----------  ----------  ----------  ----------
4.00 to 4.99%    $ 3,148,195  $      ---  $      ---  $      ---  $      ---
5.00 to 5.99%     19,108,800   3,685,099   5,724,534   1,039,357   1,250,783
6.00 to 6.99%         11,992   2,245,170   2,028,311   1,364,091   1,628,912
                 -----------  ----------  ----------  ----------  ----------
                 $22,268,987  $5,930,269  $7,752,845  $2,403,448  $2,879,695
                 ===========  ==========  ==========  ==========  ==========


Interest expense on deposits are as follows:


                              YEAR ENDED SEPTEMBER 30
                                 1998        1997
                              ----------  ----------
NOW, Money Market and
 Passbook savings accounts    $  328,833  $  342,098
Certificate accounts           2,341,025   2,277,827
                              ----------  ----------
                              $2,669,858  $2,619,925
                              ==========  ==========

NOTE H--ADVANCES FROM FEDERAL HOME LOAN BANK OF DES MOINES

Advances from FHLB, with weighted average interest rates and scheduled maturities, consist of the following at September 30:


                                               1998       1997
                                             --------  ----------
6.10% due on or before September 24, 1998    $    ---  $1,000,000
5.74% due on or before January 6, 1999        500,000         ---
                                             --------  ----------
                                             $500,000  $1,000,000
                                             ========  ==========


Maturities of FHLB advances are all due within one year.

The Association has signed a blanket pledge agreement with the FHLB under which it can draw advances of unspecified amounts. The Association must hold an unencumbered portfolio of eligible one- to four-family residential mortgages with a book value of not less than 150% of the indebtedness.

NOTE I--INCOME TAXES

Components of income tax expense are as follows:


                           YEAR ENDED SEPTEMBER 30
                             1998           1997
                           ---------      ---------

Current                    $159,000       $193,500
Deferred benefit            (10,000)       (11,500)
                           --------       --------
                           $149,000       $182,000
                           ========       ========


In addition, the Association recorded deferred income tax to equity relating to unrealized gains and losses on investment securities available-for-sale of $33,595 and $40,167 for the years ended September 30, 1998 and 1997, respectively.

The provision for income taxes as shown on the consolidated statements of income differs from amounts computed by applying the statutory federal income tax rate of 34% to income before taxes as follows:


                                                     YEAR ENDED SEPTEMBER 30
                                                      1998             1997
                                                -----------------------------------
Income tax expense at statutory rates           $144,348   34.0%  $174,724   34.0%
Increase (decrease) resulting from:
  State income taxes, net of federal benefit      14,414    3.4     17,190    3.3
  Tax exempt income, net of related expenses      (9,549)  (2.2)    (9,221)  (1.8)
  Other, net                                        (213)   (.1)      (693)   (.1)
                                                --------   ----   --------   ----
                                                $149,000   35.1%  $182,000   35.4%
                                                ========   ====   ========   ====


Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences which give rise to a significant portion of deferred tax assets and liabilities included in other liabilities at September 30 are as follows:


                                                       1998       1997
                                                     ---------  ---------
Deferred tax assets
 Allowance for loan losses                           $ 37,100   $ 15,000
 Deferred loan fees                                     1,600      2,600
 Unrealized loss on available-for-sale securities         ---     15,528
Deferred tax liabilities
 Depreciation                                         (35,030)   (23,965)
 FHLB stock dividend                                  (45,200)   (45,200)
 Unrealized gain on available-for-sale securities     (18,067)       ---
                                                     --------   --------
NET DEFERRED TAX LIABILITY                           $(59,597)  $(36,037)
                                                     ========   ========

During 1996, the Small Business Job Protection Act (the "Act") was signed into law. The Act eliminated the percentage of taxable income bad debt deductions for thrift institutions for tax years beginning after December 31, 1995. The Act provides that bad debt reserves accumulated prior to 1988 be exempt from recapture. Bad debt reserves accumulated after 1987 are subject to recapture over a six year period. The Association has provided for deferred income taxes for the reserve recapture after 1987; therefore the impact of this legislation will not have a material effect on the Association's financial statements.

Prior to the enactment of the Act, the Association at September 30, 1998, accumulated approximately $1,053,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for income tax purposes only. If any of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to income tax at the current corporate rates.


NOTE J--REGULATORY CAPITAL REQUIREMENTS

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Association capital amounts and classification are also subject to qualitative judgement by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to insure capital adequacy require the Association to maintain minimum amounts and ratios (set forth below) of total and Tier I capital to risk-weighted assets, and Tier I capital to average assets (all as defined in the regulations). Management believes, as of September 30, 1998, that the Association meets all capital adequacy requirements to which it is subject.

Based on its regulatory capital ratios at September 30, 1998, the Association is categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Association must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Association's actual capital amounts and ratios also presented in the table.

                                                                                                             TO BE WELL
                                                                                                          CAPITALIZED UNDER
                                                                       FOR CAPITAL                        PROMPT CORRECTIVE
                                      ACTUAL                        ADEQUACY PURPOSES                     ACTION PROVISIONS
                                 -----------------                  ------------------                   ------------------
                                  AMOUNT     RATIO                   AMOUNT    RATIO                      AMOUNT    RATIO
                                 ------------------------------------------------------------------------------------------
                                                             (DOLLARS IN THOUSANDS)
As of September 30, 1998
   Total Risk-Based Capital                          (greater than                       (greater than
    (to Risk Weighted Assets)      $6,297    22.30%    or equal to)   2,259       8.0%     or equal to)     2,824    10.0%
   Tier 1 Capital                                    (greater than                       (greater than
    (to Risk Weighted Assets        6,017    21.31     or equal to)   1,130       4.0      or equal to)     3,566     6.0
   Tier 1 Capital                                    (greater than                       (greater than
    (to Adjusted Assets)            6,017    10.13     or equal to)   1,783       3.0      or equal to)     2,971     5.0
   Tangible Capital                                  (greater than                       (greater than
    (to Adjusted Assets)            6,017    10.13     or equal to)     891       1.5      or equal to)       N/A     N/A


                                                                                                             TO BE WELL
                                                                                                          CAPITALIZED UNDER
                                                                       FOR CAPITAL                        PROMPT CORRECTIVE
                                      ACTUAL                        ADEQUACY PURPOSES                     ACTION PROVISIONS
                                 -----------------                  ------------------                   ------------------
                                  AMOUNT     RATIO                   AMOUNT    RATIO                      AMOUNT    RATIO
                                 ------------------------------------------------------------------------------------------
                                                     (DOLLARS IN THOUSANDS)
As of September 30, 1997
   Total Risk-Based Capital                          (greater than                       (greater than
    (to Risk Weighted Assets)      $5,997    22.25%    or equal to)   2,156       8.0%     or equal to)     2,695    10.0%
   Tier 1 Capital                                    (greater than                       (greater than
    (to Risk Weighted Assets        5,742    21.30     or equal to)   1,078       4.0      or equal to)     3,509     6.0
   Tier 1 Capital                                    (greater than                       (greater than
    (to Adjusted Assets)            5,742     9.82     or equal to)   1,754       3.0      or equal to)     2,924     5.0
   Tangible Capital                                  (greater than                       (greater than
    (to Adjusted Assets)            5,742     9.82     or equal to)     877       1.5      or equal to)       N/A     N/A


Reconciliation of equity and regulatory risk-based capital is as follows at September 30:

                                                           1998           1997
                                                         -----------------------
                                                          (Dollars in thousands)
Equity                                                    $6,048         $5,716
Less unrealized gain (loss) on securities, net of taxes       31            (26)
Add general valuation allowance                              280            225
                                                          ------         ------
Regulatory risk-based capital                             $6,297         $5,997
                                                          ======         ======

NOTE K--EMPLOYEE BENEFITS

The Association has a 401(k) salary reduction plan that covers all employees meeting specific age and length of service requirements. Under the plan, the Association matches participant contributions at the rate of 50% up to 4% of the participants' annual compensation. Pension costs recognized under the plan totalled $8,903, and $8,660 for the years ended September 30, 1998 and 1997, respectively.


NOTE L--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet customer financing needs. These financial instruments consist principally of commitments to extend credit. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Association's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. The Association does not generally require collateral or other security on unfunded loan commitments until such time that loans are funded.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The Association evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the counterparty. Such collateral consists primarily of residential properties.

The Association had the following outstanding commitments at September 30, 1998:

Undisbursed portion of mortgage loans                                              $  592,430
Commitments to originate mortgage loans with variable or pending interest rates       502,700
Commitments to originate mortgage loans with fixed interest rates ranging
 from 7.00% to 7.50%                                                                  126,750
Undisbursed portion of nonmortgage loans                                               27,847
                                                                                   ----------
TOTAL                                                                              $1,249,727
                                                                                   ==========

NOTE L--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK - CONT'D


At September 30, 1998, the Association had amounts on deposit at banks and federal agencies in excess of federally insured limits of approximately $2,245,000.


NOTE M--PLAN OF CONVERSION

On September 24, 1998, the Association's Board of Directors adopted a plan of conversion ("Plan") to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank, subject to approval by the Associations' members. The Plan, which includes the formation of a Holding Bank, is subject to approval by the OTS and includes the filing of a registration statement with the Securities and Exchange Commission.

The Plan is expected to be accomplished by the sale of common stock of the Holding Bank and the acquisition of all of the capital stock of the Association by the Holding Bank in exchange for a portion of the net proceeds of the conversion. The Holding Bank's common stock will be offered to various eligible account holders, to the Association's Employee Stock Ownership Plan, to other supplemental eligible depositors and to other members of the Association in a subscription offering. Shares of the Holding Bank's common stock not subscribed for in the subscription offering, if any, may be offered for sale in a community offering, as determined by the Board of Directors of the Association.

At the time of conversion, the Association will establish a liquidation account in an amount equal to its retained earnings as reflected in the latest statement of financial condition used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders (collectively,"eligible depositors") who continue to maintain their deposit accounts in the Association after conversion. In the event of a complete liquidation of the Association (and only in such event), eligible depositors who continue to maintain accounts shall be entitled to receive distribution from the liquidation account before any liquidation may be made with respect to common stock.

The Association may not declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by the OTS.

Conversion costs will be deducted from the proceeds of sale of common stock and recorded as a reduction to equity. If the conversion is not completed, all costs will be charged to expense. As of September 30, 1998, the Association has incurred costs related to the conversion of $18,655.


NOTE N--FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No, 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of estimated fair value for financial instruments held by the Association. Fair value estimates of the Association's financial instruments as of September 30, 1998 and 1997, including methods and assumptions utilized, are set forth below.

The following methods and assumptions were used by the Association in estimating fair values of financial instruments as disclosed herein.

Cash and due from depository institutions: The carrying amounts approximate fair value.

Investment and mortgage-backed securities: Fair value is determined by reference to quoted market prices.

Stock in FHLB: This stock is a restricted asset and its carrying value is a reasonable estimate of fair value.

Loans receivable: The fair value of fixed rate first mortgage loans is estimated by using discounted cash flow analyses, using interest rates currently offered by the Association for loans with similar terms to borrowers of similar credit quality. The carrying value of variable rate first mortgage loans approximate fair value. The fair value of consumer loans is calculated by using the discounted cash flow based upon the current market for like instruments. Fair values for impaired loans are estimated using discounted cash flow analyses.

Accrued interest receivable:  The carrying value approximates fair value.

Transaction deposits: Transaction deposits, payable on demand or with maturities of 90 days or less, have a fair value equal to book value.

Certificates of deposit: The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar maturities.

Advances from borrowers for taxes and insurance: The carrying value approximates fair value.

All other liabilities:  The carrying value approximates fair value.

Off-balance sheet instruments: The fair value of a loan commitment and a letter of credit is determined based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present credit worthiness of the counterparties. Neither the fees earned during the year on these instruments nor their value at year-end are significant to the Association's consolidated financial position.

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. The valuation techniques employed above involve uncertainties and are affected by assumptions used and judgements regarding prepayments, credit risk, discount rates, cash flows and other factors. Changes in assumptions could significantly affect the reported fair value.

In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Also, the fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market. The amounts at September 30, 1998 and 1997, are as follows:

                                                         1998              1997
                                                 ------------------ -----------------
                                                 CARRYING   FAIR    CARRYING   FAIR
                                                  AMOUNT    VALUE    AMOUNT    VALUE
                                                 --------  -------- --------  -------
                                                        (DOLLARS IN THOUSANDS)
ASSETS

 Cash and due from depository institutions        $ 2,268   $ 2,268  $ 2,146  $ 2,146
 Investment securities - Available for sale         7,087     7,087    8,509    8,509
 Investment securities - Held-to-maturity           5,589     5,640    5,093    5,107
 Mortgage-backed securities - Held-to-maturity      2,584     2,624    2,828    2,871
 Stock in FHLB                                        374       374      480      480
 Loans receivable, net                             40,513    40,522   38,394   38,398
 Accrued interest receivable                          444       444      447      447

LIABILITIES

 Transaction accounts                              11,489    11,489   11,113   11,113
 Certificates of deposit                           41,235    41,365   40,299   40,403
 Advances from Federal Home Loan Bank                 500       500    1,000    1,000
 Advances from borrowers for property taxes
  and insurance                                        50        50       54       54


NOTE O--PRIOR-PERIOD ADJUSTMENT

The Association retroactively changed its method of computing deferred income taxes to include the allowances for loan losses as a component of deferred income taxes. The effect of this adjustment was to record a deferred income tax asset and an increase in equity of $87,000.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, that such other information or representation must not be relied upon as having been authorized by PFSB Bancorp, Inc. or Palmyra Saving and Building Association, F.A. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such those jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of PFSB Bancorp, Inc. or Palmyra Saving and Building Association, F.A. since any of the dates as of which information is furnished herein or since the date hereof.



                         [Logo for PFSB Bancorp, Inc.]



                         (Proposed Holding Company for
                Palmyra Saving and Building Association, F.A.,
                        to be known as Palmyra Savings)



                   637,500 to 862,500 Shares of Common Stock


                               ----------------

                                  Prospectus

                               ----------------



                           TRIDENT SECURITIES, INC.



                                ______ __, 1999



Until the later of May 20, 1999, or 90 days after commencement of the syndicated community offering of Common Stock, if any, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

In accordance with the General and Business Corporations Law of the State of Missouri (being Chapter 351 of the Missouri Statutes), Article IX of the Registrant's Articles of Incorporation provide as follows:

                          ARTICLE IX - INDEMNIFICATION

  9.1 The Corporation shall and does hereby indemnify any person who is or was a Director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however,, that no such
                                           --------  --------
person shall be entitled to any indemnification pursuant to this Article IX on account of (i) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

  9.2 The Corporation may, to the extent that the Board of Directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however,
                                                          --------  -------
that no such person shall be entitled to any indemnification pursuant to this
Section 9.2 on account of (i) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

  9.3 The Corporation may, to the extent that the Board of Directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however,
                                                              --------  -------
that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

  9.4 The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested Directors or otherwise), may be entitled. The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as Director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

  9.5 Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person's heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX. The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

  Any indemnification granted by the Board of Directors pursuant this Article IX shall inure to the person to whom the indemnification is granted and such person's heirs, executors, administrators and estate; provided however, that
                                                      -------- -------
such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the Board of Directors, and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.

  9.6 For the purposes of this Article IX, "subsidiary" shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

Item 25. Other Expenses of Issuance and Distribution.


     SEC filing(1).....................................  $  2,758
     OTS filing fee....................................     8,400
     NASD filing fee(1)................................     1,490
     Printing, postage and mailing.....................    75,000
     Legal fees and expenses (including underwriter's
         counsel)......................................   160,000
     Accounting fees and expenses......................    70,000
     Appraisers' fees and expenses (including
         business plan)................................    30,000
     Marketing fees and selling commissions............   135,000
     Underwriter's expenses............................    12,500
     Conversion agent fees and expenses................     5,000
     Certificate printing..............................     1,500
     Miscellaneous.....................................    28,352
                                                         --------
     TOTAL.............................................  $535,000
                                                         ========

______________________
(1) Unless otherwise noted, based upon the registration and issuance of 991,875 shares at $10.00 per share.


Item 26.    Recent Sales of Unregistered Securities.

None.

Item 27.  Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:


(a) List of Exhibits (filed herewith unless otherwise noted)
1.1     Engagement Letter between Palmyra Saving and Building Association, F.A.
        and Trident Securities, Inc.*
1.2     Draft Form of Agency Agreement*
2.0     Amended Plan of Conversion (including the Stock Charter and Bylaws of
        Palmyra Savings)*
3.1     Articles of Incorporation of PFSB Bancorp, Inc.*
3.2     Bylaws of PFSB Bancorp, Inc.*
3.3     Stock Charter and Bylaws of Palmyra Savings
        (See Exhibit 2.0 hereto)*
4.0     Draft Stock Certificate of PFSB Bancorp, Inc.*
5.0     Opinion of Muldoon, Murphy & Faucette LLP re: legality*
8.1     Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters*
8.2     Opinion of Moore, Horton & Carlson, P.C. re:  State Tax Matters*
10.1    Form of Palmyra Savings Employee Stock Ownership Plan and Trust
        Agreement *
10.2    Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.3    Form of Palmyra Savings and PFSB Bancorp, Inc. Employment Agreement *
10.4    Form of Palmyra Savings Employee Severance Compensation Plan *
16.0    Letter on change in certifying accountant *
23.1    Consent of Muldoon, Murphy & Faucette LLP*
23.2    Consent of Moore, Horton & Carlson, P.C.
23.4    Consent and Subscription Rights Opinion of R.P. Financial, LC.*
24.1    Powers of Attorney *
24.2    Corporate Resolution re: Registration Statement execution and filing*
27.0    Financial Data Schedule *
99.1    Appraisal Report of R.P. Financial, LC. (P)
99.2    Appraisal Update Report of R.P. Financial, LC (P)
99.3    Marketing Materials*

--------------------------------------

* Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.

Item 28.  Undertakings.

    The small business issuer will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amended Registration Statement to be signed on its behalf by the undersigned, in the City of Palmyra, State of Missouri, on February 11, 1999.

PFSB Bancorp, Inc.


By:  /S/ Eldon R. Mette
     ----------------------------------------
     Eldon R. Mette
     President and Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


   Name                    Title                              Date
   ----                    -----                              ----


/s/ Eldon R. Mette         President and Director              February 11, 1999
-----------------------    (principal executive
Eldon R. Mette             officer)


/s/ Ronald L. Nelson       Vice President, Secretary           February 11, 1999
-----------------------    and Treasurer
Ronald L. Nelson           (principal accounting and
                           financial officer)


*                          Chairman of the Board
-----------------------
L. Edward Schaeffer


*                          Director
-----------------------
Glenn J. Maddox


*                          Director
-----------------------
Albert E. Davis


*                          Director
-----------------------
Robert M. Dearing


*                          Director
-----------------------
James D. Lovegreen


*                          Director
-----------------------
Donald L. Slavin

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for PFSB Bancorp, Inc. on December 18, 1998.


/s/ Eldon R. Mette          President and Director         February 11, 1999
--------------------
Eldon R. Mette

                               TABLE OF CONTENTS

           List of Exhibits (filed herewith unless otherwise noted)

The exhibits filed as a part of this Registration Statement are as follows:


(a) List of Exhibits (filed herewith unless otherwise noted)

1.1     Engagement Letter between Palmyra Saving and Building Association, F.A.
          and Trident Securities, Inc.*
1.2     Draft Form of Agency Agreement*
2.0     Amended Plan of Conversion (including the Stock Charter and Bylaws of
          Palmyra Savings)*
3.1     Articles of Incorporation of PFSB Bancorp, Inc.*
3.2     Bylaws of PFSB Bancorp, Inc.*
3.3     Stock Charter and Bylaws of Palmyra Savings
        (See Exhibit 2.0 hereto)*
4.0     Draft Stock Certificate of PFSB Bancorp, Inc.*
5.0     Opinion of Muldoon, Murphy & Faucette LLP re: legality*
8.1     Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters*
8.2     Opinion of Moore, Horton & Carlson, P.C. re:  State Tax Matters*
10.1    Form of Palmyra Savings Employee Stock Ownership Plan and Trust
          Agreement *
10.2    Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.3    Form of Palmyra Savings and PFSB Bancorp, Inc. Employment Agreement *
10.4    Form of Palmyra Savings Employee Severance Compensation Plan *
16.0    Letter on change in certifying accountant *
23.1    Consent of Muldoon, Murphy & Faucette LLP *
23.2    Consent of Moore, Horton & Carlson, P.C.
23.4    Consent and Subscription Rights Opinion of R.P. Financial, LC.*
24.1    Powers of Attorney *
24.2    Corporate Resolution re: Registration Statement execution and filing*
27.0    Financial Data Schedule *
99.1    Appraisal Report of R.P. Financial, LC. (P)
99.2    Updated Appraisal Report of R.P. Financial, LC (P)
99.3    Marketing Materials*

--------------------------------------

* Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.